UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐ ☒ ☐ ☐	Preliminary Proxy Statement Definitive Proxy Statement Definitive Additional Materials Soliciting Material Pursuant to § 240.14a-12	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Assurant, Inc.

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April 10, 2008

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Assurant, Inc. (“Assurant”). The meeting will be held on May 15, 2008 at 9:30 a.m. in the Chelsea Room at the Millenium Hilton located at 55 Church Street, New York, NY 10007. The formal notice and proxy statement for this meeting are attached to this letter.

We hope you attend the Annual Meeting. Even if you currently plan to attend the meeting, however, it is important that you sign, date and return your enclosed proxy card or vote by telephone or Internet, in the manner described on the proxy card, as soon as possible. You may still vote in person at the Annual Meeting if you desire by withdrawing your proxy, but returning your proxy card or voting by telephone or Internet now will assure that your vote is counted if your plans change and you become unable to attend.

Your vote is important, regardless of the number of shares you own. Please promptly submit your vote by telephone, Internet or mail. We urge you to indicate your approval by voting FOR each of the matters indicated in the notice and described in the proxy statement.

On behalf of the Board of Directors, we thank you for your assistance.

Sincerely,

Robert B. Pollock

President and Chief Executive Officer

Assurant

Assurant, Inc.

One Chase Manhattan Plaza

41st Floor

New York, NY 10005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 15, 2008

To the Stockholders of ASSURANT, INC.:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Assurant, Inc. (“Assurant”) will be held in the Chelsea Room at the Millenium Hilton, 55 Church Street, New York, NY 10007 on May 15, 2008 at 9:30 a.m., local time, for the following purposes:

1. To elect four persons to our Board of Directors;

2. To ratify the appointment of PricewaterhouseCoopers LLP as Assurant’s Independent Registered Public Accounting Firm for the year ending December 31, 2008;

3. To approve the Assurant, Inc. Executive Short Term Incentive Plan;

4. To approve the Assurant, Inc. Long Term Equity Incentive Plan; and

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

The proposals described above are more fully described in the accompanying proxy statement, which forms a part of this notice.

If you plan to attend the Annual Meeting, please notify the undersigned at the address set forth above so that appropriate preparations can be made.

The Board of Directors has fixed March 28, 2008 as the record date for the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. A list of those stockholders will be available for inspection at the offices of Assurant located at One Chase Manhattan Plaza, 41st Floor, New York, NY 10005 commencing at least ten days before the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy card or submit your vote by telephone or Internet, in the manner described on the enclosed proxy card. If you choose to return the enclosed proxy card via United States mail, a return envelope that requires no postage for mailing in the United States is enclosed for this purpose. If you are present at the Annual Meeting you may, if you wish, withdraw your proxy and vote in person. Thank you for your interest in and consideration of the proposals listed above.

By Order of the Board of Directors

Katherine Greenzang

Senior Vice President,

General Counsel and Secretary

April 10, 2008

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of

Stockholders to be held on May 15, 2008 at 9:30 a.m., local time.

The Assurant proxy statement and annual report are available at

http://bnymellon.mobular.net/bnymellon/aiz

EACH VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE PROMPTLY SUBMIT YOUR VOTE BY TELEPHONE, INTERNET OR MAIL, AS DESCRIBED ON THE ENCLOSED PROXY CARD.

i

ASSURANT, INC.

One Chase Manhattan Plaza

41st Floor

New York, NY 10005

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 15, 2008

This proxy statement is furnished to stockholders of Assurant, Inc. (which we sometimes refer to in this proxy statement as “Assurant” or the “Company”) in connection with the solicitation by the Board of Directors of Assurant of proxies to be voted at the 2008 Annual Meeting of Stockholders (the “Annual Meeting”) to be held in the Chelsea Room of the Millenium Hilton, 55 Church Street, New York, NY 10007 on May 15, 2008, at 9:30 a.m. or at any adjournment or postponement thereof. We expect to mail the proxy solicitation materials for the Annual Meeting on or about April 10, 2008.

The solicitation of proxies for the Annual Meeting is being made by telephone, Internet and mail. Officers, directors and employees of Assurant, none of whom will receive additional compensation therefor, may also solicit proxies by telephone or other personal or electronic contact. We have retained Mellon Investor Services LLC to assist in the solicitation of proxies for an estimated fee of $6,000 plus reimbursement of expenses. We will bear the cost of the solicitation of proxies, including postage, printing and handling, and will reimburse brokerage firms and other record holders of shares beneficially owned by others for their reasonable expenses incurred in forwarding solicitation material to beneficial owners of shares.

A stockholder may revoke his or her proxy at any time before it is voted by delivering a later dated, signed proxy or other written notice of revocation to the Corporate Secretary of Assurant. Any record holder of shares present at the Annual Meeting may also withdraw his or her proxy and vote in person on each matter brought before the Annual Meeting. All shares represented by properly signed and returned proxies in the accompanying form or those submitted by telephone or Internet, unless revoked, will be voted in accordance with the instructions given thereon. A properly executed proxy without specific voting instructions will be voted in favor of Proposals One, Two, Three and Four described in this proxy statement.

Only stockholders of record at the close of business on March 28, 2008, the record date for the Annual Meeting, will be entitled to notice of and to vote at the Annual Meeting or at any postponement or adjournment thereof. As of the close of business on that date, 118,182,463 shares of our common stock, par value $0.01 per share (the “Common Stock”), were outstanding. Stockholders will each be entitled to one vote per share of Common Stock held by them. In addition, on the record date, we had 11,160 shares of Preferred Stock, par value $1.00 per share (the “Preferred Stock”), outstanding and entitled to vote on all matters to be voted upon at the Annual Meeting. All shares of Preferred Stock are held of record by Robert S. DeLue and Rita DeLue, as trustees of The Robert S. and Rita DeLue 1995 Revocable Family Trust. The holders of Preferred Stock are entitled to one vote per share of Preferred Stock held by them and vote with the holders of Common Stock as a single class, and not as a separate class.

Votes cast in person or by proxy at the Annual Meeting will be tabulated by the inspector of elections appointed for the meeting. Pursuant to Assurant’s Bylaws and the Delaware General Corporation Law (the “DGCL”), the presence of the holders of shares representing a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, whether in person or by proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Under the DGCL, abstentions and “broker non-votes” will be treated as present for purposes of determining the presence of a quorum. Broker non-votes are proxies from brokers or nominees as to which such persons have not received instructions from the beneficial owners or other persons entitled to vote with respect to a matter on which the brokers or nominees do not have the discretionary power to vote.

The election of each of the director nominees under Proposal One requires that each director be elected by the holders of a plurality of the voting power present in person or represented by proxy and entitled to vote at the Annual Meeting. The approval of Proposals Two, Three and Four each requires the affirmative vote of the holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting. Abstentions are not considered “votes cast,” so they will be disregarded when calculating the votes cast for and against Proposal One, and therefore, will have no legal effect with respect to the vote on Proposal One. For purposes of determining approval of Proposals Two, Three and Four, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote “against” Proposals Two, Three or Four, as the case may be.

Assurant believes that the election of directors (Proposal One), the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2008 (Proposal Two) and the approval of the Executive Short Term Incentive Plan (Proposal Three) will be deemed to be discretionary matters and brokers will be permitted to vote uninstructed shares as to such matters. Assurant believes that the approval of the Long Term Equity Incentive Plan (Proposal Four) will be deemed a matter on which brokers will not have discretionary power to vote absent instructions from the beneficial owners or other persons entitled to vote with respect to the matter. If a broker or other record holder of shares returns a proxy card indicating it does not have discretionary authority to vote as to a particular matter (thus, a “broker non-vote”), those shares will not be counted as voting for or against the matter and will, therefore, have no legal effect on the voting for which the broker non-vote is indicated.

EXECUTIVE OFFICERS

The table below sets forth certain information, as of April 10, 2008, concerning each person deemed to be an Executive Officer of the Company. There are no arrangements or understandings between any Executive Officer and any other person pursuant to which the officer was selected.

Name	Age	Positions
Robert B. Pollock	53	President, Chief Executive Officer and Director

Philip Bruce Camacho	50	Executive Vice President and Chief Financial Officer

Michael J. Peninger	53	Executive Vice President and Interim Chief Financial Officer; President and Chief Executive Officer of Assurant Employee Benefits

Lesley Silvester	61	Executive Vice President

Jerome A. Atkinson	58	Executive Vice President and Chief Compliance Officer

Donald Hamm	53	Executive Vice President; President and Chief Executive Officer of Assurant Health

Gene Mergelmeyer	49	Executive Vice President; President and Chief Executive Officer of Assurant Specialty Property

S. Craig Lemasters	47	Executive Vice President; President and Chief Executive Officer of Assurant Solutions

John S. Roberts	52	Interim President and Chief Executive Officer of Assurant Employee Benefits

Christopher Pagano	44	Executive Vice President, Treasurer and Chief Investment Officer; President of Assurant Asset Management

Katherine Greenzang	44	Senior Vice President, General Counsel and Secretary

John A. Sondej	43	Senior Vice President, Controller and Principal Accounting Officer

Robert B. Pollock, President, Chief Executive Officer and Director. Biography available in the section entitled “DIRECTORS—Directors Continuing in Office”.

Philip Bruce Camacho, Executive Vice President and Chief Financial Officer. Mr. Camacho has been our Executive Vice President and Chief Financial Officer since July 2005. Prior to that, Mr. Camacho served as President of Assurant Solutions (which at the time included Assurant Specialty Property) from August 2000 to July 2005 and Chief Executive Officer of Assurant Solutions from January 2003 to July 2005. Prior to his appointment as President of Assurant Solutions, Mr. Camacho served as Executive Vice President for Sales and Marketing of Assurant Group (the predecessor of Assurant Solutions). Mr. Camacho joined American Bankers Insurance Group, a subsidiary of the Company, in 1990 as Vice President of Information Systems and held various positions between 1990 and 1999. At the time of the Company’s acquisition of American Bankers, he was Executive Vice President, Investor Relations, with responsibility for investor relations, legal and regulatory affairs, marketing services, licensing, state filings and client administration. A Certified Public Accountant, before joining American Bankers, Mr. Camacho worked as an accountant with PricewaterhouseCoopers LLP, specializing in insurance in the United States, United Kingdom and the Caribbean.

Michael J. Peninger, Executive Vice President and Interim Chief Financial Officer; President and Chief Executive Officer of Assurant Employee Benefits. Mr. Peninger has been serving as Interim Chief Financial Officer of the Company since July 2007. Prior to that, he served as President and Chief Executive

Officer of Assurant Employee Benefits since January 1999. Mr. Peninger began his career at Northwestern National Life in 1977 as an actuary. He then joined Assurant Employee Benefits in 1985 as a corporate actuary and held various positions within the Company. In 1991, Mr. Peninger was appointed Senior Vice President and Chief Financial Officer of Assurant Employee Benefits and in 1993 he became Senior Vice President of Finance and Claims of Assurant Employee Benefits. In 1998, Mr. Peninger was appointed Executive Vice President of the Company. Mr. Peninger is a Fellow of the Society of Actuaries and a member of the American Academy of Actuaries.

Lesley Silvester, Executive Vice President. Ms. Silvester has been Executive Vice President since January 2001. From 1996 to 1999, she served as Director, Group Management Development for the Fortis Group (the group of companies owned and/or jointly controlled by our former parent companies, Fortis N.A. and Fortis SA/NV) in Brussels. Since returning to the United States in 1999, Ms. Silvester has had responsibility for Human Resources for the Company and between 2001 and 2005, assumed Executive Management Committee responsibility for Assurant PreNeed (now a part of Assurant Solutions). Ms. Silvester’s professional career spans more than three decades, much of which has been in the insurance industry in human resources management, organization development and strategy. Ms. Silvester’s experience includes 20 years in different parts of the Company in the United States and with Fortis in Europe, focusing recently on world-wide senior management development, company learning, human resources strategy and post-merger integration. Ms. Silvester is a Graduate Member of the Institute of Personnel Management in the United Kingdom and holds both her F.L.M.I. and American Compensation Association Certification.

Jerome A. Atkinson, Executive Vice President and Chief Compliance Officer. Mr. Atkinson has been Executive Vice President and Chief Compliance Officer of Assurant since July 2005. From June 2001 to July 2005, he served as Executive Vice President, General Counsel and Chief Compliance Officer of Assurant Solutions (which at the time included Assurant Specialty Property). Prior to that, he served as Senior Vice President, General Counsel and Secretary of Assurant from June 1996 to June 2001. Mr. Atkinson began his career with the Company in 1988 with American Security Group (a predecessor of Assurant Solutions) as Assistant Vice President and Senior Staff Attorney before being promoted to Senior Vice President, General Counsel and Secretary. A member of the Washington, D.C., Georgia, Michigan and New York bars, Mr. Atkinson began his legal career in the Ford White House, first as a Staff Attorney and then as Deputy General Counsel for the Special Assistant to the President for Consumer Affairs. Mr. Atkinson has served on the Boards of Avado Brands, Inc., Acme Continental Credit Union, the Consumer Credit Insurance Association and the executive committee of the Alliance for Consumer Credit Insurance Education. He currently serves as a trustee of the Georgia Tech Foundation, Inc. and has previously served as a member of the Georgia Tech College of Management Advisory Board.

Donald Hamm, Executive Vice President; President and Chief Executive Officer, Assurant Health. Mr. Hamm has been President and Chief Executive Officer of Assurant Health since January 2003. Mr. Hamm first joined Assurant Health in 1982, holding several executive positions until 1993. He then worked as a principal with William M. Mercer, as a consultant with Tillinghast-Towers Perrin and as Vice President of the Southeast Region for Blue Cross/Blue Shield of Wisconsin prior to rejoining Assurant Health in 1999 as Chief Financial Officer. Mr. Hamm is a Fellow in the Society of Actuaries, a member of the American Academy of Actuaries and a Fellow of the Life Management Institute.

Gene Mergelmeyer, Executive Vice President; President and Chief Executive Officer, Assurant Specialty Property. Mr. Mergelmeyer was appointed Chief Executive Officer of Assurant Specialty Property in August 2007 and President of Assurant Specialty Property and Executive Vice President of Assurant, Inc. in July 2007. Prior to that, Mr. Mergelmeyer served as Executive Vice President of Assurant Specialty Property since 2006 and led Assurant Specialty Property’s creditor-placed homeowners division since 1999. Prior to joining Assurant, Mr. Mergelmeyer was Executive Vice President and Chief Financial Officer of Insureco, Inc. which was acquired by Assurant in 1997. Previously, he was Financial Institution Divisional President at a division of Transamerica and Audit Manager at Peat Marwick (now KPMG).

S. Craig Lemasters, Executive Vice President; President and Chief Executive Officer, Assurant Solutions. Mr. Lemasters has been Assurant Solutions’ President and Chief Executive Officer since July 2005. From 2003 to 2005, Mr. Lemasters served as Executive Vice President and Chief Operating Officer for the consumer protection business line of Assurant Solutions. Between 1987 and 1998, he served as a Channel Executive and Marketing Manager for various American Bankers Insurance Group (predecessor to Assurant Solutions) businesses. After two years as Executive Vice President of Reliance Integramark, Mr. Lemasters rejoined Assurant in August 2000 as Group Senior Vice President, International Channel and was promoted to Executive Vice President and Chief Marketing Officer in June 2001.

John S. Roberts, Interim President and Chief Executive Officer of Assurant Employee Benefits. Mr. Roberts was appointed Interim President and Chief Executive Officer of Assurant Employee Benefits effective July 2007. Prior to that, he served as Senior Vice President of Assurant Employee Benefits. Prior to joining Assurant Employee Benefits in 2003, Mr. Roberts held a variety of top management positions at Unum and UnumProvident Corporation in the areas of group insurance operations and long-term disability products. He also has extensive experience in managing underwriting, claims, product and systems development, and marketing areas. Mr. Roberts is a past Chairman of the Health Insurance Association of America’s (HIAA) Disability Subcommittee. Mr. Roberts currently serves on the Westbrook Maine Chamber of Commerce and is Treasurer for the Portland Museum of Art.

Christopher Pagano, Executive Vice President, Treasurer and Chief Investment Officer; President, Assurant Asset Management. Mr. Pagano has been Executive Vice President, Treasurer and Chief Investment Officer since July 2007 and President of Assurant Asset Management, a division of the Company, since January 2005. Mr. Pagano joined the Company in 1996 and served as Vice President and Portfolio Manager of the Fortis Advisers division until 2001. He then served as Executive Vice President of Assurant Asset Management until January 2005. Prior to joining Assurant, Mr. Pagano served as Vice President at Merrill Lynch, where his last role was as government strategist in Global Fixed Income Research.

Katherine Greenzang, Senior Vice President, General Counsel and Secretary. Ms. Greenzang has been Senior Vice President, General Counsel and Secretary since June 2001. Ms. Greenzang joined the Company in August 1994 as Corporate Counsel. She was named Assistant Vice President and Corporate Counsel in 1995 and Vice President, Corporate Counsel in 1996 before assuming her current position. Prior to joining the Company, Ms. Greenzang worked as an associate at Dewey Ballantine LLP. She is a member of the American Bar Association, the New York State Bar Association and the Association of Corporate Counsel.

John A. Sondej, Senior Vice President, Controller and Principal Accounting Officer. Mr. Sondej has been Senior Vice President and Controller of the Company since January 2005. He is currently responsible for managing various functional departments at the Company, primarily including SEC Reporting and Compliance, Investment Accounting, Planning & Analysis, and Payroll, Facilities and Procurement. Mr. Sondej joined Assurant in 1998 as Assistant Vice President & Assistant Controller. He was named Vice President & Assistant Controller in January 2001 and Controller in April 2001. Prior to joining Assurant, Mr. Sondej worked for Reliance Insurance Group from 1994 to 1997. He previously worked at KPMG from 1987 to 1994, where he held the position of Senior Audit Manager. Mr. Sondej is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accountants.

The Management Committee of Assurant consists of the President and Chief Executive Officer, all of the Executive Vice Presidents of the Company and the Chief Executive Officers of each of Assurant’s operating segments. The Management Committee is ultimately responsible for setting the policies, strategy and direction of the Company, subject to the overall discretion and supervision of the Board of Directors.

DIRECTORS

We currently have ten directors. Six of our directors, listed below, are continuing in office. The four directors nominated for re-election as directors at the Annual Meeting to serve until the 2011 Annual Meeting are listed in “PROPOSAL ONE—ELECTION OF DIRECTORS”.

Directors Continuing in Office

The following persons serve in Class II and their term as directors of Assurant will expire in 2009:

Charles John Koch, Director. Mr. Koch, age 61, was elected to our Board of Directors in August 2005. Mr. Koch is Vice Chairman of the Board of Citizens Financial Group, and on the Board of Directors of The Royal Bank of Scotland. Mr. Koch was Chairman, President and Chief Executive Officer of Charter One Financial, Inc. prior to its sale to The Royal Bank of Scotland. He was elected President and Chief Operating Officer in 1980, President and Chief Executive Officer in 1988 and Chairman, President and Chief Executive Officer in 1995. Mr. Koch is currently on the Board of Directors of John Carroll University, a trustee of Case Western Reserve University, and a Public Interest Director on the Board of The Federal Home Loan Bank of Cincinnati.

H. Carroll Mackin, Director. Mr. Mackin, age 67, is the former Executive Vice President and Treasurer of the Company, where he served from 1980 until his retirement in 1997. Mr. Mackin has been a member of our Board of Directors since October 1996 and is also a director of Union Security Life Insurance Company of New York, a wholly owned subsidiary of the Company. Mr. Mackin served as a consultant to the Company in 1979. He was the Company’s fourth employee and initiated many of the Company’s early activities, including consolidating its investment departments and its first treasury function. Before joining the Company, he was Director of Investments at Forstmann, Leff. He is currently principal owner of Great Northern Manufacturing, LLC, a Louisville, Kentucky based manufacturer of specialty nails.

Robert B. Pollock, President, Chief Executive Officer and Director. Mr. Pollock, age 53, has been serving as a director and as our President and Chief Executive Officer since March 2006. He served as our President and Chief Operating Officer between July 2005 and March 2006. Previously, he served as Executive Vice President and Chief Financial Officer starting in January 1999. From 1993 to 1999, he served as President and Chief Executive Officer of Assurant Employee Benefits. Mr. Pollock began his career as an actuary at CUNA Mutual Insurance Group in 1974. He then joined the Company as a staff actuary at Assurant Employee Benefits in 1981. In July 1992, Mr. Pollock was appointed Senior Vice President, Group Life and Disability at Assurant Employee Benefits. In July 1993, he was appointed President and Chief Executive Officer of Assurant Employee Benefits. He is a Fellow of the Society of Actuaries and a member of the American Academy of Actuaries. Previously, Mr. Pollock was the Chairman of the Disability Insurance Committee for the Health Insurance Association of America (HIAA) for three years.

The following persons serve in Class III and their term as directors of Assurant will expire in 2010:

Howard L. Carver, Director. Mr. Carver, age 63, has been a member of our Board of Directors since March 2002. Mr. Carver retired as an Office Managing Partner of Ernst & Young LLP in June 2002. Mr. Carver’s career at Ernst & Young LLP spanned five decades, beginning as an auditor and a financial consultant. He later became the Director of Insurance Operations in several Ernst & Young LLP offices, and served as Regional Director of Insurance Operations, Associate National Director of Insurance Operations, Co-Chairman of Ernst & Young’s International Insurance Committee and was a member of the Ernst & Young National Insurance Steering Committee. He currently is a director and has served on the Audit, Trust and Compliance Committees of StoneMor Partners LP (formerly Cornerstone Family Services) since August 2005. Until its sale in January 2007, he was a director and Chair of the Audit Committee of Open Solutions, Inc. Until March 2004, he was a director and chaired the Audit Committee of the Phoenix National Trust Company, a wholly owned subsidiary of the Phoenix Group. Mr. Carver is a Certified Public Accountant and is a member of both the American Institute of Certified Public Accountants and the Connecticut Society of CPAs. Mr. Carver also serves on the boards and/or finance committees of several civic/charitable organizations.

Juan N. Cento, Director. Mr. Cento, age 56, was elected to our Board of Directors in May 2006. Mr. Cento is the President of the Latin America & Caribbean Division of FedEx Express. Mr. Cento has more than 28 years of experience in the air cargo and express transportation industry. He previously worked with the Flying Tigers Line, Inc. and transitioned to FedEx in 1989 when the two companies were combined. Mr. Cento is actively involved in several non-profit organizations. Between 2002 and 2004, he served as Chairman of the Board for the International Kids Fund. Mr. Cento also sits on the Board of Directors of the Jay Malina International Trade Consortium of Miami-Dade County and the Beacon Council (Florida’s Economic Development Agency). He is a member of the University of Miami International Advisory Board, and is part of the Board of Trustees for the Free Trade Area of The Americas (FTAA). Additionally, Mr. Cento was President of the Board of Directors for CLADEC (Latin American Conference of Express Companies) during the 2002-2004 term.

Allen R. Freedman, Director. Mr. Freedman, age 68, has been a member of our Board of Directors since its inception in 1979. Mr. Freedman is also a director of Union Security Life Insurance Company of New York, a wholly owned subsidiary of the Company. Mr. Freedman is currently the owner and principal of arfreedman&co, a corporate strategy development firm and is the former Chairman and Chief Executive Officer of the Company, where he served as Chief Executive Officer until May 2000 and Chairman until his retirement in July 2000. In 1979, Mr. Freedman became the Company’s President and first employee, initiating the Company’s initial strategy and orchestrating its growth over the next 21 years. Beginning in 1978, he initiated and supervised most aspects of Assurant’s U.S. operations. Since his retirement as Chairman and Chief Executive Officer of the Company, he has served as a Director of StoneMor Partners LP (formerly Cornerstone Family Services) and as Chairman of its Audit Committee and a member of its Investment Committee. Until January 2007, he also served as Chairman of the Board of Directors of Indus International, Inc. Mr. Freedman also serves as trustee of Eaton Vance Mutual Funds and is on the Board of Directors of the Association of Audit Committee Members, Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table provides, with respect to each person or entity known by Assurant to be the beneficial owner of more than 5% of Assurant’s outstanding Common Stock as of February 15, 2008, (a) the number of shares of Common Stock owned (based upon the most recently reported number of shares outstanding as of the date the entity filed a Schedule 13G with the Securities and Exchange Commission (the “SEC”)), and (b) the percentage of all outstanding shares represented by such ownership as of February 15, 2008 (based on an outstanding share amount of 118,103,358 as of that date).

Name of Beneficial Owner	Shares of Common Stock Owned Beneficially	Percentage of Class
FMR LLC[1]	9,810,676	8.3%
T. Rowe Price Associates, Inc.[2]	7,155,036	6.0%
JPMorgan Chase & Co.[3]	6,195,698	5.2%

[1]

FMR LLC, 82 Devonshire Street, Boston, Massachusetts 02109, filed a Schedule 13G/A on February 14, 2008, with respect to the beneficial ownership of 9,810,676 shares. This represented 8.3% of our Common Stock as of February 15, 2008.

[2]

T. Rowe Price Associates, Inc., 100 E. Pratt Street, Baltimore, Maryland 21202, filed a Schedule 13G/A on February 13, 2008, with respect to the beneficial ownership of 7,155,036 shares. This represented 6.0% of our Common Stock as of February 15, 2008. These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities and Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, in its Schedule 13G, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

[3]

JPMorgan Chase & Co., 270 Park Avenue, New York, New York 10017, filed a Schedule 13G/A on January 28, 2008, with respect to the beneficial ownership of 6,195,698 shares. This represented 5.2% of our Common Stock as of February 15, 2008. JPMorgan Chase & Co. has indicated that it filed this Schedule 13G/A on behalf of the following wholly-owned subsidiaries: J.P. Morgan Chase Bank, National Association, J.P. Morgan Investment Management, Inc., J.P. Morgan Trust Company, National Association, JPMorgan Asset Management (UK) Ltd., JPMorgan Investment Advisors, Inc., and J.P. Morgan Trust Company of Delaware.

SECURITY OWNERSHIP OF MANAGEMENT

The following table provides information concerning the beneficial ownership of Common Stock by each director, Assurant’s Chief Executive Officer, Chief Financial Officer, Interim Chief Financial Officer, each of Assurant’s other three most highly compensated executive officers, whom we refer to in this proxy statement as the “named executive officers” or (“NEOs”), and all executive officers and directors as a group, as of February 15, 2008. We had 118,103,358 outstanding shares of Common Stock as of that date. Except as otherwise indicated, all persons listed below have sole voting power and dispositive power with respect to their shares, except to the extent that authority is shared by their spouses, and have record and beneficial ownership of their shares.

Name of Beneficial Owner	Shares of Common Stock Owned Beneficially[1]	Percentage of Class
J. Kerry Clayton	93,421	*

Michael J. Peninger	155,898	*

Robert B. Pollock	407,156	*

Philip Bruce Camacho	121,674	*

Lesley Silvester	211,437	*

S. Craig Lemasters	77,354	*

Jerome A. Atkinson	54,665	*

John Michael Palms	19,230	*

Robert J. Blendon	9,592	*

Beth L. Bronner	17,592	*

Howard L. Carver	19,732	*

Juan N. Cento	2,527	*

Allen R. Freedman	17,592	*

David Kelso	1,859	*

Charles J. Koch	19,717	*

H. Carroll Mackin	17,592	*

All directors and executive officers as a group (22 persons)	1,435,834	1.2%

*	Less than one percent of class.

[1]

(a) Includes: for Mr. Clayton, 16,539 shares; for Mr. Pollock, 10,798 shares; for Ms. Silvester, 5,958 shares; and for all directors and executive officers as a group, 33,295 shares of Common Stock held through the Assurant 401(k) plan, as of December 31, 2007.

(b) Includes: for Mr. Clayton, 0 shares of restricted stock; for Mr. Peninger, 4,065 shares of restricted stock; for Mr. Pollock, 13,590 shares of restricted stock; for Mr. Camacho, 7,241 shares of restricted stock; for Ms. Silvester, 5,521 shares of restricted stock; for Mr. Lemasters, 4,151 shares of restricted stock; for Mr. Atkinson, 3,509 shares of restricted stock; and for all executive officers as a group, 62,045 total shares of restricted stock awarded under the Assurant Long Term Incentive Plan.

(c) Includes: 5,519 shares of Common Stock subject to a five year holding period awarded to Dr. Palms under the Directors Compensation Plan and 1,638 shares of Common Stock awarded to Dr. Palms under the Assurant, Inc. 2004 Long Term Incentive Plan; 5,519 shares of Common Stock awarded to each of Dr. Blendon, Ms. Bronner, and Messrs. Carver, Freedman and Mackin under the Directors Compensation Plan; 2,225 shares of Common Stock awarded to Mr. Cento under the Directors Compensation Plan;

998 shares of Common Stock awarded to Mr. Kelso under the Directors Compensation Plan; and 3,801 shares of Common Stock awarded to Mr. Koch under the Directors Compensation Plan. The directors as a group hold a total of 41,776 shares of Common Stock subject to a five year holding period.

(d) Shares reported for Mr. Pollock include 200 shares which are considered to be pledged due to the fact that they are held in a margin account. As of February 15, 2008, a total of 2,382 of the shares beneficially owned by directors and executive officers as a group were considered to be pledged due to the fact that they are held in margin accounts.

(e) Includes vested and unexercised stock appreciation rights (“SARs”) that could have been exercised on or within 60 days of February 15, 2008 in exchange for the following gross amounts of Common Stock as of February 15, 2008: for Mr. Clayton, 57,685 shares; for Mr. Peninger, 124,786 shares; for Mr. Pollock, 266,944 shares; for Mr. Camacho, 86,151 shares; for Ms. Silvester, 152,479 shares; for Mr. Lemasters, 60,628 shares; for Mr. Atkinson, 29,979 shares; for each of Dr. Palms, Dr. Blendon, Ms. Bronner, Messrs. Carver, Freedman, and Mackin, 2,073 shares; for Mr. Cento, 302 shares; for Mr. Kelso, 36 shares; and for Mr. Koch, 916 shares.

Vested and unexercised SARs that could have been exercised on or within 60 days of February 15, 2008 in exchange for gross amounts of Common Stock, for all directors and executive officers as a group, totaled 910,918 shares.

(f) Each of the Company’s Executive Officers has elected to receive shares of Common Stock net of taxes upon a SAR exercise. Therefore, with respect to the NEOs, vested and unexercised SARs could have been exercised on or within 60 days of February 15, 2008 for the following net amounts of Common Stock: for Mr. Clayton, 35,391 shares; for Mr. Peninger, 71,693 shares; for Mr. Pollock, 140,947 shares; for Mr. Camacho, 50,752 shares; for Ms. Silvester, 81,159 shares; for Mr. Lemasters, 36,454 shares; for Mr. Atkinson, 17,642 shares.

The table below shows the NEOs’ total beneficial holdings factoring in their election to receive shares of Common Stock net of taxes upon a SAR exercise:

Named Executive Officer	Shares of Common Stock Owned Beneficially
J. Kerry Clayton	71,127

Michael J. Peninger	102,805

Robert B. Pollock	281,159

Philip Bruce Camacho	86,275

Lesley Silvester	140,117

S. Craig Lemasters	53,180

Jerome A. Atkinson	42,328

Vested and unexercised SARs that could have been exercised on or within 60 days of February 15, 2008 in exchange for net amounts of Common Stock, for all Executive Officers as a group, totaled 507,244 shares.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis (the “CD&A”) describes the material elements of the compensation awarded to, earned by and paid to our named executive officers (“NEOs”): Messrs. Clayton, Pollock, Peninger, Camacho, Lemasters, Atkinson, and Ms. Silvester. From mid-July 2007 through January 28, 2008, Mr. Clayton served as Interim President and Chief Executive Officer. He remained in an emeritus status with the Company through the end of February 2008. Mr. Peninger has served as Interim Chief Financial Officer since mid-July 2007.

I. Executive Summary

Our NEOs’ total compensation consists of three principal components: base salary, short term incentives, and long term incentives. Our NEOs also receive certain change in control, retirement and disability benefits.

Generally, in setting compensation, the Compensation Committee of the Board of Directors (which we refer to as “the Compensation Committee”) reviews two sets of data: a narrow group of comparable peer companies, (which we refer to as our peer group) and a large group of companies in the insurance industry with similar assets (which we refer to as our survey group). In 2007, we continued our strategy of targeting the total compensation of our NEOs to the median compensation of our peer group. Based on their total compensation for 2007, our NEOs continued to be at or below the median compensation level as compared to our peer group, or were slightly above the median compensation level as compared to survey group. No changes were made to the composition of our peer group in 2007 and we continued to fall approximately in the middle of our peer group when measured by revenues, assets, market capitalization, earnings before interest and tax, and net income.

With respect to NEO compensation for 2007, the Compensation Committee awarded base salary increases ranging from 1%–6%, which were generally in line with the peer group standard. For some NEOs, higher base salary increases were awarded based on performance, changes in responsibility, peer group proxy statement data or survey group data. As in years past, the NEOs received 2007 short term and long term awards based on the level of performance of the Company and operating segments against the 2007 performance goals and based on the long term target award percentages approved by the Compensation Committee, respectively. Data from our Compensation Committee’s consultant continued to show that NEO pay mix was similar to the peer group, although our NEOs had slightly less pay in long term incentives. Therefore, the Compensation Committee increased the long term incentive target award percentages for most of the NEOs in 2007. Minor changes were made to the NEOs’ 2007 short term incentive target award percentages.

In December 2007, the Compensation Committee exercised its discretion to award a one-time cash bonus of $500,000 to Mr. Peninger in recognition of his increased responsibilities as Interim Chief Financial Officer.

There were no material changes made to NEOs’ change in control, retirement or disability benefits in 2007.

With respect to NEO compensation levels for 2008, the Compensation Committee reviewed peer group proxy statement data and survey group data presented by its compensation consultant. Based on its review, the Compensation Committee set the 2008 base salaries in line with its continuing philosophy of targeting our NEOs’ salaries to the median base salary of the peer group. No changes were made to the short term incentive target award percentages for Messrs. Atkinson, Peninger, Lemasters and Ms. Silvester. Given the lower allocation of long term incentives in the NEOs’ pay mix, the Compensation Committee increased the long term incentive target award percentages for most of the NEOs for 2008. Since Mr. Pollock’s total compensation was below the 25th percentile as compared to the peer group, the Compensation Committee increased his 2008 total compensation to a level that would to bring him in line with the median of our peer group.

As of the date of this proxy statement, the Compensation Committee had not made any decisions regarding Mr. Camacho’s 2007 short term incentive award and his 2008 base salary, short term incentive and long term incentive target award percentages since he continued to remain on administrative leave.

Mr. Clayton served as Interim President and Chief Executive Officer from mid-July 2007 through January 28, 2008 and remained in an emeritus status with the Company through the end of February 2008. Mr. Clayton declined compensation for his service. Mr. Clayton’s payment under the Assurant Pension Plan was suspended during his service. He continued to receive his Supplemental Executive Retirement Plan (“SERP”) payments and also received Company-paid commuting expenses. Please see the Pension Benefits and Summary Compensation Tables for further details. To acknowledge Mr. Clayton’s outstanding service as Interim President and Chief Executive Officer, the Board of Directors authorized the Company to donate a total of $500,000 on behalf of Mr. Clayton divided equally between the Baton Rouge Area Foundation and Renew Our Music Fund—For the Benefit of Sweet Home New Orleans.

II. Assurant, Inc. Executive Compensation Philosophy

The Company’s executive compensation strategy is designed to provide executives with incentives to focus on achieving sustained growth and increasing stockholder value. We attempt to strike the right balance between achieving short term results in each operating segment and creating long term value for the Company as a whole. This strategy is regarded as a significant tool in building a high performance culture that both drives and rewards value creation for the entire enterprise. Each of our operating segment chief executive officers is eligible to receive incentive-based compensation based partly on operating segment performance and partly on Company-wide performance, thereby encouraging strong business performance and cooperation across all of our operating segments.

A. Guiding Principles

The guiding principles of our executive compensation philosophy are as follows:

•	Align management and stockholder interests by establishing stock ownership guidelines and compensation linked to stock performance;

•	Provide competitive compensation in line with our peer group to facilitate recruitment and retention of high caliber talent;

•	Encourage and reinforce our business strategy by rewarding individual, operating segment and Company-wide performance;

•	Optimize total compensation on a fair, consistent and effective basis; and

•	Review periodically our guiding principles and the compensation programs that reinforce these principles.

B. Compensation Levels

In determining compensation levels, the Compensation Committee regularly reviews the forms and amounts of compensation provided to similarly situated officers in the insurance and financial services industries and other publicly traded corporations with whom we compete for management talent. To emphasize the relationship between pay and performance, the Compensation Committee also monitors available data on four external performance measures: total stockholder return, diluted earnings per common share growth, revenue growth, and return on equity. The objective of analyzing both peer group performance and our own performance in determining the compensation of our executives is to design compensation programs that provide competitive compensation levels while recognizing and rewarding the achievement of performance goals. This enables us to balance two key goals: attracting and retaining key talent and paying for performance.

C. Role of Executive Officers in Determining Compensation

The Compensation Committee is responsible for determining the compensation of the NEOs. When making decisions, the Compensation Committee may consider information and recommendations from our Chief

Executive Officer (except with respect to Chief Executive Officer compensation) and Ms. Silvester, Executive Vice President of Human Resources for the Company (except with respect to her own compensation), who work in conjunction with the Company’s Vice President of Executive Compensation and the Compensation Committee’s compensation consultant. To facilitate this process, our Chief Executive Officer and/or Ms. Silvester (the “Executive Group”) attend meetings of the Compensation Committee, at its request. In order to make recommendations, the Executive Group will generally review several criteria, including peer group proxy statement data and survey group data, each NEO’s job responsibilities and performance as well as internal equity considerations. The Compensation Committee regularly meets in executive session without any members of management present to discuss and make decisions.

D. Forms of Compensation

Our executive compensation programs are viewed holistically. The Compensation Committee does not evaluate and change any single component of pay independent of the other components. The NEOs’ total compensation consists of three principal components: base salary, short term incentives, and long term incentives. The NEOs also receive certain change in control, retirement and disability benefits and are eligible to participate in a deferred compensation plan. The Company gives particular attention to the proportions of the pay mix that are “at risk” and “fixed”. At risk components include both short term and long term incentives. Short term incentives are tied to clearly defined annual performance goals. Long term incentives include restricted stock and stock appreciation rights (which we refer to as “SARs”). Restricted stock is directly tied to our stock price and vests gradually over three years. The value of a SAR is linked to the appreciation in our stock price from the grant date through the exercise date (after a three year vesting period). The value of SARs to be granted in a particular year may be adjusted up or down based on the achievement by the Company of specified short term performance goals for the previous year. The fixed component is comprised of annual base salary. We strive to balance cash based compensation in the form of annual base salary and short term incentives with equity based compensation in the form of SARs and restricted stock.

E. Competitive Positioning of Executive Compensation: Peer Groups, Survey Data and Benchmarking

New Public Company and Importance of Benchmarking. As a relatively new public company, the Compensation Committee believes that the best way to attract and retain top talent while reducing the risk of paying excessive compensation is to design compensation programs that provide compensation to our NEOs at levels and on terms consistent with those of our publicly traded peers. Therefore, we generally target the total compensation of our NEOs to the median compensation of our peer group. An NEO’s actual compensation may be higher or lower than the targeted compensation based on actual performance against predetermined metrics and based on the performance of our stock. Performance is reviewed each year by the Compensation Committee to determine payout levels above or below the “target” performance level, and the intention is that above-average compensation may be provided for above-average performance. In determining the percentage of compensation allocated among base salary, short term incentive and long term incentive pay for the NEOs, we generally aim to follow the practices of our peer group of public companies.

Peer Group and Survey Data. Given the specialty niche and diverse business lines among our four operating segments, it is difficult to find an exact peer group. While we face competition in each of our businesses, we do not believe that any single competitor competes with us in all of our business lines. Additionally, the business lines in which we operate are generally characterized by a limited number of competitors. In early 2006, the Compensation Committee reviewed and updated our peer group to reflect (1) our re-examination of the previous selection criteria for choosing our peer group, (2) consolidation in our industry, and (3) changes in our businesses. We also looked at notable competitors in each of our primary business lines and companies cited as competitors in a variety of investor analyst reports. Our peer group is a collection of 17 comparable companies that reflect our best matches from the insurance or financial services sectors, including companies with similar product lines, services and business models, companies with similar revenues and assets and companies with whom we compete for talent. No changes were made to our peer group in 2007. Although our position may change from year to year, we currently fall approximately in the middle of the peer group when measured by revenues, assets, market capitalization, earnings before interest and tax, and net income.

In addition to peer group proxy statement analysis, the Compensation Committee uses competitive surveys of the compensation of NEOs from a large range of companies in the insurance industry with similar assets (which we refer to as our survey group). The survey group data reports median values of base salary, short term incentive and long term incentive pay and analyzes the variance between each NEO’s compensation and the median of the companies surveyed. Survey group data is used by the Compensation Committee to supplement the information derived from the peer group proxy statement analysis.

Our Pay vs. Peer Group and Survey Data. In 2006, Mercer Human Resources Consulting, Inc. (“Mercer”) conducted a competitive analysis of each element of total compensation (including base salary, short term incentive, and long term incentive pay) of the NEOs, as compared to available compensation data from proxy statements of our peer group and survey group data described above. Mercer and our Chief Executive Officer presented the data to the Compensation Committee for its discussion and consideration in late 2006. Based on that data, the Compensation Committee determined that our NEOs were either at or below the median compensation level as compared to the peer group, and approximated the median level or were slightly above it as compared to the survey group data. Based on these studies and the Compensation Committee’s consideration of the individuals’ responsibilities and performance, it set the 2007 total compensation for the NEOs.

In October 2007, the Compensation Committee engaged Watson Wyatt & Company (“Watson Wyatt”) as its compensation consultant to conduct a similar competitive analysis of each element of total compensation of the NEOs. Watson Wyatt presented the data to the Compensation Committee for its discussion and the Executive Group presented its recommendations for the Compensation Committee’s consideration in late 2007. The Compensation Committee concluded that our NEOs remained either at or below the median compensation level as compared to the peer group, or were slightly above the median compensation level as compared to the survey group data. Both the Mercer and Watson Wyatt data have shown that our NEOs’ allocation of pay is slightly lower with respect to long term incentives. Therefore, the Compensation Committee has made efforts to increase the long term incentive target award percentages for our NEOs in 2007 and 2008.

III. Major Components and Key Features of Total Compensation

The following section describes the major components of total compensation that are awarded to the NEOs. Each component is approved by the Compensation Committee.

A. Base Salary

Objectives. The objective of providing base salary is to compensate employees on a regular basis consistent with market practice and to provide a level of income to employees commensurate with their skills and responsibilities. Base salary is based upon the following factors:

•	Responsibilities of a particular position;

•	Expertise and competencies brought to the position;

•	Individual performance and development over time;

•	Data from surveys and our peer group proxy statements (with a general tendency to set salaries at the peer group median); and

•	Geographic markets within which we operate.

Base salaries are reviewed and approved annually by the Compensation Committee based on our NEOs’ total compensation targets, recommendations from our Executive Group and receipt of data from and discussion with its consultant based on the factors described above. Factoring in the other objectives listed above, we generally set base salaries in line with our peers and general market trends as part of an overall strategy of awarding total compensation in line with our public company peers. Base salary adjustments beyond market increases are typically driven by significant changes in position, responsibility, and performance as well as the Company’s internal business priorities.

2007 Base Salaries of NEOs. In late 2006, the Compensation Committee analyzed data presented by Mercer on annual base salaries of NEOs in our peer group. Mercer also reported that the average annual base salary increases for general industry NEOs were approximately 3.9%. The Executive Group met with the Compensation Committee and discussed the performance, responsibilities and professional development of each of the NEOs (except themselves) and each NEO’s allocation of pay. Based on its assessment of these factors and consideration of annual base salary levels of the peer group, the Compensation Committee set base salaries for 2007. For the most part, the Compensation Committee gave base salary increases approximately equal to the general industry standard.

The Compensation Committee approved an above market increase to Mr. Pollock’s 2007 base salary. The increase was part of an overall increase to his total compensation primarily based upon two factors: the Compensation Committee’s and the Nominating and Corporate Governance Committee’s positive assessment of his performance and continuing leadership as it impacted the Company’s strong performance in 2006 and the Compensation Committee’s view that Mr. Pollock’s total compensation should better approximate the median total compensation of other Chief Executive Officers based on its analysis of survey group data presented by Mercer.

The Compensation Committee approved the following 2007 base salary increases:

Mr. Pollock	6.25%

Mr. Peninger	3.52%

Mr. Camacho	3.76%

Ms. Silvester	0.85%

Mr. Lemasters	3.49%

Mr. Atkinson	5.45%

2008 Base Salaries of NEOs. In late 2007, Watson Wyatt presented to the Compensation Committee peer group proxy statement data and survey group data on annual base salaries of NEOs. After reviewing the data and Executive Group recommendations, the Compensation Committee set the 2008 base salaries for four of our NEOs. The salary increases were granted in line with the Compensation Committee’s continuing philosophy of bringing our NEOs’ salaries in line with the median base salary of the peer group.

The Compensation Committee approved the following 2008 base salary increases:

Mr. Pollock	11.76%

Mr. Peninger	6.38%

Ms. Silvester	5.26%

Mr. Lemasters	5.26%

Mr. Atkinson	4.60%

In March 2008, Watson Wyatt presented to the Compensation Committee a market competitive peer assessment on CEO compensation. The data demonstrated that Mr. Pollock’s compensation was below the 25th percentile as compared to the peer group. Therefore, based on the competitive analysis and the Compensation Committee’s continuing philosophy of bringing our NEOs’ compensation in line with the median of our peer group, the Compensation Committee approved an 11.76% increase in Mr. Pollock’s base salary (from $850,000 to $950,000).

Although he served as Interim Chief Financial Officer for part of 2007, Mr. Peninger’s base salary increase was based on comparative data for his role as President and Chief Executive Officer of Assurant Employee Benefits. The Compensation Committee approved a 6.38% increase for Mr. Peninger in order to bring his 2008 base salary to $500,000, which is in line with the base salary of Mr. Lemasters and most of the other operating segment Chief Executive Officers.

2007 Discretionary Bonus Payment. Mr. Peninger began serving as Interim Chief Financial Officer in mid-July 2007. In recognition of his increased responsibilities, and because his compensation was not adjusted at the time of his appointment to this interim position, on December 6, 2007, the Compensation Committee approved a one-time discretionary cash bonus of $500,000.

2008 Special Appreciation Bonus. In March 2008, the Board of Directors decided to grant a one-time cash bonus to approximately 350 Company executives, including Messrs. Peninger, Lemasters, Atkinson and Ms. Silvester, to express its special appreciation for their efforts during 2007. The bonus amount will equal 25% of each executive’s annual STIP Target Award (1.0 multiplier) and will be paid on July 1, 2008, provided that he or she continues to be employed with the Company through that date. The projected bonus amounts under this arrangement for the applicable NEOs are as follows:

Name	2008 STIP Target Award Percentage	2008 Base Salary	Projected Bonus Amount
Mr. Peninger	80%	$500,000	$100,000
Ms. Silvester	85%	$500,000	$106,250
Mr. Lemasters	80%	$500,000	$100,000
Mr. Atkinson	80%	$455,000	$91,000

B. Short Term Incentive Program

Objectives. Generally, the objective of our short term incentive program is to align management’s goals with our strategic goals. The short term incentive program (which we refer to as “STIP”) is intended to:

•	Focus participants on achieving specific Company or operating segment priorities;

•	Create a common focus for management on key Company goals;

•	Reward participants for the successful completion of these goals; and

•	Provide rewards for participants consistent with market practice.

The short term incentive program is an annual opportunity for participants to earn up to twice their STIP Target Award Percentage (as described below) for contributing to the attainment of superior results. It is designed to pay nothing if targeted performance levels are not achieved.

Overview of 2007 Short Term Incentive Program. Short term incentive awards were paid pursuant to our Executive Management Incentive Plan, which provided senior officers with cash-based awards (which we refer to as “STIP Awards”) equal to a percentage of their base salary (which we refer to as “STIP Target Award Percentage”) times a multiplier which was based upon the achievement of certain pre-established performance goals. Each NEO was given a STIP Target Award Percentage amount which was determined by matching their position against market information for comparable jobs and a multiplier that may be earned at various performance levels above and below target, based upon the level of achievement of performance goals.

Performance goals may be based on one or more performance criteria expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an operating segment or a division, department, region or function within the Company or operating segment. Performance goals are weighted to reinforce our strategic goals. The goal of the STIP is to reward executives for results and to reduce their target compensation if results are not achieved. To ensure that this basic purpose is achieved, performance goals are based upon a number of factors, including prior year performance, industry-specific factors affecting our operating segments and market expectations. The Compensation Committee may designate certain exclusions from results. These exclusions are items that are not reflective of true operational performance and could influence results either positively or negatively.

Actual payouts of STIP Awards can range from 0 to 2 times the STIP Target Award Percentage based upon actual performance. The multiplier of 2 times the STIP Target Award Percentage represents a cap on the annual short term incentive. Performance against the criteria is measured on a five-point scale, as follows:

Level of Performance	Bonus Value
Distinguished	2.0 x STIP Target Award Percentage
Commendable	1.5 x STIP Target Award Percentage
Competent	1.0 x STIP Target Award Percentage
Adequate	0.5 x STIP Target Award Percentage
Provisional	0.0 x STIP Target Award Percentage

Early each year, our Executive Group recommends performance goals to the Compensation Committee. The STIP Awards are typically paid out by March 15 of the next year.

2007 STIP Target Award Percentages. In December 2006, the Compensation Committee met to approve the 2007 STIP Target Award Percentages for four of the NEOs. Based upon survey group data, each NEO’s progression in his or her position, and tenure in his or her role, the Compensation Committee increased by 5% the STIP Target Award Percentages of Messrs. Atkinson, Peninger and Lemasters, bringing each of them to 80%. Based upon survey group data, the Compensation Committee decided not to increase Mr. Camacho’s or Ms. Silvester’s STIP Target Award Percentages (which remained the same at 100% and 85%, respectively). Similarly, Mr. Pollock did not receive an increase in his 2007 STIP Target Award Percentage after the Compensation Committee met in January 2007. His STIP Target Award Percentage remained at 100%.

2007 Performance Goals. In February 2007, the Compensation Committee determined that STIP Awards for 2007 would be conditioned upon four factors and percentages weighted as follows:

•	Diluted earnings per share, determined using net operating income, (for operating segment Chief Executive Officers, net operating income of the operating segment)—25%;

•

Annualized operating return on equity (“ROE”), determined by dividing net operating income by average stockholders’ equity, excluding accumulated other comprehensive income, and then annualizing the yield (for operating segment Chief Executive Officers, return on equity of the operating segment)[1]—15%;

[1]

We believe ROE, as we calculate it, is a valuable measure of the performance of the Company’s ongoing business because it excludes the effect of unrealized gains and losses on investments that tend to be highly variable and those events that are unusual and/or unlikely to recur.

•

Company growth performance, determined as a weighted average of the results of certain emphasized lines of business in each operating segment, measured with respect to new sales measures and/or GAAP revenue (for operating segment Chief Executive Officers, growth performance of the operating segment)—40%; and

•	Increased effectiveness of succession planning and executive development processes—20%.

These are “results” to which the Company attaches metrics because we believe they are key drivers of achieving sustainable success. We define sustainable success as both annual results and the long term development of organizational capacity.

We set the metrics or “targets” for each performance goal at a level that represents movement toward achieving and maintaining top quartile performance in the insurance sector. For example, we strive to maintain ROE in the top quartile of our sector as measured annually based on third party data. In 2007, we defined top quartile ROE to be 15% or better. In order to achieve top quartile ROE and diluted earnings per share, we select and prioritize certain business lines that are likely to drive top quartile performance and build and sustain stockholder value. Our quantitative targets for growth performance are set at levels that will incent movement towards top quartile growth in revenues as well. Our growth performance and succession planning goals are intended to reinforce strategic imperatives and to balance short-term results with investments that are necessary for longer term sustainable success.

The Compensation Committee decided that the 2007 succession planning and executive development processes goal would be evaluated based on qualitative factors. The 20% goal was comprised of two components: a 10% component based on enhancing the quality and effectiveness of the Company’s succession planning process, and a 10% component linked to the creation and launching of an enhanced management training program to accelerate the development of “high potential” senior executives.

The criteria the Compensation Committee agreed to use to evaluate the succession planning process component included:

•	The Company’s ability to update the process and complete assessments and development plans for Management Committee members and their key successors by certain dates;

•	The Company’s presentation to the Board of Directors regarding succession plans, assessments, development plans and overall strategy;

•	The Board of Directors’ and Compensation Committee’s assessment of the quality of the work and process.

The criteria the Compensation Committee agreed to use to evaluate the executive development process component included:

•	The Company’s ability to successfully launch its new management training program in 2007 (including identifying participants and mentors and holding sessions during the year);

•

The Company’s ability to identify eight major developmental opportunities for 2008 (including new positions, major project involvement in enterprise initiatives and major committee/practice group participation for “high potential” senior executives).

We do not disclose the specific quantitative targets for each of the other three 2007 performance goals listed above because we believe that doing so would provide sensitive information regarding our niche business strategy that would result in competitive harm to the Company. Additionally, we believe that such disclosure would constitute earnings guidance, which the Company does not currently issue.

We believe that these three performance goals present a significant challenge because in setting the targets, we assign the same weight to revenue growth that we assign to profit growth. By placing a 40% weight on growth performance (based on new sales measures and GAAP revenue), we aim to motivate NEOs to increase sales and to grow selected businesses. At the same time, we place a combined 40% weight on diluted earnings per share and ROE to provide incentives for profitability. Therefore, the NEOs will receive maximum STIP Awards only if the Company has both revenue growth and strong growth in profits. The insurance sector faces the continuing challenge of maintaining the underwriting discipline and cost control necessary for profitability while also taking on the increased policyholder risk and expense of developing the new business necessary to grow revenues. Often profit growth may be achieved without revenue growth or vice versa, but we believe that obtaining both in the same year is a significant challenge.

When the STIP performance goals are set (approximately a year before STIP Awards are paid), the extent to which NEOs will receive a target (1.0) or maximum (2.0) multiplier is not certain. Given the challenges presented by the targets and the varying performance of the Company and its four operating segments, the ability to achieve the STIP goals and each NEO’s resulting annual STIP Award may vary significantly from year to year. The table below depicts the STIP multipliers received by each NEO over the past four years:

Name	2004	2005	2006	2007
Mr. Clayton	1.72	1.62	N/A	N/A
Mr. Pollock	1.72	1.62	1.71	1.72
Ms. Silvester	1.72	1.62	1.71	1.72
Mr. Peninger	0.69	1.27	1.18	1.75
Mr. Camacho	1.61	1.76	1.71	—
Mr. Lemasters	1.61	1.81	1.76	1.49
Mr. Atkinson	1.61	1.81	1.71	1.72

In February 2008, the Compensation Committee met to review the Company’s performance against the target levels set for the 2007 STIP performance goals. With respect to profits, the Company in 2007 increased its annual net operating income by 15% to $694 million and increased its diluted earnings per share by 15% to $5.72 per share as compared to 2006. The Company delivered an operating ROE of 17.8% that we believe places the Company in the top quartile for the industry. With respect to revenues, the Company grew sales in many of its prioritized business lines2, as reflected by increased premiums and fee income in those business lines. With respect to Mr. Lemasters’ multiplier and part of Mr. Peninger’s multiplier, the Compensation Committee also evaluated the individual performance of the Assurant Solutions and Assurant Employee Benefits operating segments, respectively, against the metrics. For more specific details on Assurant and its operating segments’ 2007 financial results, please see the press release regarding our full year earnings, dated February 7, 2008, available on our website www.assurant.com.

With respect to the succession planning and executive development processes goal, during 2007, the Company updated the succession planning process and completed assessments and development plans for Management Committee members and their key successors within the specified timeframes. The “high potential” senior management training program was also successfully launched (with 20 executives participating, two Management Committee advisors appointed and nine major developmental opportunities implemented for 2008). The Compensation Committee also considered the fact that the Company, particularly its Management Committee, demonstrated the strength of the Company’s succession resources and leadership “bench strength”

[2]

The prioritized business lines for 2007 were as follows: for Assurant Employee Benefits, insurance products for Small Employers (<100 lives) and Voluntary products (<500 lives); for Assurant Health, individual major medical insurance; for Assurant Specialty Property, creditor placed homeowners, auto and renters insurance; and for Assurant Solutions, domestic and international service contracts, international credit insurance and preneed insurance.

by effectively completing and communicating a smooth transition when three senior executives were placed on administrative leave in mid-July 2007.

Based on these results, the Compensation Committee approved the 2007 STIP multipliers listed in the table on p. 19.

Mr. Peninger received a pro-rated multiplier to reflect his service as President and Chief Executive Officer of Assurant Employee Benefits until mid-July 2007 and his service as Interim Chief Financial Officer of the Company for the remainder of the year. In March 2008, Mr. Pollock received a STIP payment that was pro-rated based on the duration of his service (January to mid-July 2007) prior to going on administrative leave.

The potential threshold, target, and maximum payments for the STIP Awards are reported as “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” in the Grant of Plan Based Awards Table on p. 28. The actual dollar amount of each NEO’s 2007 STIP Award appears in column (g) of the Summary Compensation Table on p. 26.

2008 Short Term Incentive Program. In December 2007, the Compensation Committee met to consider changes to STIP Target Award Percentages for four of the NEOs. Based upon its analysis of the survey group data, the Compensation Committee made no changes and each of the four NEO’s STIP Target Award Percentages remained the same (Ms. Silvester at 85% and Messrs. Lemasters, Peninger and Atkinson at 80%). In March 2008, Watson Wyatt presented to the Compensation Committee a market competitive peer assessment on CEO compensation. The data demonstrated that Mr. Pollock’s compensation was below the 25th percentile as compared to the peer group. Therefore, based on the competitive analysis and the Compensation Committee’s continuing philosophy of bringing our NEOs’ compensation in line with the median of our peer group, the Compensation Committee approved an increase in his STIP Target Award Percentage from 100% to 150%.

Until the Annual Meeting of Stockholders in May 2008, awards paid under the Company’s short term incentive program were exempt from the deduction limits of Section 162(m) of the Internal Revenue Code (“Section 162(m)”). In order to permit our annual incentive awards for 2008 and later years to be exempt from Section 162(m), the Compensation Committee has approved, and we are asking stockholders of the Company to approve a new short term incentive plan for our Executive Officers, entitled the Assurant, Inc. Executive Short Term Incentive Plan. When the Compensation Committee approved this new plan on March 13, 2008, it also designated each of our NEOs (except Mr. Clayton), and six of our other Executive Officers, as participants in the plan for 2008. If this new plan is approved, 2008 annual short term incentive payments for these Executive Officers will be paid pursuant to this plan. Please see the attached Proposal 3 for further details and for an explanation of how the STIP Target Award Percentages will work with the performance goals established under the new plan.

C. Long Term Incentive Program

Objectives. Long term incentive compensation is awarded to key employees who have the potential to significantly influence our financial results and sustainable performance over time. The goals of our long term incentive program are to reward long-term value creation in the enterprise and to encourage stock ownership. In contrast to the short term incentive program which may be more focused on specific operating segment goals, long term incentive compensation focuses on enterprise-wide results. For example, the short term incentive program would reward an operating segment Chief Executive Officer for the performance of his or her operating segment whereas the long term incentive program would provide rewards for his or her contribution to Assurant’s overall performance. The actual amount of the long term incentive award may vary based on Company or operating segment prior year performance.

Long term incentive awards provide forward-looking incentives that focus on:

•	Aligning the interests of executives and stockholders by focusing on value creation;

•	Fostering a stake in long-term corporate performance;

•	Encouraging executives to take an overall Company perspective; and

•	Attracting and retaining critical top talent for continuing success.

Overview. The Compensation Committee adopted the Assurant Long Term Incentive Plan (the “ALTIP”), a sub-plan created under the Assurant, Inc. 2004 Long Term Incentive Plan, in 2005. The ALTIP provides key employees with awards of restricted stock and SARs (which we refer to as “ALTIP Awards”). The ALTIP Award is expressed as a target percentage of a participant’s base salary (which we refer to as the “ALTIP Target Award Percentage”) and is determined based on competitive data. The resulting award consists of 25% restricted stock and 75% SARs. Historically, restricted stock was valued based on the closing price of our Common Stock on the trading day preceding the date of grant. However, as described below, the Compensation Committee adopted an equity grant policy for 2007, which provides that the value of the restricted stock will be valued based on the closing price of our Common Stock on the date of grant. The number of SARs awarded is computed using a valuation methodology described in more detail in the Narrative to the Summary Compensation and Grants of Plan-Based Awards Tables. The underlying goal is to deliver an aggregate value in SARs and restricted stock equal to the ALTIP Target Award Percentage.

The Compensation Committee establishes the size and other terms of awards by considering data from its consultant and recommendations from our Executive Group based upon long term compensation reported by peer companies in the insurance and financial services industries. In determining the allocation among base salary, short term incentive and long term incentive pay for our NEOs, we generally aim to follow the practices of peer group companies.

Shares of restricted stock issued to executives vest in three annual installments (1/3 each year) on each of the first three anniversaries of the date of grant. SAR awards issued under the ALTIP historically became vested at the end of the second calendar year following the year in which the SARs were granted. However, in order to streamline the vesting schedule and make it easier for participants to understand, commencing with awards granted in 2007, SARs now vest on the third anniversary of the date of grant. The three year vesting schedule is designed to ensure that the awards fulfill their intended purpose of ensuring that NEOs only receive compensation if they remain employed with us for the long-term. However, these awards are subject to accelerated vesting upon a change in control of the Company or the relevant operating segment. We have elected to provide such acceleration because we believe that the principal purpose of providing executives with equity incentives is to align their interests with the stockholders and that this alignment should be enhanced, not weakened, in the change in control context. In addition, we believe that the vesting provision will best enable us to retain our executives through the closing of a change in control transaction and to deliver to an acquirer an intact management team. Both restricted stock and SARs vest on a pro-rata basis upon death or disability because the Compensation Committee feels that such vesting is appropriate, if through no fault of the executive, the executive is unable to fulfill his or her job duties. Prior to 2007, awards had also vested on a pro-rata basis upon retirement, but after reviewing its equity compensation practices, the Compensation Committee amended the award agreements starting in 2007 to eliminate mandatory vesting of awards upon retirement and to instead make such vesting discretionary by the Compensation Committee. The Compensation Committee feels that such discretion will enable it to accelerate vesting of awards if and when such vesting is appropriate.

Reasons for Paying with Restricted Stock and SARs. We compensate our executives with a mix of SARs and restricted stock because we believe that each form of equity compensation provides us with different benefits. As executives only derive value from SARs if the stock price increases from the date of grant, SARs provide our executives with incentives to increase our stock price, with a secondary retentive benefit derived from vesting conditions imposed on the SARs. Restricted stock, on the other hand, will generally provide value to the executives on the date of grant regardless of whether stock price increases. For this reason, a primary motivation in providing our executives with restricted stock is retention, with a secondary benefit derived from the fact that the value of the shares increases with the price of our stock. We believe the mix of providing 25% restricted stock and 75% SARs provides our executives with the appropriate balance between focus on stock price and long-term performance of the Company. For information on NEOs’ stock holdings, please see the table on p. 25.

SAR Premium/Discount. The Compensation Committee, in its discretion, may apply a premium or discount of up to 25% to the SARs component of the target ALTIP Award based on prior year achievement of the performance goals under our short term incentive program. For example, if an NEO received a STIP Award with a multiplier of 2.0 for the prior year, the Compensation Committee could elect to apply a premium of 25% to the target SAR award. On the other end of the range, if an NEO received a STIP Award with a multiplier of 0.8 for the prior year, the Compensation Committee could elect to apply a discount of 25% to the target SAR award. There is a sliding scale between both ends of this premium/discount range. In 2006 and 2007, the Compensation Committee approved premiums to the SARs awarded to the NEOs based on the levels of achievement of their respective operating segments or Assurant against STIP performance goals.

2007 ALTIP Target Award Percentages. In late 2006 and early 2007, the Compensation Committee met to approve changes to ALTIP Target Award Percentages for the NEOs. ALTIP Target Award Percentages were analyzed in conjunction with the short term incentive and base salary elements of compensation. The survey group data reflected that the allocation of compensation elements remained low with respect to long term incentives. Therefore, each of the NEOs (other than Ms. Silvester) received an increase ranging from 5%–20% as compared to 2006. The Compensation Committee’s reasoning for approving a 20% increase in Mr. Pollock’s ALTIP Target Award Percentage was based on the factors discussed in the section above entitled “Base Salary—2007 Base Salaries of NEOs”. Accordingly, the following ALTIP Target Award Percentages were approved for 2007:

Mr. Pollock	180%

Mr. Camacho	120%

Mr. Peninger	90%

Ms. Silvester	115%

Mr. Lemasters	100%

Mr. Atkinson	90%

When these approved target percentages were converted into SARs and restricted stock, a premium was applied to the SARs (as described below) based upon 2006 short term incentive program performance.

2007 ALTIP Awards. The grant date fair value of restricted stock and SARs granted to the NEOs in 2007 is reported in column (l) of the Grants of Plan Based Awards Table.

2007 SARs Premium. In March 2007, based on the solid performance of the Company and its operating segments in 2006, the NEOs received the following premiums applied to their SAR awards based on their 2006 STIP Award multipliers:

Name	STIP Award Multiplier	Premium %
Mr. Pollock	1.71	17.75%
Mr. Peninger	1.18	4.50%
Mr. Camacho	1.71	17.75%
Ms. Silvester	1.71	17.75%
Mr. Lemasters	1.76	19.00%
Mr. Atkinson	1.71	17.75%

2008 ALTIP Target Award Percentages. In February 2008, the Compensation Committee met to approve changes to ALTIP Target Award Percentages for the NEOs. ALTIP Target Award Percentages were analyzed in conjunction with the short term incentive and base salary elements of compensation. Watson Wyatt’s market competitive assessment based on peer group proxy statement information and survey group data demonstrated most of our NEOs were receiving a comparatively lower share of equity in their total compensation. Accordingly, the following ALTIP Target Award Percentages were approved for 2008:

Mr. Pollock	250%

Mr. Peninger	125%

Ms. Silvester	125%

Mr. Lemasters	125%

Mr. Atkinson	90%

When these approved target percentages are converted into SARs and restricted stock, a premium or discount may be applied to the SARs (as described above) based upon 2007 short term incentive program performance.

In March 2008, Watson Wyatt presented to the Compensation Committee a market competitive peer assessment on CEO compensation. The data demonstrated that Mr. Pollock’s total compensation was below the 25th percentile as compared to our peers. Therefore, based on the competitive analysis and the Compensation Committee’s philosophy of bringing Mr. Pollock’s compensation in line with the median of our peer group, his ALTIP Target Award Percentage was increased from 180% to 250%.

2009 Long Term Incentive Program. Until the Annual Meeting of Stockholders in 2008, equity awards granted under the Company’s incentive plans are exempt from the deduction limits of Section 162(m). In order to permit us to grant long term incentive awards that are exempt from Section 162(m) after the 2008 Annual Meeting, we are seeking stockholder approval of a new long term incentive program, entitled the Assurant, Inc. Long Term Equity Incentive Plan, for grants on and after the date of the Annual Meeting. Please see the attached Proposal 4 for further details.

Equity Grant Policy. The Assurant, Inc. Equity Grant Policy (the “Equity Grant Policy”) provides guidelines and uniformity in connection with the grant of SARs, restricted stock and any other equity-based compensation awards.

With respect to the equity awards granted under the ALTIP, the policy requires that all grants to NEOs will be approved by the Compensation Committee at an in-person or telephonic meeting. The Equity Grant Policy states that all ALTIP Awards will be granted on the second Thursday in March each year. If the Compensation Committee decides that a second grant in the same calendar year is necessary for, among other reasons, salary adjustments, promotions or new hires, a second grant of ALTIP Awards will be approved by the Compensation Committee and will be granted on the second Thursday in November.

The Equity Grant Policy requires that all equity awards be valued at the closing price of our Common Stock on the grant date. The base price for SARs will equal this price. The number of shares of Common Stock underlying an equity award that is expressed as a dollar amount will be determined as of the applicable grant date based on the relevant price and the other applicable valuation factors as of such grant date.

D. Change in Control, Retirement and Disability Benefits

In addition to the three principal components of total compensation discussed above, the NEOs also receive certain change in control, retirement and disability benefits.

Change in Control Severance Agreements. We have entered into change in control severance agreements (or “CIC Agreements”) with each of our NEOs. Our CIC Agreements are intended to aid the Company in attracting and retaining executives by reducing the personal uncertainty and anxiety arising from a business combination.

In our view, the severance multiple of three times base salary and bonus that each NEO receives is appropriate because it is comparable to similarly situated senior executives across U.S. industries that we have surveyed. The CIC Agreements also incorporate provisions to deal with the impact of the federal excise tax on excess parachute payments. The so-called “golden parachute” tax rules subject “excess parachute payments” to a dual penalty: the imposition of a 20% excise tax upon the recipient and non-deductibility of such payments by the paying corporation. While the excise tax is seemingly evenhanded, the excise tax can discriminate against long-serving employees in favor of new hires, against individuals who do not exercise options in favor of those who do and against those who elect to defer compensation in favor of those who do not. For these reasons, we may provide an excise tax gross-up in the change in control agreements. For more detailed information on the Change in Control Severance Agreements, please see the section entitled “Narrative to Potential Payments Upon Termination or Change in Control Table—Change in Control Severance Agreements” on p. 49.

Retirement Plans. We maintain the Supplemental Executive Retirement Plan (the “SERP”), the Executive Pension and 401(k) Plan (the pension portion is referred to as the “Executive Pension Plan” and the 401(k) portion is referred to as the “Executive 401(k) Plan”), and the Assurant Pension Plan (the “Pension Plan”). The goals of these retirement plans are to provide our NEOs with competitive levels of income replacement upon retirement as compared to the marketplace and to provide a package that will both attract and retain key talent in the Company. The Executive Pension Plan is designed to replace income levels capped under the Pension Plan by the compensation limit of IRC Section 401(a)(17) ($225,000 for 2007). The SERP is designed to supplement the other Company retirement plans noted above and Social Security so that total income replacement from these programs will equal 50% of the NEOs’ base salary plus STIP target. For further details on these plans, please see the Narratives to the Pension Benefits and Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Tables.

Executive Long Term Disability Plan. As part of our general benefits program, Assurant provides Long Term Disability (“LTD”) coverage for all benefits-eligible employees under a group policy. LTD benefits replace 60% of employees’ monthly plan pay (which is generally defined as base salary plus the STIP Target Award Percentage amount), up to a maximum monthly benefit of $15,000. As an additional benefit, all participants in the SERP (including the NEOs) are eligible for Executive LTD coverage. Executive LTD goes beyond the LTD plan maximum to replace 60% of plan pay, up to a total (group + Executive LTD) maximum benefit per month of $25,000 for most participants3. This coverage is provided through the purchase of individual policies on a bi-annual basis and is fully paid for by Assurant.

E. Deferred Compensation Plans

Currently, each of the NEOs is eligible to participate in the Assurant Deferred Compensation Plan (the “ADC Plan”). The ADC Plan provides key employees the ability to defer a portion of their eligible compensation which is then invested in a variety of mutual funds. Deferrals and withdrawals under the ADC Plan are intended to be fully compliant with the American Jobs Creation Act of 2004’s (“Jobs Act”) definition of eligible compensation and distribution requirements. For further details on the ADC Plan, please see the Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table.

Prior to the adoption of the Jobs Act and the establishment of the ADC Plan in 2005, the NEOs were eligible to participate in either the Assurant Investment Plan (the “AIP”) or the American Security Insurance Company Investment Plan (“the ASIC Plan”). However, since the Jobs Act became effective, it was no longer efficient from a tax planning perspective to maintain the AIP and the ASIC Plan. Therefore, both plans were frozen and currently only withdrawals may be made.

[3]	Since some of Mr. Pollock’s earlier policies had an automatic increase provision built in, his per month maximum was $11,475 from January 1, 2007 to March 19, 2007 and $11,521 starting March 20, 2007.

IV. Management Committee Stock Ownership

In 2004, our former parent company, Fortis sold the majority of its ownership stake in Assurant through an initial public offering. At that point, the Compensation Committee sought to align management and stockholder interests. Therefore, we pursued a strategy to encourage the Management Committee to take ownership positions in our stock. The plan design of the ALTIP and the adoption of our Stock Ownership Guidelines are two examples of how the Compensation Committee has executed this strategy.

The ALTIP Awards consist of a 25% restricted stock component that vests 1/3 per year over a three year period. This feature was designed to promptly deliver restricted stock to the Management Committee. Similarly, the 75% SARs component of the ALTIP Awards have a relatively short exercise period of approximately two years after vesting. This feature was also designed with near-term Management Committee stock ownership in mind.

Currently, the Company has the following Stock Ownership Guidelines and holding requirements for its Non-Employee Directors and the Management Committee:

Non-Employee Director	Must own Assurant stock with a market value equal to 5 times the annual base cash retainer

Chief Executive Officer	Must own Assurant stock with a market value equal to 5 times current base salary

Assurant, Inc. Executive Vice President (including Chief Financial Officer and operating segment Chief Executive Officers)	Must own Assurant stock with a market value equal to 3 times current base salary

Individuals have five years from the effective date of July 1, 2006, or five years from their permanent (not interim) appointment to a specified position (if appointed later), to acquire the required holdings. Currently, all NEOs have a compliance date of July 1, 2011. Eligible sources of shares include personal holdings, restricted stock, 401(k) holdings, and Employee Stock Purchase Plan (“ESPP”) shares. The Compensation Committee tracks the ownership amount of the non-employee directors and Management Committee on an annual basis.

The table below sets forth the NEOs’ total share ownership as of February 15, 2008 compared to the stock ownership holding requirements (based on the closing price on February 15, 2008 of $62.41).

Name	Total Share Ownership[1]	Share Ownership Goal
Mr. Pollock	140,212	76,110
Mr. Peninger	31,112	24,035
Mr. Camacho	35,523	30,524
Ms. Silvester	58,958	24,035
Mr. Lemasters	16,726	24,035
Mr. Atkinson	24,686	21,871

[1]	The total includes vested and unvested restricted stock. 401(k) holdings included in the total are as of December 31, 2007.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Summary Compensation

The following table sets forth the cash and other compensation paid by the Company to the NEOs, or earned by the NEOs, for all services in all capacities during 2007 and 2006, as applicable.

Summary Compensation Table for Fiscal Years 2007 and 2006

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards[1] ($)	Option Awards[1] ($)		Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings[2] ($)		All Other Compen- sation[7] ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)		(g)		(h)		(i)	(j)
J. Kerry Clayton[3], Interim President and Chief Executive Officer	2007	$0	$0	$ 0	$0		$0		$0		$0	$ 0
	2006	$296,990	$0	$ (17,154)[4]	$621,200	[4]	$0		$1,208,144		$157,362	$2,266,542

Robert B. Pollock, President and Chief Executive Officer	2007	$850,000	$0	$ 344,320	$1,221,758		$791,917		$253,098		$158,654	$3,619,747
	2006	$791,250	$0	$ 268,991	$1,318,321		$1,353,038		$660,855		$143,604	$4,536,059
Michael J. Peninger, Executive Vice President and Interim Chief Financial Officer	2007	$470,000	$500,000	$ 102,216	$377,140		$658,000		$296,736		$150,470	$2,554,562
Philip Bruce Camacho, Executive Vice President and Chief Financial Officer	2007	$635,000	$0	$ 182,616	$700,430		$0	[5]	$0	[6]	$153,446	$1,671,492
	2006	$612,000	$75,000	$ 150,892	$755,036		$1,046,520		$350,739		$222,874	$3,213,061
Lesley Silvester, Executive Vice President	2007	$475,000	$0	$ 138,509	$524,412		$694,450		$0	[6]	$86,993	$1,919,364
	2006	$471,000	$0	$ 130,819	$680,576		$684,599		$333,520		$81,963	$2,382,477
S. Craig Lemasters, Executive Vice President; President and Chief Executive Officer of Assurant Solutions	2007	$475,000	$0	$ 106,218	$386,258		$566,200		$527,614		$83,316	$2,144,606
	2006	$459,000	$75,000	$ 75,519	$342,371		$605,880		$104,869		$88,073	$1,750,712
Jerome Atkinson, Executive Vice President and Chief Compliance Officer	2007	$435,000	$0	$ 90,090	$326,287		$598,560		$2,888,846		$74,591	$4,413,374

[1]

The restricted stock amounts reported in column (e) are consistent with the amount recognized for financial statement reporting purposes in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (which we refer to as “FAS 123R”) except for the application of a forfeiture rate. Expense equal to the fair value of each restricted stock award (the closing price of Assurant, Inc. Common Stock on the date of grant) is amortized over the applicable vesting period.

The SARs amounts reported in column (f) are consistent with the amount recognized for financial statement reporting purposes in accordance with FAS 123R except for the application of a forfeiture rate. The fair value of each outstanding SAR was estimated on the date of grant using a Black-Scholes option-pricing model and expense is amortized over the applicable vesting period. Please see Footnote 17 “Incentive Plans—Stock Appreciation Rights” of the Company’s Annual Report on Form 10K for the fiscal year ending December 31, 2007 for a discussion of the Black-Scholes option-pricing model and the assumptions used in this valuation.

In connection with Mr. Clayton’s retirement in 2006, he forfeited 31,762 SARs awarded in 2004 and 83,696 SARs awarded in 2005. He also forfeited 5,314 shares of restricted stock awarded in 2004 and 5,957 shares of restricted stock awarded in 2005. None of the other NEOs forfeited SARs or restricted stock in 2006 or 2007.

[2]

The change in the pension value is the aggregate change in the actuarial present value of the respective NEO’s accumulated benefit under the Company’s three defined benefit pension plans (the SERP, the Executive Pension Plan and the Assurant Pension Plan) from

December 31, 2006 to December 31, 2007 and from December 31, 2005 to December 31, 2006. For each plan, the change in the pension value is determined as the present value of the NEO’s accumulated benefits at December 31, 2006 or December 31, 2007 plus the amount of any benefits paid from the plan during the year less the present value of the accumulated benefits at December 31, 2005 or December 31, 2006, as applicable. Present values of accumulated benefits at December 31, 2005, December 31, 2006 and December 31, 2007 use the same assumptions as included in the financial statements of the Company’s Annual Report on Form 10K for the fiscal years ending December 31, 2005, December 31, 2006 and December 31, 2007, respectively.

[3]

Mr. Clayton returned to the Company from July 2007 to January 28, 2008 to serve as Interim President and Chief Executive Officer and remained in an emeritus status with the Company through the end of February 2008. Mr. Clayton declined any compensation for his service.

Mr. Clayton retired from the Company in 2006 and at the time, declined the receipt of any ALTIP awards (restricted stock and SARs) to which he would have been entitled in 2006. Additionally, Mr. Clayton did not receive any non-equity incentive plan compensation (a STIP Award) for his service to the Company in 2006. The amount reported in the 2006 “Salary” column represents the amount of base salary earned through his last day of employment.

[4]

FAS 123R requires that previously recorded expense related to forfeited option awards and stock awards be reversed in the year the option awards and stock award are forfeited. The negative amount in the 2006 “Stock Awards” column for Mr. Clayton reflects the reversal of the expense recorded in prior periods for restricted stock that was forfeited in 2006. This reversal exceeded the expense recorded in 2006 for Mr. Clayton’s vested restricted stock awards.

There is also a reversed expense related to forfeitures included in the 2006 “Option Awards” column. However, it did not exceed the SARs award expense booked for Mr. Clayton during 2006. The primary reason the 2006 “Stock Awards” column amount is negative while the 2006 “Option Awards” column amount is positive is due to the different amortization expense schedules used for graded vesting (restricted stock) versus cliff vesting (SARs). The amortization expense schedule used for graded vesting is more accelerated than the straight line approach of cliff vesting.

[5]

As of the date of this proxy statement, the Compensation Committee had not made a decision regarding Mr. Camacho’s 2007 short term incentive award payment since he continued to remain on administrative leave.

[6]

This reflects the change in value of pension benefits year over year including the impact of change in assumptions as of December 31, 2007. There was no increase in pension value for Mr. Camacho primarily due to changes in assumptions and SERP form of payment in accordance with regulations under Internal Revenue Code Section 409A. There was no increase in pension value for Ms. Silvester since she is past the applicable normal retirement age under the SERP and has not commenced benefits. Therefore both of these NEOs have $0 in column (h).

[7]

The table below details the amounts reported in the “All Other Compensation” column, which include premiums paid for Executive LTD; Company contributions to the Executive 401(k) Plan; Company contributions to the Assurant 401(k) Plan; perquisites and other personal benefits; and tax reimbursements during 2007:

Name	Executive LTD	Company Contributions to Executive 401(k)	Company Contributions to Assurant 401(k)	Perquisites and Other Personal Benefits	Tax Gross Up Payments	Total
J. Kerry Clayton	$ 0	$ 0	$ 0	—	$ 0	$0
Robert B. Pollock	$4,431	$138,463	$15,750	—	$ 10	$158,654
Michael J. Peninger	$4,533	$ 80,275	$15,750	$49,212[1]	$ 700	$150,470
Philip Bruce Camacho	$4,165	$101,956	$15,750	$31,542[2]	$ 33	$153,446
Lesley Silvester	$5,821	$ 65,422	$15,750	—	$ 0	$86,993
S. Craig Lemasters	$4,631	$ 59,912	$15,750	—	$3,023	$83,316
Jerome Atkinson	$7,106	$ 51,732	$15,750	—	$ 3	$74,591

[1]

This amount includes (1) Company paid expenses totaling $36,441 for his living accommodations in New York, including lease payments, hotel expenses, and incidental expenses; (2) Company paid expenses totaling $11,428 for airfare and related commuting expenses incurred by Mr. Peninger in traveling to and from his primary residence in Kansas; and (3) Company paid expenses relating to spousal travel and business entertainment.

[2]

This amount includes (1) Company paid expenses totaling $16,218 for airfare and related commuting expenses incurred by Mr. Camacho in traveling to and from his primary residence in Georgia; (2) Company paid expenses totaling $12,246 for the payment of country club membership dues. These country club memberships are maintained for business entertainment purposes but may be used for personal use. The entire membership amount has been included, although we believe only a portion of this cost is a perquisite; and (3) Company paid expenses for financial planning, business travel and business entertainment for him and his spouse.

Grants of Plan-Based Awards

The table below sets forth individual grants of awards made to each NEO during 2007.

Grants of Plan-Based Awards Table for Fiscal Year 2007

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)[2]	Grant Date Fair Value of Stock and Option Awards[3]
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

J. Kerry Clayton[4]	— — —	— — $ 0	— — $ 0	— — $ 0		— — —		— — —	— — —	— — —	— — —

Robert B. Pollock	03/08/2007 03/08/2007 —	— — $ 0	— — $850,000	— — $1,700,000		— — —		7,152 — —	— 132,350 —	— $53.48 —	$ 382,489 $1,351,294 —

Michael J. Peninger	03/08/2007 03/08/2007 —	— — —	— — $376,000	— — $ 752,000		— — —		1,977 — —	— 32,450 —	— $53.48 —	$ 105,730 $ 331,315 —

Philip Bruce Camacho	03/08/2007 03/08/2007 —	— — $ 0	— — $635,000	— — $1,270,000		— — —		3,562 — —	— 65,900 —	— $53.48 —	$ 190,496 $ 672,839 —

Lesley Silvester	03/08/2007 03/08/2007 —	— — $ 0	— — $403,750	— — $ 807,500		— — —		2,554 — —	— 47,250 —	— $53.48 —	$ 136,588 $ 482,423 —

S. Craig Lemasters	03/08/2007 03/08/2007 —	— — $ 0	— — $380,000	— — $ 760,000		— — —		2,220 — —	— 41,500 —	— $53.48 —	$ 118,726 $ 423,715 —

Jerome Atkinson	03/08/2007 03/08/2007 —	— — $ 0	— — $348,000	— — $ 696,000		— — —		1,830 — —	— 33,850 —	— $53.48 —	$ 97,868 $ 345,609 —

[1]

The values in columns (c), (d), and (e) are based on multiplying a 0 (threshold), 1 (target), and 2 (maximum) multiplier times each NEO’s STIP Target Award Percentage amount. The actual STIP Award earned by each NEO in 2007 is reported in the column entitled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.

[2]	The base price of 2007 SAR awards is equal to the closing price of Assurant, Inc. Common Stock on the date of grant.

[3]	The grant date fair value of each restricted stock award was computed in accordance with FAS 123R as the closing price of Assurant, Inc. Common Stock on the date of grant.

The grant date fair value of each outstanding SAR award was computed in accordance with FAS 123R using a Black-Scholes option-pricing model. Please see Footnote 17 “Incentive Plans—Stock Appreciation Rights” of the Company’s Annual Report on Form 10K for the fiscal year ending December 31, 2007 for a discussion of the Black-Scholes option-pricing model.

[4]	Since Mr. Clayton declined any compensation for his service as Interim President and CEO, he did not receive any plan-based awards.

Narrative to the Summary Compensation and Grants of Plan-Based Awards Tables

The following is a brief description of the information disclosed in the above referenced tables. For details on our executive compensation program and the plans under which awards were granted, please see the CD&A.

Salary, Bonus and Non-Equity Incentive Plan Arrangements

The NEOs do not have written employment agreements. Instead, salary and non-equity incentive plan opportunities are established by the Compensation Committee on an annual basis. To recognize the fact that Mr. Pollock would be taking on new responsibilities as Chief Executive Officer, the Compensation Committee increased Mr. Pollock’s base salary to $800,000 effective April 1, 2006. The 2006 salary amount reported for Mr. Pollock in the Summary Compensation Table is $791,250 (not $800,000) because his base salary was $765,000 for 3 months of 2006. None of the NEOs received base salary adjustments during the course of 2007.

The Company awarded Messrs. Camacho and Lemasters cash bonuses of $75,000 in 2006 for their outstanding work in obtaining a favorable litigation settlement in December 2006. Mr. Peninger has served as Interim Chief Financial Officer since mid-July 2007. In recognition of his new responsibilities, and because his compensation was not adjusted at the time of his appointment to this interim position, on December 6, 2007, the Compensation Committee approved a one-time cash bonus of $500,000 for Mr. Peninger.

STIP Awards earned by the NEOs for 2007 are equal to the product of the NEO’s base salary, his or her STIP Target Award Percentage and a multiplier set by the Compensation Committee with respect to Assurant, Inc. or the NEO’s operating segment. Mr. Peninger received a STIP Award based on a pro-rated multiplier to reflect his service as President and Chief Executive Officer of Assurant Employee Benefits through mid-July and his service as Interim Chief Financial Officer of the Company for the remainder of the year. Mr. Pollock received a STIP payment that was pro-rated based on the duration of his service (January to mid-July 2007) prior to going on administrative leave. Please see the section entitled “CD&A—Short Term Incentive Program” starting on p. 16 for further details.

Perquisites and Other Compensation

The amounts reported in column (i) of the Summary Compensation Table include premiums paid for Executive LTD Insurance during 2006 and 2007; Company contributions to the Executive 401(k) Plan; Company contributions to the Assurant 401(k) Plan; perquisites and other personal benefits; and tax reimbursements.

As part of our general benefits program, the Company provides LTD coverage for all benefits-eligible employees under a group policy. LTD benefits replace 60% of employees’ monthly plan pay (which is generally defined as base salary plus STIP Target Award Percentage amount), up to a maximum monthly benefit per month of $15,000. As an additional benefit, all participants in the SERP (including the NEOs) are eligible for Executive LTD coverage. Executive LTD goes beyond the LTD plan maximum to replace 60% of plan pay, up to a total (group + Executive LTD) maximum benefit per month of $25,000 for most participants1. Executive LTD coverage is provided through the purchase of individual policies on a bi-annual basis and is fully paid for by the Company. Mr. Clayton was not a participant of the Executive LTD plan because his coverage was terminated when he retired in April 2006.

The Company makes an annual contribution for each participant in the Executive 401(k) Plan equal to 7% of eligible compensation in excess of the IRC Section 401(a)(17) limit (which was $225,000 for 2007). The participant must be employed on the last regularly scheduled work day of the year in order to receive the contribution unless the participant retires, becomes totally disabled, dies or is terminated in the fourth quarter of the year as a result of a reduction in work force.

[1]	Since some of Mr. Pollock’s earlier policies had an automatic increase provision built in, his per month maximum was $11,475 from January 1, 2007 to March 19, 2007 and $11,521 starting March 20, 2007.

The Company also makes an annual contribution to employees participating in the Assurant 401(k) Plan. On or after the first day of the month following the completion of one year of eligibility service, the Company matches a percentage of pre-tax contributions deducted from eligible pay. Participants must be actively employed on the last regularly scheduled workday of the calendar year to be eligible for the Company contribution unless they retire, become totally disabled, die or are terminated in the fourth quarter of the year as a result of a reduction in work force.

The Company pays for financial and tax planning services with a firm that is selected by the Company. The Company has pre-paid the full cost ($13,000) of one initial “comprehensive” financial planning session for eligible executives. Additionally, in 2006, the Company pre-paid up to $10,000 over 5 years for ongoing financial planning sessions for then existing participants. Beginning in 2007, the Company adopted a practice of paying for financial and tax planning services on an “as incurred” basis instead of pre-paying up to $10,000 for ongoing financial planning services.

The Company provides gross up payments for taxes paid on reimbursements of conference expenses and also reimburses executives for taxes paid on expenses for financial and tax planning services. The variance between Messrs. Pollock, Camacho and Atkinson’s tax gross up amounts (in footnote 7 of the Summary Compensation Table) and Messrs. Peninger and Lemasters’ amounts is due to the fact that Messrs. Peninger and Lemasters’ amounts include conference expense tax reimbursements.

Equity Awards

Restricted stock granted on April 1, 2006 and March 8, 2007 vests 1/3 each year on the anniversary of the grant over a three year period, subject to full acceleration upon a change in control of the Company or the relevant operating segment (as defined in the ALTIP) and subject to pro-rata acceleration upon the death or disability of the executive. Pro-rata vesting upon retirement is automatic for awards granted in 2006 and is discretionary for awards granted in 2007. The 2006 and 2007 restricted stock awards were determined by multiplying the ALTIP Target Award Percentage amount, approved by the Compensation Committee, by the NEO’s base compensation on January 1, 2006 and January 1, 2007, respectively, to come up with a target ALTIP Award value. Restricted stock awards represent 25% of the total target award value divided by the closing stock price of Assurant, Inc. Common Stock on the trading day preceding the date of grant. Restricted stock award recipients, as beneficial owners of the shares, have full voting and dividend rights with respect to the shares during and after the restricted period. Dividends are paid in cash and are not eligible for reinvestment during the restricted period. The applicable dividend rate during 2006 and the first quarter of 2007 was $0.10 per share. As of the second quarter of 2007, it was increased to $0.12 per share. Restricted stock shareholders are paid at the same dividend rate as Common Stock shareholders.

SAR awards granted on April 1, 2006 vest on December 31, 2008, subject to full acceleration upon a change in control of the Company or the relevant operating segment (as defined in the ALTIP), or pro-rata acceleration upon the participant’s retirement, death, or disability and have an expiration date of April 1, 2011. SAR awards granted on March 8, 2007 vest on March 8, 2010 and expire on March 8, 2012 subject to full acceleration upon a change in control of the Company or the relevant operating segment (as defined in the ALTIP) and subject to pro-rata acceleration upon death or disability. Pro-rata vesting upon retirement is discretionary for awards granted in 2007. To the extent not previously exercised, all rights issued to executives will automatically be exercised on the earliest of (i) the fifth anniversary of the date of grant, (ii) the second anniversary of the participant’s termination of employment for reason of death or disability, or (iii) ninety days following the participant’s termination of employment for reasons other than retirement, disability or death. SAR awards represent 75% of the total target award value divided by a Black-Scholes fair value. A premium was applied to SARs granted in 2006 and 2007 based on the Company’s strong performance against its STIP performance goals. SAR award recipients do not have voting or dividend rights on the shares issuable under their SARs until the SAR is vested and exercised. For more information regarding the ALTIP and the premiums awarded to each NEO in 2007, please see the section entitled “CD&A—SAR Premium/Discount” on p. 22.

Both restricted stock and SARs are payable solely in shares and are delivered to the participant net of basic taxes, although the participant does have the right to request to pay all taxes in cash to receive all the shares.

Outstanding Equity Awards at Fiscal Year End

The table below provides information concerning unexercised options and stock that has not vested for each NEO outstanding as of December 31, 2007.

Outstanding Equity Awards Table for Fiscal Year 2007

Option Awards[1]								Stock Awards[1]
Name	Number of Securities Underlying Unexercised Options (#) Exercisable[2]		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price[2] ($)	Option Expiration Date[2]	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested[3] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)		(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)
J. Kerry Clayton	Converted SARs	[2]	—		—			0[4]		—	—	—
	89,091					$22.00	04/30/2008

	All Other SARs
	—					—	—
Robert B. Pollock	Converted SARs	[2]			—						—	—
	6,137					$22.88	01/01/2012
	122,347					$22.00	01/01/2012
	2,920					$48.08	01/01/2012
	4,555					$30.83	01/01/2012
	5,820					$25.08	01/01/2013
	4,365					$33.45	01/01/2013
	6,666					$21.89	01/01/2013
	3,442					$42.43	01/01/2013
	104,637					$22.00	01/01/2013
	5,691					$26.56	01/01/2014
	82,473					$22.00	01/01/2014
	5,348					$28.26	01/01/2014
	4,564					$33.13	01/01/2014
	4,831					$31.30	01/01/2014

	All Other SARs
	88,659					$35.64	06/30/2010
			109,894	[5]		$49.25	04/01/2011
			132,350	[6]		$53.48	03/08/2012
								2,104	[7]	$140,758
								4,334	[8]	$289,945
								7,152	[9]	$478,469
Michael J. Peninger	Converted SARs	[2]			—						—	—
	20,136					$26.82	01/01/2010
	14,801					$22.00	01/01/2010
	24,283					$30.11	01/01/2011
	16,053					$22.00	01/01/2011
	24,668					$30.83	01/01/2012
	18,409					$22.00	01/01/2012
	23,645					$33.45	01/01/2013
	15,746					$22.00	01/01/2013
	26,169					$31.30	01/01/2014
	12,409					$22.00	01/01/2014

	All Other SARs
	32,893					$35.64	06/30/2010
			35,924	[5]		$49.25	04/01/2011
			32,450	[6]		$53.48	03/08/2012
								781	[7]	$52,249
								1,307	[8]	$87,438
								1,977	[9]	$132,261

Option Awards[1]								Stock Awards[1]
Name	Number of Securities Underlying Unexercised Options (#) Exercisable[2]		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price[2] ($)	Option Expiration Date[2]	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested[3] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)		(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)

Philip Bruce Camacho	Converted SARs	[2]			—						—	—
	22,582					$22.00	01/01/2012
	20,373					$22.00	01/01/2013
	16,073					$22.00	01/01/2014
	39,944					$26.56	01/01/2014

	All Other SARs
	51,889					$35.64	06/30/2010
	7,000					$38.08	08/12/2010
			63,431	[5]		$49.25	04/01/2011
			65,900	[6]		$53.48	03/08/2012
								1,231	[7]	$82,354
								2,280	[8]	$152,532
								3,562	[9]	$238,298
								168	[10]	$11,239

Lesley Silvester	Converted SARs	[2]			—						—	—
	580					$21.56	01/01/2009
	338					$36.74	01/01/2009
	499					$25.07	01/01/2009
	559					$26.82	01/01/2010
	453					$33.36	01/01/2010
	460					$32.59	01/01/2010
	2,309					$32.51	01/01/2011
	2,064					$36.33	01/01/2011
	2,491					$30.11	01/01/2011
	3,410					$22.88	01/01/2012
	67,966					$22.00	01/01/2012
	1,622					$48.08	01/01/2012
	2,530					$30.83	01/01/2012
	3,230					$25.08	01/01/2013
	2,426					$33.45	01/01/2013
	3,705					$21.89	01/01/2013
	1,912					$42.43	01/01/2013
	58,124					$22.00	01/01/2013
	3,166					$26.56	01/01/2014
	45,818					$22.00	01/01/2014
	2,972					$28.26	01/01/2014
	2,536					$33.13	01/01/2014
	2,683					$31.30	01/01/2014

	All Other SARs
	47,757					$35.64	06/30/2010
			46,721	[5]		$49.25	04/01/2011
			47,250	[6]		$53.48	03/08/2012
								1,133	[7]	$75,798
								1,834	[8]	$122,695
								2,554	[9]	$170,863

Option Awards[1]								Stock Awards[1]
Name	Number of Securities Underlying Unexercised Options (#) Exercisable[2]		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price[2] ($)	Option Expiration Date[2]	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested[3] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)		(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)
S. Craig Lemasters	Converted SARs	[2]									—	—
	4,934					$22.00	01/01/2011
	6,921					$32.51	01/01/2011
	8,898					$22.00	01/01/2012
	16,065					$22.88	01/01/2012
	15,806					$25.08	01/01/2013
	7,891					$22.00	01/01/2013
	6,220					$22.00	01/01/2014
	15,461					$26.56	01/01/2014

	All Other SARs
	15,876					$35.64	06/30/2010
	10,000					$38.08	08/12/2010
			35,651	[5]		$49.25	04/01/2011
			41,500	[6]		$53.48	03/08/2012
								376	[7]	$25,154
								1,321	[8]	$88,375
								2,220	[9]	$148,518
								234	[10]	$15,655
Jerome Atkinson	Converted SARs	[2]			—						—	—
	6,161					$22.00	01/01/2013
	12,331					$25.08	01/01/2013
	12,058					$26.56	01/01/2014
	4,852					$22.00	01/01/2014

	All Other SARs
	10,836					$35.64	06/30/2010
	10,000					$38.08	08/12/2010
			31,684	[5]		$49.25	04/01/2011
			33,850	[6]		$53.48	03/08/2012
								257	[7]	$17,193
								1,188	[8]	$79,477
								1,830	[9]	$122,427
								234	[10]	$15,655

[1]

These columns represent awards under the ALTIP (and its predecessor plans). Awards are either SARs or restricted stock. The Company does not currently award any other options or units of stock to NEOs.

[2]

Although Mr. Clayton returned to serve as Interim President and CEO from July 2007 through January 28, 2008 and remained in an emeritus status with the Company through the end of February 2008, the SAR Expiration Date of 2 years after his date of retirement of April 30, 2006 has not changed. For the other NEOs, the SAR Expiration Date is 10 years from the date of grant for awards granted before 2005 and 5 years from the date of grant for awards granted after 2005.

Until June 29, 2005, the Company maintained the Assurant Appreciation Incentive Rights Plan (“AAIR Plan”), which provided for the issuance of Assurant, Inc. and operating segment cash settled appreciation rights (“AAIR Plan rights”). In 2005, the Company decided it no longer wished to issue operating segment rights or cash settled appreciation rights. The ALTIP was adopted to provide for the payment of appreciation to participants in the form of Assurant, Inc. Common Stock. As a result of the adoption of the ALTIP, the AAIR Plan rights were converted into SARs on June 30, 2005. The intrinsic value of the converted SARs did not change from that of the AAIR Plan rights. “Converted SARs” refers to the AAIR Plan rights (granted over several years prior to our initial public offering) that were converted to SARs on June 30, 2005. In delivering equivalent intrinsic value to the converted SARs, differing base prices may have resulted. Therefore, certain converted SARs with the same expiration date may have differing base prices in the table above.

[3]	Value was determined using the December 31, 2007 closing price of Assurant, Inc. Common Stock of $66.90.

[4]	Mr. Clayton has no unvested restricted stock awards. Upon his retirement in 2006, his restricted stock vested on an accelerated pro-rata basis.

[5]	Award vests on December 31, 2008.

[6]	Award vests on March 8, 2010.

[7]	This restricted stock award was granted on June 30, 2005 and vests 1/3 each year from the date of grant over 3 years.

[8]	This restricted stock award was granted on April 1, 2006 and vests 1/3 each year from the date of grant over 3 years.

[9]	This restricted stock award was granted on March 8, 2007 and vests 1/3 each year from the date of grant over 3 years.

[10]	This restricted stock award was granted on August 12, 2005 and vests 1/3 each year from the date of grant over 3 years.

Option Exercises and Stock Vested in Last Fiscal Year

The following table provides information regarding all of the SARs that were exercised by the NEOs during 2007, and all of the shares of restricted stock held by the NEOs that became vested during 2007 on an aggregated basis.

Option Exercises and Stock Vested Table for Fiscal Year 2007

Option Awards				Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[1]
(a)	(b)	(c)		(d)	(e)
J. Kerry Clayton	47,568 22,311 108,269 90,912	$ $ $ $	2,596,238 1,192,502 6,564,326 5,342,013	—		—
Robert B. Pollock	135,178		$8,195,827
				3,060 2,163 2,103	$ $ $	163,496 116,002 123,909
Michael J. Peninger	—		—	637 652 780	$ $ $	34,035 34,967 45,958
Philip Bruce Camacho	—		—	825 1,137 1,231 166	$ $ $ $	44,080 60,977 72,531 8,192
Lesley Silvester	—		—	2,041 915 1,133	$ $ $	109,051 49,071 66,756
S. Craig Lemasters	—		—	659 377 233	$ $ $	35,342 22,213 11,499
Jerome Atkinson	35,876		$2,138,561
				592 257 233	$ $ $	31,749 15,142 11,499

[1]

From January 1, 2007 to April 30, 2007, the value realized on exercise and/or vesting was determined by using the closing price of Assurant, Inc. Common Stock from the trading day preceding the exercise or vesting date. Effective May 1, 2007 the value realized on exercise and/or vesting was determined by using the closing price of Assurant, Inc. Common Stock on the exercise or vesting date (or prior trading day if the exercise or vesting date fell on a weekend or holiday).

Pension Benefits

The Company maintains three defined benefit pension plans. Two are nonqualified executive defined benefit pension plans, the Supplemental Executive Retirement Plan (the “SERP”) and the pension portion of the Executive Pension and 401(k) Plan1 (the “Executive Pension Plan”), and the other is our broad-based, tax qualified, defined benefit pension plan, the Assurant Pension Plan (the “Pension Plan”).

The table below describes each plan that provides for pension payments to the NEOs.

Pension Benefits Table for Fiscal Year 2007

Name	Plan Name	Number of Years of Credited Service[2] (#)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)		(e)
J. Kerry Clayton[3]	Pension Plan	28.8	$659,078		$26,102	[3]
	Executive Pension Plan	28.8	$0		$0	[3]
	SERP	20.0	$10,959,121		$790,198	[3]
Robert B. Pollock	Pension Plan	25.5	$332,132		$0
	Executive Pension Plan	25.5	$225,872		$0
	SERP	20.0	$6,480,447		$0
Michael J. Peninger	Pension Plan	21.0	$265,490		$0
	Executive Pension Plan	21.0	$181,644		$0
	SERP	20.0	$2,875,810		$0
Philip Bruce Camacho	Pension Plan	17.6	$160,060		$0
	Executive Pension Plan	17.6	$783,955		$0
	SERP	8.4	$117,835	[4]	$0
Lesley Silvester	Pension Plan	22.0	$480,955		$0
	Executive Pension Plan	22.0	$305,524		$0
	SERP	20.0	$3,935,517		$0
S. Craig Lemasters	Pension Plan	18.5	$171,720		$0
	Executive Pension Plan	18.5	$432,443		$0
	SERP	7.4	$391,247		$0
Jerome Atkinson	Pension Plan	19.0	$337,592		$0
	Executive Pension Plan	19.0	$223,959		$0
	SERP	19.9	$2,857,397		$0

[1]

The 401(k) portion of the Executive Pension and 401(k) Plan is a nonqualified defined contribution plan and is reflected in the Nonqualified Deferred Compensation Table. The pension portion of this plan is considered a nonqualified defined benefit plan and is therefore reflected in this table.

[2]	None of the NEOs have more years of credited service under any of the plans than actual years of service with the Company.

[3]

Mr. Clayton’s SERP and Pension Plan benefit payments commenced in May 2006, upon his retirement from the Company. However, Mr. Clayton returned to the Company in July 2007 to serve as Interim President and CEO. During this time, his Pension Plan benefit payments were suspended but he continued to receive his SERP payments ($65,850 per month). The amount of Pension Plan benefits in column (e) represents seven months (from January 2007 to July 2007) of payments he received prior to returning to the Company as Interim President and CEO.

[4]	Mr. Camacho’s SERP benefit is offset by the payment under his Severance Agreement with American Bankers Insurance Group.

Narrative to the Pension Benefits Table

The following is a description of the plans and information reported in the Pension Benefits Table.

The Pension Plan

Eligible employees may generally participate in the Assurant Pension Plan on January 1st or July 1st after completing one year of service with the Company. Credited service for determining a participant’s benefit begins after he or she participates in the plan and has no limit. Eligible compensation under this plan is subject to the Internal Revenue Code (“IRC”) Section 401(a)(17) limit (which was $225,000 for 2007) and generally includes recurring payments such as base salary, STIP Awards, and sales commission, if applicable. Eligible compensation also includes amounts deferred under the Assurant Deferred Compensation Plan in the year deferred.

Each active plan participant on December 31, 2000 was given the choice of continuing to have his or her benefits calculated under the applicable prior plan formula or to have his or her benefits determined under the current pension formula. Anyone joining (or rejoining) the plan after December 31, 2000 will have his or her benefits determined under the current pension formula.

Messrs. Pollock, Peninger, Atkinson and Ms. Silvester are covered under the prior plan formula. Messrs. Camacho and Lemasters are covered under the current plan formula.

Under the current plan formula, the lump sum value of the benefit is based on the participant’s accumulated annual accrual credits multiplied by their final average earnings. Final average earnings (for both the current and prior plan formula) is defined as the highest average annual compensation for five consecutive complete calendar years of employment during the ten consecutive complete calendar years immediately before the participant’s termination of employment. As depicted below, annual accrual credits are measured in percentages and increase as participants reach certain credited service milestones.

Years of Service	Credit
Years 1 through 10	3%
Years 11 through 20	6%
Years 21 through 30	9%
Years over 30	12%

Under the current plan formula, the present value of accumulated benefits at December 31, 2007 is determined as the lump sum value of the benefit based on the participant’s accumulated annual accrual credits and final average earnings (which is limited by IRC Section 401(a)(17)) at December 31, 2007, but not less than the present value of accrued benefits under the prior plan formula.

The prior plan formula is calculated by taking (a) 0.9% multiplied by final average earnings up to Social Security covered compensation multiplied by years of credited service (up to 35 years) plus (b) 1.3% multiplied by final average earnings in excess of Social Security covered compensation multiplied by years of credited service (up to 35 years) plus (c) 1.3% multiplied by final average earnings multiplied by years of credited service in excess of 35. Under the prior plan formula, the present value of accumulated benefits at December 31, 2007 is determined based on the accrued plan benefit at that date and assumes the following: (1) the executives will retire from Assurant at age 65, (2) 20% of the executives will receive their payments in the form of a life annuity and 80% of executives will receive their payments in the form of a 50% joint & survivor annuity, and (3) the present value of annuity benefits is based on an interest rate assumption of 6.49% and the RP 2000 generational mortality table (which is the mortality table assumption from the plan’s most recent financial statement disclosure.)

The Normal Retirement Age for the Assurant Pension Plan is 65. Benefits are actuarially reduced for any payment prior to age 65. A participant covered under the prior plan formula may elect to commence his or her benefit immediately following termination of employment if the lump sum value of the benefit is under $15,000. Otherwise, the participant can commence his or her benefit at age 55, providing he or she has ten years of service, or elect to commence benefits at age 65. Participants covered under the current plan formula may immediately commence their benefit at termination of employment or they may elect to defer the commencement up to age 65.

A participant becomes 100% vested in the benefits under the current plan formula after three years of vesting service. If the participant elected to participate in the prior plan formula, the benefits will become vested after five years of vesting service. All of the NEOs are 100% vested.

If the participant is married, the normal form of payment is a 50% joint and survivor annuity. If the participant is not married, the normal form of payment is a life annuity. In addition to the normal forms of payment described above, there are other optional forms of payment (lump sum and annuity) all of which are actuarially equivalent to the life annuity.

The Executive Pension Plan

Eligible employees may generally begin participating in the Executive Pension Plan on January 1st or July 1st after completing one year of service with the Company and when their eligible compensation exceeds the compensation limit under IRC Section 401(a)(17) (which was $225,000 for 2007). Eligible compensation under this plan generally includes recurring payments such as base salary, STIP Awards, and sales commission, if applicable. Eligible compensation also includes amounts deferred under the Assurant Deferred Compensation Plan in the year deferred.

For participants who are covered under the prior plan formula, eligible compensation was capped for 2007 at $360,000 and this cap is adjusted annually for inflation. Eligible compensation for participants covered under the current plan formula is not capped. With respect to the plan formula to determine benefits, the elections made under the Assurant Pension Plan on December 31, 2000 also apply to the Executive Pension Plan.

Messrs. Pollock, Peninger, Atkinson and Ms. Silvester are covered under the prior plan formula. Messrs. Camacho and Lemasters are covered under the current plan formula.

A participant’s benefit under the Executive Pension Plan is equal to the benefit he or she would have received under the Pension Plan at Normal Retirement Age, recognizing all eligible compensation (not subject to the IRC Section 401(a)(17) limit) reduced by the benefit payable under the Pension Plan (which is subject to the IRC Section 401(a)(17) limit). The benefits under the Executive Pension Plan are payable only in a lump sum following termination of employment. Payments will be made following termination of employment and are subject to the restrictions under IRC Section 409A. Service covered under each of these formulas begins with participation in the Executive Pension Plan and has no limit.

A participant becomes vested in the benefits under the Executive Pension Plan after three years of service if the participant has elected to participate in the current plan formula, and after five years of service if the participant has elected to participate in the prior plan formula. All of the NEOs are currently 100% vested in their Executive Pension Plan benefit.

The present value of the accumulated benefits under this plan uses the same assumptions and methodologies as the Assurant Pension Plan described above, except that under the prior plan formula the Executive Pension is only paid as a lump sum rather than an annuity. For current plan formula participants, the present value of accumulated benefits at December 31, 2007 is determined as the lump sum value of the benefit based on the participant’s accumulated annual accrual credits and unlimited final average earnings as of December 31, 2007 offset by the Assurant Pension Plan Benefits. For prior plan benefits, the present value of accumulated benefits at December 31, 2007 is based on the benefit produced under the prior plan’s formula converted to a lump sum payment1 at the plan’s Normal Retirement Age of 65.

The SERP

To participate in the SERP, an executive is nominated by the Company and approved by the Compensation Committee. Under the SERP, when a participant terminates employment, he or she is entitled to a benefit equal to a “Target Benefit” that is offset by the participant’s benefit payable from the Pension Plan, the Executive Pension Plan and the participant’s estimated Social Security benefit. Mr. Camacho has an additional offset which is actuarially equal to the payment he will receive from his Severance Agreement with American Bankers Insurance Group.

The Target Benefit is equal to 50% of the participant’s eligible compensation multiplied by a fraction, not to exceed 1.0, whose numerator is equal to the number of months of credited service at termination, and whose denominator is equal to 240. After 20 years of credited service and turning age 60 or 62, as applicable, a participant will earn a full 50% benefit under the SERP payable as a life annuity. Eligible compensation under the SERP includes the participant’s most recent base salary plus the target STIP Award approved by the Compensation Committee. Generally, credited service is based on the participant’s years of service with the Company. If a participant was formerly employed by an acquired company, then service with that company may be recognized under the SERP at the discretion of the Compensation Committee.

In 2006, based on a study of the market practice, the Compensation Committee approved a change to the Normal Retirement Age from age 60 to age 62. This change is effective only for participants joining the SERP during 2007 or later. Since Messrs. Lemasters and Atkinson were approved for participation in the SERP effective January 1, 2007, the change in Normal Retirement Age applies to them.

A participant is 0% vested in any of his or her benefits under the SERP until the second anniversary of the date he or she commences participation in the plan. On the second anniversary of participation, the participant vests in the SERP benefit at the rate of 3% for each month of employment thereafter with the Company. A participant will automatically become 100% vested in his or her SERP benefit in the event of death or disability. If a participant is terminated for cause, as defined in the SERP, or commits a material breach of certain covenants regarding non-competition, confidentiality, non-solicitation of employees or non-solicitation of customers, then the participant will forfeit any remaining SERP benefits.

For grandfathered benefits, the participant may commence his or her vested SERP benefit at any time following termination as elected by the participant in his or her Joinder Agreement. If the participant commences his or her benefit prior to Normal Retirement Age then the SERP benefit will be reduced on an actuarially equivalent basis from Normal Retirement Age to the date the benefit actually commences.

[1]

The lump sum conversion basis at retirement consists of the greater of an interest rate of 4.75% and the 1994 Group Annuity Mortality Table and a blend of segmented high-quality corporate bond rates and 30 year treasury rates using the mortality required by Internal Revenue Code Section 4.17(e), as updated by the Pension Protection Act of 2006 (“PPA”). Accordingly, the lump sum values shown are based on December monthly bond segment rates of 4.93% for years 0-5, 6.13% for years 5-20 and 6.69% for years 20+ and an assumed 30-year treasury securities rate of 5.28%. The present value of the lump sum payment is determined using a pre-retirement interest rate of 6.28%.

For benefits earned or vested after December 31, 2004, the only form of payment available under the SERP is a single lump payment that is the actuarial equivalent of the SERP benefit payable as a life annuity.

For benefits earned and vested as of December 31, 2004, the default form of payment under the SERP is a single lump sum payment that is the actuarial equivalent of the SERP benefit payable as a life annuity. The participant may also elect to have his or her SERP benefit paid in any optional benefit form permitted under the Pension Plan. Similar to the lump sum payment, each of these optional forms are the actuarial equivalent of the SERP benefit. A participant may elect to change the date on which the SERP benefit will commence up until one year prior to the participant’s termination date. Payments made following termination of employment are subject to the restrictions of IRC Section 409A.

Messrs. Pollock, Peninger, Camacho and Ms. Silvester are 100% vested in their SERP benefit. Messrs. Atkinson and Lemasters are 0% vested in their SERP benefit. Messrs. Pollock, Peninger and Ms. Silvester have 20 years of credited service and therefore will only continue to accrue benefits under the SERP due to increases in eligible compensation (as defined in the SERP). None of the NEOs, except Ms. Silvester, have attained Normal Retirement Age as of fiscal year end 2007; therefore, if they terminate employment, their SERP benefit would be actuarially reduced to their respective ages.

The present value of the accumulated benefits at December 31, 2007 was determined based on the December 31, 2007 accrued benefit using the base salary, target STIP Award and credited service at December 31, 2007. For Mr. Camacho, the present value of his accumulated benefits reflects an additional offset of the retirement payment he will receive from his Severance Agreement with American Bankers Insurance Group. The present value of the accumulated benefits at December 31, 2007 is determined assuming the following: (1) the executives will retire from Assurant at the plan’s Normal Retirement Age; (2) the executives will receive their benefits in accordance with their current form of payment elections stated in their Joinder agreements2; (3) For Messrs. Pollock and Peninger’s grandfathered benefits earned and vested as of December 31, 2004, the present value of the annuity benefits is determined using an interest rate of 6.28% and the RP 2000 generational mortality table; and (4) the present value of single lump sum benefits is determined using an interest rate of 6.28% to the retirement date and a lump sum conversion factor3 at retirement.

Number of Years of Credited Service

The number of years of credited service varies between plans for the following reasons. Eligibility for the Pension and Executive Pension Plan is based on a one year waiting period from date of hire and results in the same amount of credited service under both plans. Eligibility under the SERP generally recognizes all service with the Company; however, if a participant was formerly employed by an acquired company, then service with that company may or may not be recognized under the SERP at the discretion of the Compensation Committee. Messrs Pollock, Camacho and Lemasters all have prior service that was not recognized.

For purposes of determining the amount of benefits payable under the SERP, the credited service is capped at 20 years. Actual years of service with the Company may be greater.

[2]

For grandfathered benefits earned and vested as of December 31, 2004, Messrs. Pollock and Peninger have elected annuity forms of payment and Ms. Silvester has elected single lump sum form of payment and for benefits earned or vested after December 31, 2004, the only form of payment available to executives is a single lump payment that is the actuarial equivalent of the SERP benefit payable as a life annuity.

[3]

The lump sum conversion basis at retirement for Ms. Silvester is based on a blend of segmented high-quality corporate bond rates and 30 year treasury rates. For Messrs. Atkinson, Camacho, and Lemasters the lump sum values shown are based on December monthly bond segment rates of 4.93% for years 0-5, 6.13% for years 5-20 and 6.69% for years 20+. The mortality is based on the IRC Section 417(e) mortality table prescribed by PPA. The PPA has modified the required lump sum conversion basis to be based on segmented high quality corporate bond rates instead of 30 year treasury rates. PPA provides a 5 year phase-in period for this change in interest rate basis where a blend of the segmented corporate bond rates and 30 year treasury rates will be used for payments through 2011. Therefore, the lump sum conversion basis for those participants who attain their normal retirement date after 2011 is solely based on the segmented high-quality corporate bond rates.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

The table below sets forth, for each NEO, information with respect to each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified. The Company currently maintains the Assurant Deferred Compensation Plan (the “ADC Plan”), which provides for the deferral of compensation on a basis that is not tax-qualified. The Assurant Investment Plan (the “AIP”) and the American Security Insurance Company Investment Plan (the “ASIC Plan”), which were frozen in December 2004, were predecessors of the ADC Plan in which some NEOs may still have balances that can be withdrawn. The 401(k) portion of the Executive Pension and 401(k) Plan1 (the “Executive 401(k)”) is a defined contribution plan.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table

for Fiscal Year 2007

Name	Plan	Executive Contributions in Last FY ($)		Registrant Contributions in Last FY2, [3] ($)		Aggregate Earnings in Last FY2 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE[2] ($)
(a)		(b)		(c)		(d)	(e)	(f)
J. Kerry Clayton	ADC Plan	$0		$0	[4]	$0	$0	$0
	AIP	$0	[5]	$0	[5]	$717,611	$0	$7,484,004
	Executive 401(k)	$0	[5]	$0		$0	$0	$0
	TOTAL	$0		$0		$717,611	$0	$7,484,004
Robert B. Pollock	ADC Plan	$676,519		$0	[4]	$92,142	$61,639	$1,554,431
	AIP	$0	[5]	$0	[5]	$301,209	$2,368,031	$6,151,458
	Executive 401(k)	$0	[5]	$138,463		$64,262	$0	$1,066,364
	TOTAL	$676,519		$138,463		$457,613	$2,429,670	$8,772,253
Michael J. Peninger	ADC Plan	$0		$0	[4]	$0	$0	$0
	AIP	$0	[5]	$0	[5]	$136,127	$0	$1,729,378
	Executive 401(k)	$0	[5]	$80,275		$11,016	$0	$312,962
	TOTAL	$0		$80,275		$147,143	$0	$2,042,340
Philip Bruce Camacho	ADC Plan	$0		$0	[4]	$0	$0	$0
	AIP	$0	[5]	$0	[5]	$0	$0	$0
	Executive 401(k)	$0	[5]	$101,956		$17,495	$0	$491,660
	TOTAL	$0		$101,956		$17,495	$0	$491,660
Lesley Silvester	ADC Plan	$342,299		$0	[4]	$36,395	$0	$706,221
	AIP	$0	[5]	$0	[5]	$183,021	$2,969,343	$882
	Executive 401(k)	$0	[5]	$65,422		$26,804	$0	$524,844
	TOTAL	$342,299		$65,422		$246,220	$2,969,343	$1,231,947
S. Craig Lemasters	ADC Plan	$0		$0	[4]	$7,229	$0	$80,606
	AIP	$0	[5]	$0	[5]	$9,789	$0	$353,776
	Executive 401(k)	$0	[5]	$59,912		$8,513	$0	$241,937
	TOTAL	$0		$59,912		$25,531	$0	$676,319
Jerome Atkinson	ADC Plan	$587,889		$0	[4]	$60,518	$0	$1,311,771
	ASIC Plan	$0	[5]	$0	[5]	$31,453	$0	$1,168,290
	Executive 401(k)	$0	[5]	$51,732		$13,353	$0	$255,632
	TOTAL	$587,889		$51,732		$105,324	$0	$2,735,693

[1]

The pension portion of the Executive Pension and 401(k) Plan is a nonqualified defined benefit plan and is reflected in the Pension Benefits Table. The 401(k) portion of this plan is considered a nonqualified defined contribution plan and is therefore reflected in this table.

[2]

The amounts in column (c) were reported as compensation in the last completed fiscal year in the “All Other Compensation” column of the Summary Compensation Table as follows: for Mr. Clayton, $0 in Company contributions to the Executive 401(k) (Mr. Clayton was not entitled to receive this benefit in 2007 since he declined a salary); for Mr. Pollock, $138,463 of Company contributions to the Executive 401(k); for Mr. Peninger, $80,275 of Company contributions to the Executive 401(k); for Mr. Camacho, $101,956 of Company contributions to the Executive 401(k); for Ms. Silvester, $65,422 of Company contributions to the Executive 401(k); for Mr. Lemasters, $59,912 of Company contributions to the Executive 401(k); and for Mr. Atkinson, $51,732 of Company contributions to the Executive 401(k).

The NEOs’ Aggregate Earnings in the last fiscal year reported in column (d) with respect to the ADC Plan, ASIC Plan and AIP, as applicable, represent the capital gains or losses on investments in publicly available mutual funds, interest and dividends held in the plans during 2007. The Company does not provide any preferential or above market earnings or contributions. These earnings are not reported in any column of the Summary Compensation Table. With respect to the Executive 401(k), the aggregate earnings represent capital gains or losses, interest and dividends on the aggregate balance during 2007. Similarly, the Company does not provide any above market or preferential earnings and these earnings are not reported in the Summary Compensation Table.

The amounts in column (f) are as follows:

For the ADC Plan, the following amounts that are part of the totals in column (f) were also reported as compensation in the “Non-Equity Incentive Pay Compensation” column of the Summary Compensation Table for the 2006 fiscal year: for Mr. Pollock, $676,519 of $1,353,038; and for Ms. Silvester, $342,299 of $684,599.

For the AIP or ASIC Plan, no contributions could have been made during the fiscal year 2007 since both plans have been frozen since December 2004.

For the Executive 401(k), the following amounts that make up the totals in column (f) were reported as compensation in the “All Other Compensation” column of the Summary Compensation Table for the 2006 fiscal year: for Mr. Pollock, $121,749 of Company contributions to the Executive 401(k); for Mr. Camacho, $100,436 of Company contributions to the Executive 401(k); for Ms. Silvester, $62,054 of Company contributions to the Executive 401(k); and for Mr. Lemasters, $49,142 in 2006 of Company contributions to the Executive 401(k).

[3]

The Executive 401(k) amounts reported in this column reflect the Company contribution to the Executive 401(k) Plan (7% of eligible compensation in excess of the limit under IRC Section 401(a)(17)) that was made in February 2008.

[4]	The Company does not currently make any contributions to the ADC Plan.

[5]

Since the AIP and ASIC Plan have both been frozen since December 2004, no contributions could have been made during fiscal year 2007. The Executive 401(k) Plan does not provide for participant contributions.

Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table

The following is a description of the plans and information reported in the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table.

The ADC Plan

The ADC Plan allows its participants to defer current compensation on a pre-tax basis. Contributions to the ADC Plan are eligible to receive tax deferred earnings. The plan is a nonqualified plan that is not subject to the IRC limitations that apply to tax qualified plans. Participation in the ADC Plan is restricted to a select group of management or highly compensated employees of the Company. The ADC Plan is offered to employees who earn at least $125,000 in annual base salary or are reasonably expected to have a total annual compensation (base salary, commissions, and bonuses) of at least $200,000 and to all members of the Board of Directors.

Under the terms of the ADC Plan, deferral elections can be made once a year with respect to base salary, incentive payments or (with respect to the Board of Directors) director fees to be earned in the following year. Incentive payments include the annual STIP Awards paid under the Executive Management Incentive Plan and any other non-base salary cash compensation paid to participants under any other incentive plan or bonus arrangement of the Company relating to services performed during any calendar year, including but not limited to, commissions, special incentives or bonuses, lump sum change in control payments and eligible severance payments. Long term incentive awards are not eligible for deferral.

During 2007, the ADC Plan required a minimum annual deferral of $2,000 per type of compensation (i.e. base salary, incentive payments or director fees) and beginning in 2008, it requires a minimum annual deferral of 10% per type of compensation. Participants may defer no more than 50% of annual base salary and may defer up to a 100% of annual incentive payments and director fees. A participant is at all times 100% vested in his or her deferral account.

The participants select among various publicly available mutual funds in which to invest the deferred compensation on a tax deferred basis. Each deferral amount is credited to an account on the books of the Company. That account is then credited with earnings and losses based on the performance of the mutual funds. Participants have the ability to change their investment elections. Currently, the Company does not provide any above market earnings or preferential earnings to the participants.

Each deferral must remain in the plan for at least one full calendar year, until July 1 of the next year or until the earlier of termination, disability or death. Deferrals cannot be changed or revoked during the plan year, except as permitted by applicable law. In order to make withdrawals from the ADC Plan, the participant, at the time of election of deferrals, must irrevocably elect to receive a future fixed date payout. This provides for deferrals to be made payable within 60 days of July 1 of the plan year specified. Each fixed date payout will be a lump sum payment in an amount that is equal to the selected portion of that year’s deferral amount. Participants also have the choice to divide their plan year deferrals into 25% increments and to make different fixed date payout elections for each such portion. At the time of deferral, the participant may irrevocably elect to receive payments subject to the fixed date payout election at the earlier of the specified July 1 fixed date payout date or his or her termination, or, instead to receive such amounts at the specified July 1 fixed date payout date regardless of any intervening termination.

Upon voluntary or involuntary termination (including retirement) or disability, participants can withdraw their account balances from the ADC Plan in a lump sum or in annual installments over five, ten or fifteen years or other agreed upon installment schedule between the participant and the administrator. Payments are made as soon as practicable following the close of the calendar quarter in which the termination takes place. As a result of IRC Section 409A, certain key employees (including the NEOs) are subject to a six-month waiting period for distributions following termination.

The AIP

Prior to the establishment of the ADC Plan in 2005, the NEOs (except Mr. Atkinson) were eligible to participate in the AIP. The AIP provided key employees the ability to exchange a portion of their compensation for options to purchase certain publicly available mutual funds. The Company did not provide any above market earnings or preferential earnings to the participants. The AIP was frozen in December 2004. Since then, participants have been able to withdraw from the AIP and have the ability to change their investment elections but any new deferrals of compensation have been made through the ADC Plan.

After termination, each of the NEOs has five or ten years to withdraw his or her money from the AIP. If the participant did not sign a non-competition and non-solicitation provision, he or she has up to two years to withdraw money from the AIP if he or she terminates employment or five years in the case of death, disability or retirement. If the participant did sign a non-competition and non-solicitation provision, he or she has up to five years to withdraw in the case of termination, or ten years in the case of death, disability or retirement.

The ASIC Plan

Prior to the establishment of the ADC Plan in 2005, executives at one of our subsidiaries (including Mr. Atkinson), American Security Insurance Company, were eligible to participate in the ASIC Plan, a mirror plan of the AIP. The ASIC Plan provided key employees the ability to exchange a portion of their compensation for options to purchase certain publicly available mutual funds. The Company did not provide any above market earnings or preferential earnings to the participants. Along with the AIP, the ASIC Plan was frozen in December 2004. Since then, participants have been able to withdraw from the ASIC Plan and have the ability to change their investment elections but any new deferrals of compensation have been made through the ADC Plan.

After termination, each of the NEOs has five or ten years to withdraw his or her money from the ASIC Plan. If the participant did not sign a non-competition and non-solicitation provision, he or she has up to two years to withdraw money from the ASIC Plan if he or she terminates employment or five years in the case of death, disability or retirement. If the participant did sign a non-competition and non-solicitation provision, he or she has up to five years to withdraw in the case of termination, or ten years in the case of death, disability or retirement.

The Executive 401(k) Plan

Eligible employees may generally participate in this plan after completing one year of service with the Company and when their eligible compensation exceeds the compensation limit under IRC Section 401(a)(17). Eligible compensation under this plan generally includes recurring payments such as base salary, STIP Awards, sales commission and amounts deferred under the ADC Plan in the year deferred.

The Company makes an annual contribution for each participant in this plan equal to 7% of eligible compensation in excess of the IRC Section 401(a)(17) limit (which was $225,000 for 2007). The participant must be employed on the last regularly scheduled work day of the year in order to receive the contribution unless the participant retires, becomes totally disabled, dies or is terminated in the fourth quarter of the year as a result of a reduction in work force. The participants select among various publicly available mutual funds in which the contributions are deemed to be invested on a tax deferred basis. These contributions are credited with earnings and losses based on the performance of the mutual funds. Currently, the Company does not provide any above market earnings or preferential earnings to the participants.

Eligibility for retirement is defined as age 55 and completion of ten years of service. Ms. Silvester and Mr. Atkinson meet the retirement criteria under this plan. Please see footnote 7 of the Summary Compensation Table for quantification of Company contributions to the Executive 401(k) Plan in 2007.

The benefits under the Executive 401(k) Plan are payable only in a lump sum following termination of employment. The lump sum represents the accumulated value of Company contributions and deemed earnings and losses. Payments made following termination of employment are subject to the restrictions of IRC Section 409A.

A participant becomes vested in the benefits under the Executive 401(k) Plan after three years of service. All of the NEOs are currently 100% vested in their Executive 401(k) Plan benefit.

Potential Payments Upon Termination or Change in Control

The following section sets forth for each NEO, an estimate of potential payments the NEO would have received at, following, or in connection with termination of employment under the circumstances enumerated below on December 31, 2007.

Potential Payments upon Termination or Change in Control Table

Name	Payout if Terminated Voluntarily 12/31/07 (Not Retirement)[1]	Payout if Terminated Voluntarily 12/31/07 (Retirement)[1]	Payout if Terminated Involuntarily 12/31/07[2]		Payout if Terminated Upon Change in Control 12/31/07		Payout if Terminated Upon Death 12/31/07	Payout if Terminated Upon Disability 12/31/07
	(a)	(b)	(c)		(d)		(e)	(f)
J. Kerry Clayton[3]
Compensation
Base Salary	—	—	—		—		—	—
STIP Award	—	—	—		—		—	—
Long Term Incentive Program
SARs: Unvested and Accelerated	—	—	—		—		—	—
Restricted Stock: Unvested and Accelerated	—	—	—		—		—	—
Benefits and Perquisites
Executive Pension Plan	—	—	—		—		—	—
SERP	—	—	—		—		—	—
Executive 401(k)Plan	—	—	—		—		—	—
Welfare Benefit Lump Sum	—	—	—		—		—	—
Severance	—	—	—		—		—	—
Outplacement	—	—	—		—		—	—
Gross Up on Excise Taxes	—	—	—		—		—	—
TOTAL	—	—	—		—		—	—

Robert B. Pollock
Compensation
Base Salary	$0	—	$0		$0		$0	$0
STIP Award	$0	—	$0		$850,000		$0	$0
Long Term Incentive Program
SARs: Unvested and
Accelerated[4]	$0	—	$0		$3,715,775		$1,786,465	$1,786,465
Restricted Stock: Unvested and Accelerated[5]	$0	—	$0		$909,171		$418,727	$418,727
Benefits and Perquisites
Executive Pension Plan[6]	$271,001	—	$271,001		$271,001		$249,321	$271,001
SERP[7]	$6,480,447	—	$6,480,447		$8,070,133	[8]	$7,110,029	$6,480,447
Executive 401(k)Plan[9]	$1,066,364	—	$1,066,364		$1,066,364		$1,066,364	$1,066,364
Welfare Benefit Lump Sum[10]	$0	—	$0	[11]	$26,091		$0	$0
Severance	$0	—	$0	[11]	$5,100,000		$0	$0
Outplacement	$0	—	$0	[11]	$25,000	[12]	$0	$0
Gross Up on Excise Taxes	—	—	—		$3,020,854		—	—
TOTAL	$7,817,812	—	$7,817,812		$23,054,389		$10,630,906	$10,023,004

Name	Payout if Terminated Voluntarily 12/31/07 (Not Retirement)[1]		Payout if Terminated Voluntarily 12/31/07 (Retirement)[1]		Payout if Terminated Involuntarily 12/31/07[2]		Payout if Terminated Upon Change in Control 12/31/07		Payout if Terminated Upon Death 12/31/07	Payout if Terminated Upon Disability 12/31/07
	(a)		(b)		(c)		(d)		(e)	(f)
Michael J. Peninger
Compensation
Base Salary	$0		—		$0		$0		$0	$0
STIP Award	$0		—		$0		$376,000		$0	$0
Long Term Incentive Program
SARs: Unvested and
Accelerated[4]	$0		—		$0		$1,069,540		$543,685	$543,685
Restricted Stock: Unvested and Accelerated[5]	$0		—		$0		$271,949		$132,730	$132,730
Benefits and Perquisites
Executive Pension Plan[6]	$218,663		—		$218,663		$218,663		$202,044	$218,663
SERP[7]	$2,624,515		—		$2,624,515		$3,340,583	[8]	$3,161,171	$2,624,515
Executive 401(k)Plan[9]	$312,962		—		$312,962		$312,962		$312,962	$312,962
Welfare Benefit Lump Sum[10]	$0		—		$0	[11]	$28,833		$0	$0
Severance	$0		—		$0	[11]	$2,538,000		$0	$0
Outplacement	$0		—		$0	[11]	$25,000	[12]	$0	$0
Gross Up on Excise Taxes	—		—		—		$1,481,928		—	—
TOTAL	$3,156,140		—		$3,156,140		$9,663,458		$4,352,592	$3,832,555

Philip Bruce Camacho
Compensation
Base Salary	$0		—		$0		$0		$0	$0
STIP Award	$0		—		$0		$635,000		$0	$0
Long Term Incentive Program
SARs: Unvested and Accelerated[4]	$0		—		$0		$2,003,937		$992,032	$992,032
Restricted Stock: Unvested and Accelerated[5]	$0		—		$0		$484,423		$236,090	$236,090
Benefits and Perquisites
Executive Pension Plan[6]	$775,141		—		$775,141		$775,141		$783,955	$775,141
SERP[7]	$679,709	[13]	—		$679,709	[13]	$2,403,110	[8]	$362,209	$997,209
Executive 401(k)Plan[9]	$491,660		—		$491,660		$491,660		$491,660	$491,660
Welfare Benefit Lump Sum[10]	$0		—		$0	[11]	$29,568		$0	$0
Severance	$0		—		$0	[11]	$3,810,000	[14]	$0	$0
Severance Agreement with American Bankers Insurance Group	$635,000	[15]	—		$635,000		$0	[14]	$952,500	$317,500
Outplacement	$0		—		$0	[11]	$25,000	[12]	$0	$0
Gross Up on Excise Taxes	—		—		—		$0		—	—
TOTAL	$2,581,510		—		$2,581,510		$10,657,839		$3,818,446	$3,809,632

Lesley Silvester
Compensation
Base Salary	—		$0		$0		$0		$0	$0
STIP Award	—		$0		$0		$403,750		$0	$0
Long Term Incentive Program
SARs: Unvested and Accelerated[4]	—		$549,763		$549,763		$1,458,723		$725,900	$725,900
Restricted Stock: Unvested and Accelerated[5]	—		$137,212		$137,212		$369,355		$184,644	$184,644
Benefits and Perquisites
Executive Pension Plan[6]	—		$342,835		$342,835		$342,835		$316,951	$342,835
SERP[7]	—		$3,935,517		$3,935,517		$3,935,517	[8]	$4,578,170	$3,935,517
Executive 401(k)Plan[9]	—		$524,844		$524,844		$524,844		$524,844	$524,844
Welfare Benefit Lump Sum[10]	—		$0	[11]	$0	[11]	$20,168		$0	$0
Severance	—		$0	[11]	$0	[11]	$2,636,250		$0	$0
Outplacement	—		$0	[11]	$0	[11]	$25,000	[12]	$0	$0
Gross Up on Excise Taxes	—		—		—		$0		—	—
TOTAL	—		$5,490,171		$5,490,171		$9,716,442		$6,330,509	$5,713,740

Name	Payout if Terminated Voluntarily 12/31/07 (Not Retirement)[1]	Payout if Terminated Voluntarily 12/31/07 (Retirement)[1]	Payout if Terminated Involuntarily 12/31/07[2]		Payout if Terminated Upon Change in Control 12/31/07		Payout if Terminated Upon Death 12/31/07	Payout if Terminated Upon Disability 12/31/07
	(a)	(b)	(c)		(d)		(e)	(f)
S. Craig Lemasters
Compensation
Base Salary	$0	—	$0		$0		$0	$0
STIP Award	$0	—	$0		$380,000		$0	$0
Long Term Incentive Program
SARs: Unvested and
Accelerated[4]	$0	—	$0		$1,186,172		$574,193	$574,193
Restricted Stock: Unvested and Accelerated[5]	$0	—	$0		$277,702		$126,307	$126,307
Benefits and Perquisites
Executive Pension Plan[6]	$432,443	—	$432,443		$432,443		$432,443	$432,443
SERP[7]	$0	—	$0		$1,016,790	[8]	$497,063	$497,063
Executive 401(k)Plan[9]	$241,937	—	$241,937		$241,937		$241,937	$241,937
Welfare Benefit Lump Sum[10]	$0	—	$0	[11]	$29,793		$0	$0
Severance	$0	—	$0	[11]	$2,565,000		$0	$0
Outplacement	$0	—	$0	[11]	$25,000	[12]	$0	$0
Gross Up on Excise Taxes	—	—	—		$1,568,522		—	—
TOTAL	$674,380	—	$674,380		$7,723,359		$1,871,943	$1,871,943

Jerome Atkinson
Compensation
Base Salary	—	$0	$0		$0		$0	$0
STIP Award	—	$0	$0		$348,000		$0	$0
Long Term Incentive Program
SARs: Unvested and
Accelerated[4]	—	$372,821	$372,821		$1,013,498		$499,009	$499,009
Restricted Stock: Unvested and Accelerated[5]	—	$72,653	$72,653		$234,752		$106,639	$106,639
Benefits and Perquisites
Executive Pension Plan[6]	—	$256,772	$256,772		$256,772		$234,946	$256,772
SERP[7]	—	$0	$0		$3,743,248	[8]	$3,162,565	$3,162,565
Executive 401(k)Plan[9]	—	$255,632	$255,632		$255,632		$255,632	$255,632
Welfare Benefit Lump Sum[10]	—	$0	$0	[11]	$32,516		$0	$0
Severance	—	$0	$0	[11]	$2,349,000		$0	$0
Outplacement	—	$0	$0	[11]	$25,000	[12]	$0	$0
Gross Up on Excise Taxes	—	—	—		$2,397,836		—	—
TOTAL	—	$957,878	$957,878		$10,656,254		$4,258,791	$4,280,617
[1]

As of December 31, 2007, Ms. Silvester and Mr. Atkinson met the requirements to be considered “retired” by the Company (age 55 with 10 years of service). Therefore, if Ms. Silvester or Mr. Atkinson were to terminate voluntarily, it would be considered a retirement and column (b) “Payout if Terminates Voluntarily (Not Retirement)” is not applicable to Ms. Silvester and Mr. Atkinson. Since none of the other NEOs qualify for retirement, the column entitled “Payout if Terminates Voluntarily (Retirement)” is not applicable to them.

[2]

The values in this column reflect involuntary termination not for cause. In the event of involuntary termination for cause, the same amounts would be payable except as follows: (1) the NEOs would not receive a SERP payment and (2) Mr. Camacho would also not receive any payment under his Severance Agreement with American Bankers Insurance Group.

[3]

Mr. Clayton retired at the end of April 2006 and received previously disclosed payouts. In July 2007, he returned as Interim President and CEO but declined compensation for his service. After he left the Company at the end of February 2008, Mr. Clayton continued to receive retirement benefits under the SERP ($64,219 per month) and effective March 1, 2008, the Pension Plan ($3,930 per month).

[4]

These amounts assume an exercise date of December 31, 2007 and are based on the closing stock price of $66.90. These amounts also reflect accelerated vesting in the event of a change in control and pro-rata vesting in the event of death or disability. Pro-rata vesting in the event of retirement only applies to awards granted prior to 2007. In January 2007, the Compensation Committee amended the ALTIP to eliminate mandatory pro-rata vesting upon retirement and instead decided to make such vesting discretionary (starting in March 2007).

[5]

These amounts assume accelerated vesting of all unvested restricted stock on December 31, 2007 based on the closing stock price of $66.90. These amounts also reflect accelerated vesting in the event of a change in control and pro-rata vesting in the event of death or disability. Pro-rata vesting in the event of retirement only applies to awards granted prior to 2007. In January 2007, the Compensation Committee amended the ALTIP to eliminate mandatory pro-rata vesting upon retirement and instead decided to make such vesting discretionary (starting in March 2007).

[6]	Executive Pension Plan benefits are payable only as a lump sum payment and as soon as administratively feasible following termination (in compliance with IRC Section 409A).

[7]	SERP payments are all shown as the present value of the retirement benefit.

[8]

Upon a change in control (under the SERP), participants are granted 3 additional years of benefit service (capped at 20 years) and are considered 3 years older. The amounts in this column represent the present value of the SERP benefit under these conditions.

[9]

This amount includes the Company contribution to the Executive 401(k) Plan which was made in February 2008 since that amount would have been payable to an NEO if he or she terminated on December 31, 2007.

[10]

This represents a one-time lump sum payment by the Company that equals the value of Company paid premiums for the medical, dental, life insurance and disability plans as of December 31, 2007 for 18 months based on the individual’s benefit election (in accordance with IRC Section 409A).

[11]

Although no agreements exist with respect to the exact severance amounts an NEO would receive upon voluntary termination (retirement) or involuntary termination (other than Mr. Camacho’s Severance Agreement with American Bankers Insurance Group), the Company may consider paying discretionary severance amounts (including a welfare benefit lump sum and costs of outplacement services) depending on the facts and circumstances of the NEO’s termination.

[12]	This represents the Company’s best estimate of the costs of outplacement services for an NEO.

[13]	Under the terms of the SERP Joinder Agreement, in these circumstances Mr. Camacho’s benefit is offset by the payment under his Severance Agreement with American Bankers Insurance Group.

[14]	If Mr. Camacho’s employment is terminated upon a change in control, his Change in Control Severance Agreement with Assurant, Inc. will govern.

[15]

Based on the terms of Mr. Camacho’s Severance Agreement with American Bankers Insurance Group, Mr. Camacho would receive this amount if the Company decreased Mr. Camacho’s base salary to a level less than 80% of the salary level in the prior year and he resigned after such a decrease.

Narrative to the Potential Payments Upon Termination or Change in Control Table

The following is a description of the information reported in the Potential Payments Upon Termination or Change in Control Table, including the material terms of the Change in Control Severance Agreements and the methodology and material assumptions made in calculating the Executive Pension Plan and SERP benefits payable in the event of disability or death. The material terms of the Executive Pension Plan and the SERP are described in the section entitled “Narrative to the Pension Benefits Table”. The material terms of the ADC Plan and the Executive 401(k) Plan are described in the section entitled “Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table”. Additional information on the ALTIP is described in the CD&A and the section entitled “Narrative to the Summary Compensation and Grants of Plan-Based Awards Tables.”

Accelerated and Pro-rated Vesting of Restricted Stock and SARs

For each of the NEOs, the ALTIP provides for accelerated vesting of restricted stock and SARs in the event of a change in control. In 2007, upon termination due to death or disability, NEOs were entitled to receive a pro-rata portion of their unvested ALTIP SARs and restricted stock. Pro-rata vesting upon retirement is discretionary for awards granted in 2007 and thereafter. The remaining unvested ALTIP SARs and restricted stock would be forfeited. Additionally, since Ms. Silvester and Mr. Atkinson meet eligibility standards for retirement, if either were to have left voluntarily or involuntarily, it would be considered retirement and they would receive pro-rata vesting of restricted stock and SARs for awards granted prior to 2007.

The SERP

Messrs. Pollock, Peninger, Camacho and Ms. Silvester are 100% vested in their SERP benefit. Messrs. Lemasters and Atkinson are 0% vested in their SERP benefit. Messrs. Pollock, Peninger and Ms. Silvester have

20 years of credited service and therefore will only continue to accrue benefits under the SERP due to increases in eligible compensation (as defined in the SERP). None of the NEOs, except Ms. Silvester, have attained Normal Retirement Age as of fiscal year end 2007; therefore, if they terminate employment, their SERP benefit would be actuarially reduced to their respective ages. While Mr. Clayton has reached normal retirement age, his status remains unchanged and he continues to receive his SERP benefit.

If there is a change in control with respect to the Company or operating segment, and within two years after the change in control a participant’s employment is terminated without cause or the participant terminates employment for good reason, then (1) the participant will become 100% vested in his or her SERP benefit; (2) the participant will be credited with 36 additional months of service for purposes of computing his or her target benefit; (3) the actuarial reduction for commencement of the SERP benefit prior to Normal Retirement Age will be calculated as though the participant was 36 months older than his or her actual age; and (4) the participant may receive his or her SERP benefit following a change in control at a time and in an optional form that is different than the time and optional form that he or she would receive under circumstances not related to a change in control. This election is specified in the participant’s Joinder Agreement and may not be changed up until one year prior to the participant’s termination date.

As of December 31, 2007, for grandfathered benefits (the benefit portion of the SERP that was earned and vested as of December 31, 2004), in the event of termination, Mr. Pollock had elected to take his SERP benefit at age 60 in the form of a 100% Joint and Survivor Annuity. Mr. Peninger had elected to take his SERP benefit in the form of a 100% Joint and Survivor Annuity as soon as practicable following termination and in accordance with IRC Section 409A. Ms. Silvester elected a lump sum at termination payable at age 62 as her form of payment. In the event of death, Messrs. Pollock, Peninger and Ms. Silvester had elected single lump sum payments. Messrs. Camacho, Lemasters and Atkinson do not have a grandfathered benefit earned and vested as of December 31, 2004.

For all of the NEOs, as of January 1, 2008, for benefits earned or vested after December 31, 2004, the only form of payment available under the SERP is a single lump payment that is the actuarial equivalent of the SERP benefit payable as a life annuity. Different forms of payment are no longer offered in the event of death, disability, or change in control.

If a participant commits a material breach of any covenants in his or her Joinder Agreement regarding non-competition, confidentiality, or non-solicitation of employees and customers, he or she will cease to be a participant in the SERP.

Methodology for Determining Executive Pension Plan and SERP Benefits Payable Upon Disability

For each of the NEOs, the Executive Pension Plan and SERP disability benefits are determined by assuming that the executive is disabled and terminates on December 31, 2007.

Under the Executive Pension Plan, the present value of these benefits is determined as of December 31, 2007 based on the lump sum value of the disability benefit assumed payable at termination. For Messrs. Pollock, Peninger, Atkinson and Ms. Silvester, the lump sum conversion basis at retirement is based on the greater of an interest rate of 4.75% and 1994 Group Annuity Mortality Table and a blend of segmented high-quality corporate bond rates and 30 year treasury rates. Accordingly, the lump sum values shown are based on monthly bond segment rates of 5.28% for years 0-5, 6.12% for years 5-20 and 6.55% for years 20+ and an assumed 30-year treasury securities rate of 4.79%. The mortality is based on the Internal Revenue Code Section 417(e) mortality table prescribed by the PPA. The present value of the lump sum payment is determined using a pre-retirement interest rate of 6.28%. For Messrs. Camacho and Lemasters, the present value of their lump sum benefit is equivalent to their pension equity balance at termination

Under the SERP, the present value of these benefits is determined as of December 31, 2007 assuming the executive will receive these benefits in accordance with the current form of payment election stated in their

Joinder Agreements (discussed above). The present value of annuity benefits are determined using an interest rate of 6.28% and the RP 2000 generational mortality table and the present value of single lump sum benefits are determined using an interest rate of 6.28% to the retirement date and a lump sum conversion factor at retirement. The lump sum conversion basis at retirement is based on a blend of segmented high quality corporate bond rates and 30 year treasury rates. For Messrs. Atkinson, Camacho, Lemasters and Ms. Silvester, the lump sum values shown are based on monthly bond segment rates of 5.28% for years 0-5, 6.12% for years 5-20 and 6.55% for years 20+ and an assumed 30-year treasury securities rate of 4.79%. The mortality is based on the Internal Revenue Code Section 417(e) mortality table prescribed by PPA.

Methodology for Calculating the Executive Pension Plan and SERP Benefits Payable Upon Death

For each of the NEOs, the Executive Pension Plan and SERP death benefits are determined assuming death on December 31, 2007.

Under the Executive Pension Plan, the present value is based on a lump sum benefit the beneficiary is entitled to immediately following the participant’s death. For Messrs. Pollock, Peninger and Atkinson and Ms. Silvester, this is calculated as the lump sum benefit of a 100% Joint and Survivor benefit. The lump sum conversion basis assuming December 31, 2007 death is based on the greater of an interest rate of 4.75% and 1994 Group Annuity Mortality Table and a blend of segmented high-quality corporate bond rates and 30 year treasury rates. Accordingly, the lump sum values shown are based on monthly bond segment rates of 5.28% for years 0-5, 6.12% for years 5-20 and 6.55% for years 20+ and an assumed 30-year treasury securities rate of 4.79%. The mortality is based on the Internal Revenue Code Section 417(e) mortality table prescribed by PPA. For Messrs. Camacho and Lemasters, the lump sum benefit is equivalent to the pension equity balance.

Under the SERP, for grandfathered benefits (the benefit portion of the SERP that was earned and vested as of December 31, 2004), for Messrs. Pollock, Peninger and Ms. Silvester, this is calculated as the lump sum benefit of a 100% Joint and Survivor benefit. For benefits earned or vested after December 31, 2004, the present value is based on a lump sum benefit the beneficiary is entitled to immediately following the participant’s death. The lump sum conversion basis of their accrued benefit is based on a blend of segmented high-quality corporate bond rates and 30 year treasury rates. Accordingly, the lump sum values shown are based on monthly bond segment rates of 5.28% for years 0-5, and 6.12% for years 5-20 and 6.55% for years 20+ and an assumed 30-year treasury securities rate of 4.79%. The mortality is based on the Internal Revenue Code Section 417(e) mortality table prescribed by PPA.

The Executive 401(k) Plan

The benefits under the Executive 401(k) Plan are payable only in a lump sum following termination of employment. Payments made following termination of employment are subject to the restrictions of IRC Section 409A.

Change in Control Severance Agreements

The Company has entered into change in control severance agreements (“CIC Agreements”) with each of the NEOs. The agreements generally provide that if, during the two-year period following a change in control, the executive’s employment is terminated by the Company other than for “cause” (as defined in the agreements) or disability (as defined in the Company’s long-term disability plan), or by the executive for “good reason” (as defined in the agreements), the executive would be entitled to receive, subject to the executive’s execution of a release of claims, within 30 days of the termination (or such later date that may be required by tax laws governing deferred compensation), a pro-rata STIP Award for the year in which the date of termination occurs, an amount of cash severance equal to three times the sum of the executive’s annual base salary plus target STIP Award, continued welfare benefits for the 18 month period following the date of termination, and outplacement benefits.

In addition, in the event that the executive is subject to the so-called “golden parachute” excise tax under IRC Section 4999, the executive will be entitled to receive an additional payment such that the executive is placed in the same after-tax position as if no excise tax had been imposed. However, if the executive’s change in control payments exceed the maximum amount that the executive could receive without being subject to the tax by five percent or less, then the executive will not receive the gross-up payment and instead the executive’s change in control payments will be reduced to the maximum amount that the executive can receive without being subject to the tax.

Termination in Anticipation of a Change in Control. If an executive’s employment is terminated by the Company without cause or by the executive for good reason within one year prior to a change in control, and the executive can reasonably demonstrate that such termination of employment (i) was at the request of or with the express prior consent of a third party who has taken steps reasonably calculated to effect such change in control or (ii) otherwise arose in anticipation of such change in control, then the executive will be entitled to the severance and other benefits described above.

Funding of Severance Payment Obligations. Upon the occurrence of a change in control of the Company (and not a separate operating segment), regardless of whether the executive’s employment has then terminated, the Company must establish and fund a trust in an amount of cash equal to the amount of the severance to which the executive would be entitled if his or her employment terminated on the date of the change in control.

Definition of “Change in Control”. For purposes of the agreements, change in control is defined to mean:

•

a change in a majority of the Company’s Board of Directors (the “Incumbent Board”) excluding any persons approved by a vote of at least a majority of the Incumbent Board other than in connection with an actual or threatened proxy contest;

•

an acquisition by an individual, entity or a group of 30% or more of the Company’s Common Stock or voting securities (excluding an acquisition directly from the Company, by the Company, by a person who is beneficial owner of 50% or more of the Company’s Common Stock or voting securities, by an employee benefit plan of the Company or pursuant to a transaction described immediately below);

•

consummation of a merger, consolidation or sale of all or substantially all of the Company’s assets other than a business combination in which all or substantially all of the stockholders of the Company receive 60% or more of the stock of the company resulting from the business combination, at least a majority of the board of directors of the resulting corporation were members of the Incumbent Board, and after which no person owns 30% or more of the stock of the resulting corporation, who did not own such stock immediately before the business combination;

•	stockholder approval of a complete liquidation or dissolution of the Company;

•	Fortis acquires any additional Company Common Stock or voting securities without approval of the Company’s Board of Directors; or

•

for the NEOs who are officers of an operating segment of the Company (which include Messrs. Peninger and Lemasters) only, any event that results in the operating segment no longer being controlled, directly or indirectly, by the Company as determined by the Company’s Board of Directors in good faith, other than a sale of the segments investment assets in the ordinary course of business; the liquidation, termination of operations or other winding down of the segment.

Certain NEOs. Mr. Clayton’s CIC Agreement expired on December 31, 2005 and, in light of his retirement in 2006, his CIC Agreement was not extended in 2006. Upon his return to the Company as Interim President and Chief Executive Officer in 2007, he did not receive a CIC Agreement.

Mr. Camacho also has a Severance Agreement with American Bankers Insurance Group, one of our subsidiaries. According to his Severance Agreement with American Bankers Insurance Group, if Mr. Camacho terminates his employment with the Company because of retirement (as determined in accordance with normal Company policies) or death, then Mr. Camacho will receive a severance payment equal to 150% of his current salary, defined as his salary for the 12 months preceding the severance, excluding any bonus or deferred compensation. If Mr. Camacho’s employment is terminated because of disability, then Mr. Camacho will receive a severance payment equal to 50% of his current annual salary, as defined above. If either Mr. Camacho’s employment is terminated without cause (as defined in the agreement), or Mr. Camacho terminates employment after a decrease in his base salary to a level less than 80% of the level for any prior year, then Mr. Camacho will receive a severance payment equal to 100% of his current annual salary, as defined above. In each case the severance benefit will be paid in a lump sum on the fifth business day following termination of employment.

Amounts Previously Earned and Payable Regardless of Termination or Change in Control

The amounts reflected in the Potential Payments Upon Termination or Change in Control Table show payments that the NEOs could only receive in the event of termination or change in control. The amounts reflected below were earned in previous years and were already available to the NEOs through withdrawal or exercise regardless of termination or change in control. These amounts include vested and unexercised SARs and deferred compensation balances held in the AIP, ASIC Plan and/or ADC Plan. The vested and unexercised SARs amounts below (except for Mr. Clayton) assume a vesting date of December 31, 2007, an exercise date of January 1, 2008 and a base price of $66.90. Mr. Clayton retired at the end of April 2006; therefore his vested and accelerated SARs amounts that are unexercised are reflected below.

The following amounts would have been available on December 31, 2007 for withdrawal or exercise by the NEOs regardless of termination or change in control: for Mr. Clayton, $4,000,166 in vested and unexercised SARs and $7,484,004 from the AIP; for Mr. Pollock, $18,691,519 in vested and unexercised SARs, $6,151,458 from the AIP, and $1,554,431 from the ADC Plan; for Mr. Peninger, $8,817,043 in vested and unexercised SARs, and $1,729,378 from the AIP; for Mr. Camacho, $6,085,450 in vested and unexercised SARs; for Ms. Silvester, $10,681,896 in vested and unexercised SARs, $882 from the AIP, and $706,221 from the ADC Plan; for Mr. Lemasters, $4,269,023 in vested and unexercised SARs, $353,776 from the AIP, and $80,606 from the ADC Plan; and for Mr. Atkinson, $2,123,522 in vested and unexercised SARs, $1,168,290 from the ASIC Plan, and $1,311,771 from the ADC Plan.

COMPENSATION OF DIRECTORS

The following table sets forth the cash and other compensation earned by (or accrued to) the members of the Board of Directors of Assurant for all services in all capacities during the fiscal year ended December 31, 2007.

Director Compensation Table for Fiscal Year 2007

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)[1]		Option Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)		Total ($)

(a)	(b)		(c)		(d)	(e)	(f)	(g)		(h)
Robert J. Blendon	$84,181		$60,030		$11,098	$0	—	$0		$155,309
Beth L. Bronner	$138,746		$60,030		$11,098	$0	—	$0		$209,874
Howard L. Carver	$106,000		$60,030		$11,098	$0	—	$0		$177,128
Juan N. Cento	$85,348		$60,030		$11,098	$0	—	$0		$156,476
Allen R. Freedman	$120,538	[3]	$60,030		$11,098	$0	—	$0		$191,666
David B. Kelso	$88,024		$60,030		$11,098	$0	—	$0		$159,152
Charles John Koch	$94,493		$60,030		$11,098	$0	—	$0		$165,621
H. Carroll Mackin	$101,375	[3]	$60,030		$11,098	$0	—	$0		$172,503
Michele Mayes[4]	$135,219		$60,030		$11,098	$0	—	$0		$206,347
John M. Palms	$105,250		$85,052	[5]	$11,098	$0	—	$68,489	[6]	$269,889
Robert B. Pollock[7] Michel Baise[7]	$0		$0		$0	$0	—	$0		$0
[1]	The amounts reported in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with FAS123R.

The grant date fair value of the stock awards granted in 2007 equals the amounts disclosed in column (c). The awards immediately vest on the date that they are granted. Therefore, the full amount is expensed in the year of grant.

As of December 31, 2007, the directors held the following aggregate number of outstanding stock awards subject to a five year holding period under the Directors Compensation Plan: for Dr. Blendon, 5,519 shares of Common Stock; for Ms. Bronner, 5,519 shares of Common Stock; for Mr. Carver, 5,519 shares of Common Stock; for Mr. Cento, 2,225 shares of Common Stock; for Mr. Freedman, 5,519 shares of Common Stock; for Mr. Kelso, 998 shares of Common Stock; for Mr. Koch, 3,801 shares of Common Stock; for Mr. Mackin, 5,519 shares of Common Stock; for Ms. Mayes, 5,293 shares of Common Stock; and for Dr. Palms, 5,519 shares of Common Stock. Dr. Palms also holds 1,638 shares of Common Stock awarded under the Assurant, Inc. 2004 Long Term Incentive Plan and subject to a five year holding period.

[2]	The amounts reported in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with FAS123R.

The grant date fair value of the SARs granted in 2007 equals the amounts disclosed in column (d) and was estimated on the date of grant using the Black-Scholes option-pricing model. Expected volatilities for awards issued during the 12 months ended December 31, 2007 were based on the median historical stock price volatility of a peer group of insurance companies and implied volatilities from traded options on the Company’s stock. The average expected term for grants made during 2007 was based on an assumed termination rate and the assumption that a uniform percentage of outstanding grants would be exercised each year of the contractual term with the remaining grants exercised in the last year of the contractual term. The risk-free rate for periods within the contractual life of the option was based on the U.S. Treasury yield curve in effect at the time of grant.

2007
Expected Volatility	17.50% - 20.31%
Risk Free Interest Rates	4.68% - 4.92%
Dividend Yield	0.79%
Average Expected Life (Years)	3.32

The awards immediately vest on the date that they are granted. Therefore, the full amount is expensed in the year of grant.

As of December 31, 2007, the directors held the following aggregate number of outstanding SAR awards subject to a five year holding period under the Directors Compensation Plan: for Dr. Blendon, 5,519 SARs; for Ms. Bronner, 5,519 SARs; for Mr. Carver, 5,519 SARs; for Mr. Cento, 2,225 SARs; for Mr. Freedman, 5,519 SARs; for Mr. Kelso, 998 SARs; for Mr. Koch, 3,801 SARs; for Mr. Mackin, 5,519 SARs; for Ms. Mayes, 5,293 SARs; and for Dr. Palms, 5,519 SARs.

[3]

This amount includes fees paid to each of Messrs. Freedman and Mackin in 2007 for service on the Board of Directors of Union Security Life Insurance Company of New York, a wholly owned subsidiary of the Company.

[4]	Ms. Mayes served on the Company’s Board until November 12, 2007.

[5]	This amount includes restricted stock having a fair market value of $25,022 made as a special award to Dr. Palms under the Assurant, Inc. 2004 Long Term Incentive Plan.

[6]

Dr. Palms’ All Other Compensation amount is comprised of: (1) a special award of $67,500 in recognition of his significant role as Chairman; and (2) Company paid expenses related to business entertainment for him and his spouse.

[7]

Mr. Pollock, an Assurant employee, is not eligible to participate in the Directors Compensation Plan and did not receive any compensation for his services as a director. Mr. Baise, a designee of Fortis, was not eligible to participate in the Directors Compensation Plan and did not receive any compensation for his services as a director. Mr. Baise resigned from the Company’s Board of Directors on January 25, 2008.

Narrative to the Director Compensation Table

The following is a brief description of our director compensation program and the information reported in the Directors Compensation Table.

Fees Earned or Paid in Cash

The Assurant Directors Compensation Plan, as amended in November 2007, provides for payment of an annual retainer to non-management directors of $40,000, payable in cash quarterly. Additional annual retainers are paid to the Chairman of the Board of Directors and committee members and Chairpersons as follows: Chairman of the Board of Directors: $7,500; Audit Committee: member $10,000, Chairperson $25,000; Compensation Committee: member $3,750, Chairperson $7,500; Corporate Governance and Nominating Committee: member $2,500, Chairperson $5,000; and Finance and Investment Committee: member $2,500, Chairperson $5,000. A pro-rated retainer is paid to any person who becomes a non-employee director other than by election at an annual meeting. The Directors Compensation Plan also provides for the payment of participation fees of $2,000 for each Board or Committee meeting attended and $500 for each Board or Committee conference call, but not more than $2,000 can be paid to a director for service on a single day. The Chairman of the Board of Directors or Chairperson of a committee may authorize the full meeting fee to be payable with respect to any extended conference call or any other special off-site meeting required as part of a director’s service. The Directors Compensation Plan also provides for reimbursement of reasonable travel expenses in connection with attending meetings of our Board and its Committees, and other Company functions where the director’s attendance is requested by our Chief Executive Officer. A participant may elect to have any cash amounts payable under the Directors Compensation Plan deferred into the ADC Plan. The Company does not make any contributions or provide any preferential or above market earnings to the ADC Plan.

Stock Awards and SAR Awards

In addition to cash compensation, the Directors Compensation Plan provides that each non-employee director will receive, on the later of the effective date of the Directors Compensation Plan or the first date he or she becomes a non-employee director, an initial award of: (1) shares of our Common Stock having an aggregate fair market value on the grant date equal to $60,000; and (2) SARs with respect to that number of shares of Common Stock having an aggregate fair market value on the grant date equal to $60,000. On the day following each annual meeting of our stockholders, each non-employee director then in office will receive: (1) an award of shares of Common Stock having a fair market value on the date of grant equal to $60,000; and (2) an award of SARs with respect to that number of shares of Common Stock having a fair market value on the date of grant equal to $60,000. In no event will a director receive an initial award of shares or SARs if the next annual meeting of stockholders is within four months of the date he or she becomes a director.

The SARs granted under the Directors Compensation Plan in 2007 have a base value equal to the fair market value of our Common Stock on the date of grant1. Upon exercise of a SAR, a director will receive shares of Common Stock having a fair market value equal to the excess, if any, of the fair market value of one share of our Common Stock on the date of exercise over the base value of the SAR. SARs granted under the Directors Compensation Plan will be fully vested and exercisable on the date of grant, but the shares of Common Stock issuable upon exercise of the SARs and the Common Stock granted under the Directors Compensation Plan may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered to or in favor of any party other than the Company, or subjected to any lien, obligation, or liability of the grantee to any party other than the Company until the earlier of: (i) the fifth anniversary of the date of grant; or (ii) the non-employee director’s termination as a director of the Company for any reason. To the extent not previously exercised, such SARs will be automatically exercised on the earlier of the first anniversary of the grantee’s termination as a director of the Company for any reason or the fifth anniversary of the date of grant.

All Other Compensation

The Directors Compensation Plan also provides that non-employee directors will be reimbursed for expenses related to financial and tax planning with a firm that is selected by the Company in an amount up to $5,000 annually.

General

In addition to amounts received under the Directors Compensation Plan and in recognition of his significant contributions as Chairman of the Board of a newly public company, Dr. Palms received the following additional compensation: (i) a cash retainer of $67,500 payable quarterly over the approximate twelve-month period between the 2007 Annual Meeting of Stockholders and the 2008 Annual Meeting of Stockholders; and (ii) an award of shares of Common Stock having a fair market value of $25,022 issued pursuant to the Assurant, Inc. 2004 Long Term Incentive Plan and subject to a five year holding period.

Directors who are employees of the Company or any of its subsidiaries or affiliates, are not eligible to participate in the Directors Compensation Plan or to receive payment for service as a director. Therefore, Mr. Pollock does not participate in the Directors Compensation Plan and Mr. Baise did not participate in the Plan during his service as a director.

[1]	Fair market value is defined as the closing price on the grant date.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATON PLANS

The following table shows aggregate information, as of December 31, 2007, with respect to compensation plans under which equity securities of Assurant are authorized for issuance.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Security Holders	2,216,594	$39.99	6,894,460
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	2,216,594	$39.99	6,894,460

TRANSACTIONS WITH RELATED PERSONS

Transactions with Related Persons

During 2007, Assurant and its operating segments engaged in transactions in the ordinary course of business with several entities affiliated with JP Morgan Chase & Co., a 5.2% beneficial owner of the Company’s stock. JP Morgan Chase & Co. or its subsidiaries provided various ordinary course financial and banking services to Assurant, including cash management, custody, commercial paper facility dealer, revolving credit lender, credit card processing services, and broker-dealer services. We also maintained bank accounts, corporate bonds, short term investments, working capital deposits, and our purchasing credit card program with JP Morgan Chase & Co. or its subsidiaries. We have also provided various insurance products as well as debt protection and third party administration services to entities affiliated with JP Morgan Chase & Co. In addition, Assurant leases office space in New York City from JP Morgan Chase & Co., the terms of which represent current market rates. We do not believe any of these transactions, arrangements or relationships are material, individually or in the aggregate, from the standpoint of the Company or JP Morgan Chase & Co.

Senior Vice President, General Counsel and Secretary Katherine Greenzang’s husband, David Greenzang, currently serves as Vice President, Fixed Income, in the Asset Management division of the Company. Mr. Greenzang has been working for Assurant in various capacities since 1992 (prior to his marriage to Ms. Greenzang). During 2007, Mr. Greenzang received an aggregate base salary and STIP award of $254,640. His compensation is commensurate with that of his peers. During its annual review of the compensation of Assurant’s executive officers, the Compensation Committee reviewed and approved Ms. Greenzang’s compensation. This related person transaction was reviewed and approved by the Company’s Chief Compliance Officer in connection with the Company’s annual conflict of interest assessment.

Other Agreements

We describe below some other agreements with one of our significant stockholders during 2007, Fortis, and with one of our directors.

Fortis

At the time of our initial public offering in February 2004 and the secondary offering in January 2005, we entered into agreements with Fortis relating to our ongoing relationship with Fortis. On January 26, 2008, Fortis ceased to be a beneficial owner of more than 5% of Assurant’s Common Stock when certain mandatorily exchangeable bonds issued by Fortis become due. As a result, the agreements entered into with Fortis, described below, are no longer effective. Also as a result of Fortis ceasing to be a 5% beneficial owner of Assurant’s Common Stock and in accordance with the terms of the Letter Agreement (described below), Mr. Baise, who was the remaining Fortis designee on the Board of Directors, resigned from the Board on January 25, 2008.

Registration Rights Agreement: We entered into a Registration Rights Agreement with Fortis dated as of February 10, 2004, as amended by the Termination and Amendment Agreement dated January 10, 2005, pursuant to which we granted to Fortis and its affiliates that would have become our stockholders rights to request registration under the Securities Act of 1933, as amended, to effect a public offering with respect to all or part of the shares of our Common Stock owned by them from time to time during the term of the agreement so long as the shares that were to be offered pursuant to the request would have an aggregate offering price of at least $250 million, based on the then current market price. We completed one demand registration on Form S-1 in connection with the secondary offering of our Common Stock by Fortis in January 2005 and no other demand registration rights were exercised by Fortis. The Registration Rights Agreement automatically terminated when Fortis ceased to own more than 5% of our outstanding Common Stock.

Letter Agreement: We entered into a Letter Agreement with Fortis dated January 10, 2005, (the “Letter Agreement”), pursuant to which when Fortis ceased to own more than 5% of our outstanding shares of Common

Stock on January 26, 2008, Fortis was required to promptly cause the remaining Fortis director designee, Mr. Baise, to resign from our Board. The Letter Agreement also provided that, if at any time while at least one Fortis director designee remained on our Board, then our Board, including any Fortis director designee, would vote in favor of any recapitalization, reclassification, spin-off or combination of any of our securities or any liquidation, dissolution, winding up or commencement of voluntary bankruptcy, insolvency, liquidation or similar proceedings with respect to us or our subsidiaries at any Board meeting at which a quorum was present or by written consent. No such transaction occurred and the Letter Agreement automatically terminated when Fortis ceased to own more than 5% of our outstanding Common Stock.

Cooperation Agreement: On February 10, 2004 we entered into a Cooperation Agreement with Fortis and its affiliates relating to our separation from the Fortis Group and the ongoing relationship between our Company and the Fortis Group. Pursuant to the Cooperation Agreement, we were required to permit the Fortis Group’s internal audit group to inspect our books and records and to discuss affairs, finances and accounts with our officers and auditors as long as Fortis owned shares representing 10% or more of the voting power of our outstanding shares of Common Stock. In addition, the Cooperation Agreement contained provisions relating to, among other things, then existing vendor purchasing arrangements pursuant to which we purchased products and services also used by Fortis, which to the extent permitted by the underlying arrangement continued for their term. The Cooperation Agreement automatically terminated when Fortis ceased to own more than 5% of our outstanding Common Stock.

Retirement Agreement

On July 19, 1999, Allen Freedman, who was then our Chief Executive Officer, entered into a Retirement Agreement with the Company and Fortis relating to the payments and benefits provided to Mr. Freedman in connection with his retirement as Chief Executive Officer. The agreement provides that as of the date of Mr. Freedman’s retirement on July 31, 2000, Mr. Freedman would be fully vested in all amounts earned under our pre-existing long term incentive plan. The amounts due to Mr. Freedman under the pre-existing long term incentive plan were to be paid on the fifth anniversary of the date that Mr. Freedman ceased to serve as a member of the Board of Directors, provided that, with one year advance notice, Mr. Freedman could elect to have such funds paid in a single lump sum on the date he ceases to be a director, or in installments over the five year period after he ceases to be a Director. Pursuant to an election made by Mr. Freedman in February 2008 (which may be further modified with one year advance notice), the amounts due Mr. Freedman will be paid in a single lump sum on the date he ceases to be a director so long as such cessation occurs after February 22, 2009. Mr. Freedman is currently serving a three year term as a director, which is scheduled to expire at the Annual Stockholder Meeting in 2010.

On August 1, 2000, we entered into a trust agreement with Wachovia Bank, N.A. for the benefit of Mr. Freedman. The deferred amounts due to Mr. Freedman under the pre-existing long term incentive plan were put into this trust for the benefit of Mr. Freedman during the deferral period. The trust was created to carry out the provisions of the Retirement Agreement and to hold assets contributed by us sufficient to fund our obligation to Mr. Freedman under the pre-existing long term incentive plan. The amounts set aside in this trust have been used to pay premiums for a life insurance policy that covers Mr. Freedman, and as a result, the trust holds a receivable in the amount of the premium payments. A portion of the proceeds of this policy will be payable upon certain events to the trust to pay the receivable, with the remainder of the policy proceeds payable to Mr. Freedman or his beneficiaries. Until such time, the trust constitutes an unfunded arrangement, subject to the claims of our creditors in the event of insolvency. Aside from the potential claims of our creditors, Mr. Freedman and his beneficiaries have prior claim to the receivable held by the trust, and after it is repaid from any policy proceeds, a prior claim to those proceeds.

Review, Approval or Ratification of Transactions with Related Persons

In March 2007, the Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating Committee”) adopted the Assurant, Inc. Related Person Transaction Policy in order to provide written guidelines on the review, approval and monitoring of transactions involving related persons (directors and executive officers or their immediate family members, or shareholders owning five percent or greater of the Company’s outstanding Common Stock). The policy covers any related person transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest). Prior to the adoption of the policy, potential related person transactions were reviewed by the Company’s law department.

Policy:

•

Related person transactions must be approved by the Nominating Committee who will approve the transaction only if it determines that the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders. In determining whether to approve or ratify a transaction, the Nominating Committee will take into account, among other factors it deems appropriate: (1) the benefits to the Company; (2) the extent of the related person’s interest in the transaction, including the related person’s position(s) or relationship(s) with, or ownership in, the entity that is a party to, or has an interest in, the transaction; (3) the impact on a director’s independence if the related person is a director, an immediate family member of a director or an entity in which the director is a partner, shareholder or executive officer; and (4) whether the transaction is on terms no less favorable than terms generally available to an unrelated third-party under similar circumstances.

•

If a related person transaction will be ongoing, the Nominating Committee may establish guidelines for the Company’s management to follow in its ongoing dealings with the related person. Thereafter, the Nominating Committee, on at least an annual basis, will review and assess the ongoing relationship with the related person to see that it remains appropriate.

Procedures:

•

Prior to entering into a transaction, related persons must notify the Company’s law department of any potential related person transaction, as required by the Company’s Code of Ethics, and must provide all relevant facts and circumstances of the proposed transaction. In addition, the law department will periodically obtain information on proposed related person transactions through various sources.

•

If the law department determines that the proposed transaction involves a related person and an amount in excess of $120,000, the proposed transaction will be submitted to the Nominating Committee for consideration at its next meeting. In those instances where the law department determines that it is not practicable or desirable for the Company to wait until the next Nominating Committee meeting, the Nominating Committee will call a special meeting to consider proposed transaction.

•

The Nominating Committee will review the facts of all related person transactions that require approval and either approve or disapprove the entry into the transaction. If advance approval is not feasible, then the transaction will be considered and, if the Nominating Committee determines it to be appropriate, ratified at its next meeting.

•	No director will participate in any discussion or approval of a transaction in which he or she is a related person.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our directors, executive officers, and any persons holding more than ten percent of our Common Stock and other equity securities are required to report their initial ownership of and subsequent changes in ownership of our Common Stock and other equity securities to the SEC and the New York Stock Exchange (“NYSE”). They are also required to send copies of these reports to us. Specific dates for filing these reports have been established by the SEC, and we are required to report in this proxy statement any failure of our directors and executive officers to file by the relevant due date any of these reports during 2007.

To our knowledge, based solely on our review of the copies of the reports prepared or received by us, we believe that all such filing requirements were satisfied.

CORPORATE GOVERNANCE

General

Composition of Board of Directors. The Board of Directors currently consists of ten members: Dr. Palms (Chairman), Dr. Blendon, Ms. Bronner, Mr. Carver, Mr. Cento, Mr. Freedman, Mr. Kelso, Mr. Koch, Mr. Mackin, and Mr. Pollock.

Until November 12, 2007, Ms. Mayes served as a member of our Board. Mr. Baise served as the Fortis designee on the Board in 2007 and part of 2008. In accordance with the terms of the Letter Agreement with Fortis (described in the section entitled “TRANSACTIONS WITH RELATED PERSONS—Fortis”), Mr. Baise resigned from our Board on January 25, 2008.

Corporate Governance Guidelines. We amended our Corporate Governance Guidelines on March 14, 2008 and the Nominating Committee will review those standards periodically to ensure they incorporate recent corporate governance developments and generally meet our corporate governance needs. The Corporate Governance Guidelines and the charters of each of the Board’s committees may be obtained by accessing the “Corporate Governance” subsection of the “Investor Relations” section of our website located at www.assurant.com, or by writing to our Corporate Secretary at Assurant, Inc., One Chase Manhattan Plaza, 41st Floor, New York, New York, 10005.

Director Independence

The NYSE rules require that we have a majority of independent directors. The NYSE rules further provide that no director will qualify as “independent” unless the Board of Directors has affirmatively determined that the director has no material relationship with Assurant and its subsidiaries either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. The Company has adopted categorical standards to assist in evaluating the independence of Assurant’s directors. The categorical standards, entitled “Director Independence Standards”, are based on and in compliance with the NYSE independence standards and are available on the “Corporate Governance” subsection of the “Investor Relations” section of our website located at www.assurant.com.

It was according to these standards that the Nominating Committee and the Board of Directors undertook its annual review of director independence in March 2008. Based on the review, it was affirmatively determined that Dr. Blendon, Ms. Bronner, Mr. Carver, Mr. Cento, Mr. Kelso, Mr. Koch, Mr. Mackin, and Dr. Palms are independent of Assurant and its management under the criteria established by the Nominating Committee. Therefore, 80% of the members of our current Board are independent, including all of the Class I directors (Dr. Blendon, Ms. Bronner, Mr. Koch and Dr. Palms) who are currently up for re-election. In addition, it was determined that each member of the Audit Committee, the Nominating Committee and the Compensation Committee are independent of Assurant and its management under the criteria established by the Nominating Committee.

In conducting its annual director independence determination, the Board of Directors considered transactions that the Company engages in with companies in which our independent directors serve as officers or have certain other relationships. Specifically, the Board of Directors considered the following, ordinary course business transactions:

•	FedEx Corp. Mr. Cento is the President of the FedEx Express Latin American & Caribbean Division. The Company purchases shipping services from FedEx.

•

Other. The Company may also hold in its investment portfolio an equity and/or debt position in companies with which our directors are affiliated. The Company may have as a client or customer a company with which a director is affiliated, and any such relationship is on an arm’s length basis and in the normal course of business.

In making its independence determination, the Board of Directors reviewed the materiality of these transactions and relationships from the standpoint of the director and also from the standpoint of the other company. The Board of Directors found these transactions and relationships to be immaterial because the aggregate amounts paid to or received from these companies did not approach 2% of the other companies’ total revenue and/or was below $1 million dollars, as set forth in our categorical standards. Based on its review, the Board of Directors determined that none of these transactions or relationships interferes with the ability of each such director to exercise independent judgment in carrying out his or her responsibilities.

Our Corporate Governance Guidelines state that if the Chairman of the Board of Directors is an independent director, then the Chairman shall serve as the presiding director. Dr. Palms, the independent Chairman of the Board of Directors, is the presiding director. Therefore, the Board of Directors has not needed to affirmatively designate Dr. Palms as presiding director. As presiding director, Dr. Palms chairs the executive sessions of the Board of Director meetings, in which the non-management directors meet.

Board and Committee Meetings and Attendance

Each Board member is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties to Assurant. In addition to attendance at Board and Committee meetings, our Corporate Governance Guidelines provide that each member of the Board of Directors is expected to attend our Annual Meeting of Stockholders, unless an emergency prevents them from doing so. Eleven directors attended our 2007 Annual Meeting of Stockholders. The Board of Directors held 31 meetings, in person or by telephone, during 2007. The Board of Directors met in executive session at 16 of its 31 meetings in 2007, including one session consisting exclusively of the independent directors. Mr. Pollock went on administrative leave on July 17, 2007 and did not attend meetings during his time on leave and shortly before it. Mr. Pollock attended 100% of the Board of Director meetings through the end of the second quarter, but his attendance percentage for the aggregate of 2007 was 16%.

Our Board has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Finance and Investment Committee.

The Nominating Committee held 8 meetings in 2007.

The Audit Committee held 17 meetings in 2007.

The Compensation Committee held 10 meetings in 2007.

The Finance Committee held 5 meetings in 2007.

Nominating and Corporate Governance Committee

The Nominating Committee, as discussed in detail in the Nominating and Corporate Governance Committee Charter, sets guidelines for corporate governance and monitors our governance to assure that we have a corporate governance program that is in line with best practices. Specifically the Nominating Committee reviews and recommends to the Board of Directors, among other things, Board membership criteria, nominees for election as directors, membership of the committees of the Board of Directors and matters relating to the performance, diversity and independence of Board members. As part of our policy on director nominees, described below, certain criteria are taken into account in the evaluation of Board candidates. The Nominating Committee is authorized to and has in the past year used the services of a third-party executive search firm to identify candidates to be considered by the Nominating Committee for Board membership. The Nominating Committee communicates to the search firm the key criteria for each director candidate search and the search firm follows a disciplined process to identify and attract the best qualified candidates. The Nominating Committee will consider candidates for the Board of Directors that are recommended by our stockholders, as further discussed below in the section entitled “Consideration of Stockholder Candidates and Selection Criteria.” The Nominating Committee oversees and approves the management continuity and succession process. The Nominating Committee also oversees an annual independence analysis and evaluation of the Board of Directors and its committees. The Nominating Committee completed these annual processes in March 2008. The Nominating Committee currently consists of Dr. Blendon, Mr. Cento, and Dr. Palms, all of whom the Board of Directors has determined to be independent as required and defined by the NYSE. The Chairperson of the Nominating Committee is Dr. Blendon. Until November 12, 2007, Ms. Mayes served as Chairman of the Nominating Committee.

Consideration of Stockholder Candidates and Selection Criteria

The Nominating Committee will consider candidates recommended by our stockholders for nomination for election to the Board of Directors at an annual meeting. A stockholder who wishes to recommend a candidate for nomination to the Board of Directors must submit such recommendation in writing to the Corporate Secretary of Assurant c/o the Law Department. In accordance with our Bylaws, the stockholder must deliver the notice not less than ninety days, or more than one hundred twenty days prior to the first anniversary date of the preceding year’s annual meeting. A stockholder may also present a proposal, including a proposal for the nomination of a director, at an annual meeting if it is in compliance with Rule 14a-8 under the Exchange Act and if such stockholder’s proposal has been included in a proxy statement that has been prepared by us to solicit proxies for our annual meeting. We did not receive any stockholder nominations of persons for election to the Board of Directors in connection with the 2008 Annual Meeting.

All stockholder recommendations to the Nominating Committee of candidates for nomination for election to our Board must set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner; (ii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner; (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such nomination; and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such nomination. The Company may require any proposed nominee to furnish such other information as it may reasonably require in determining the eligibility of such proposed nominee to serve as a director of the Company.

The Nominating Committee will consider prospective nominees for the Board of Directors, whether selected by the Nominating Committee or by the stockholders, applying the same criteria to all candidates. Once the Nominating Committee identifies a need to replace a current member of the Board of Directors, to fill vacancies or to expand the size of the Board of Directors, it follows a process to identify and evaluate candidates which includes (a) meetings to evaluate biographical information and background material and (b) interviews of selected candidates. Recommendations by the Nominating Committee of candidates for inclusion in the Board of Directors slate of director nominees are based upon the criteria set forth in the Company’s Corporate Governance Guidelines, including the candidate’s knowledge, experience and skills with respect to accounting and finance, business judgment, management, industry knowledge, leadership and strategy/vision, and the candidate’s ability to demonstrate certain personal characteristics, including integrity, accountability, informed judgment, financial literacy, mature confidence, interpersonal skills and high performance standards. Recommendations by the Nominating Committee are also based on other relevant factors that the Nominating Committee may from time to time deem appropriate, including the current composition of the Board of Directors.

Audit Committee

The Audit Committee’s purpose, as discussed in detail in the Audit Committee Charter, is (1) to assist the Board of Directors in its oversight of our quarterly and annual financial statements, our compliance with legal and regulatory requirements, our Independent Registered Public Accounting Firm’s qualifications and independence, and the performance and effectiveness of the Company’s internal controls over financial and management information and of the Independent Registered Public Accounting Firm; (2) to review and advise the Board of Directors on other matters at their request; and (3) to review and approve reports and other financial information provided by us to our stockholders and others. Currently, the Audit Committee consists of Mr. Carver, Mr. Kelso, Mr. Mackin and Dr. Palms. The Chairman of the Audit Committee is Mr. Carver. Until November 12, 2007, Ms. Mayes served on the Audit Committee. The Board of Directors has determined that all four members of the Audit Committee are independent as that term is defined by the NYSE rules and in Rule 10A-3(b)(1) of the Exchange Act.

Audit Committee Financial Expert

Pursuant to the applicable rules of the SEC, the Board of Directors undertook a review of the qualifications and expertise of the Audit Committee members in March 2008. The Board of Directors has determined that all four members of the Audit Committee are financially literate as that qualification has been interpreted by the Board of Directors in its business judgment. Mr. Carver has been designated as the “audit committee financial expert” and meets the criteria for an “audit committee financial expert” set out in SEC Regulation S-K, Item 407(d)(5).

Compensation Committee

The Compensation Committee is currently composed of Ms. Bronner, Mr. Cento, Mr. Koch, and Dr. Palms. Ms. Bronner is the Chairperson. Ms. Bronner, Mr. Cento, Mr. Koch and Dr. Palms are independent directors and satisfy the requirements of Section 16 of the Exchange Act and Rule 162(m) under the Internal Revenue Code of 1986.

The Compensation Committee, as discussed in detail in the Compensation Committee Charter, establishes, reviews and monitors our compensation philosophy and practices in order to assist the Board of Directors in the discharge of its responsibilities relating to (1) the Company’s compensation programs and the compensation of the Company’s executives and (2) the production of an annual report on executive compensation for inclusion in our proxy statement. The Compensation Committee’s responsibility to establish and review the overall compensation philosophy of the Company includes the following duties:

•	Review and approve corporate goals and objectives relevant to CEO compensation, including annual performance objectives.

•	Evaluate the performance of the CEO in light of such goals and objectives and review and approve the compensation package of the CEO.

•	Annually review and approve non-CEO executive officer compensation (including annual performance objectives) after having received and considered the recommendations of the CEO.

•	In connection with executive compensation programs:

Review and recommend to the full Board, or approve, executive compensation programs;

Review on a periodic basis the operations of the Company’s executive compensation programs to determine whether they are properly coordinated and achieving their intended purpose(s);

Establish and periodically review policies for the administration of executive compensation programs; and

Take steps to modify any executive compensation program that yields payments and benefits that are not reasonably related to executive and corporate performance.

•	Establish and periodically review policies in the area of senior management perquisites.

•

Review and make recommendations to the full Board, or approve any contracts or other transactions with current or former executive officers of the Company, including consulting arrangements, employment contracts, and severance or termination arrangements.

•	Review and make recommendations to the Board of Directors with respect to the Company’s incentive-compensation plans and equity-based plans that are subject to Board approval.

•	Review and approve, all awards granted under the Company’s equity-based incentive plans, to the extent not otherwise delegated.

•	Review stock ownership guidelines for the Board of Directors and certain officers.

•	Review the effects of employee pension, profit sharing and benefit plan strategies.

•	Perform a review and evaluation, at least annually, of its own performance.

The Compensation Committee may delegate any or all of the responsibilities listed above to a subcommittee of the Compensation Committee. The Compensation Committee may retain compensation and benefits consultants to provide independent advice.

On October 3, 2007, the Compensation Committee directly engaged Watson Wyatt & Company (“Watson Wyatt”) to perform studies with regard to and assist in the evaluation of the compensation of the Company’s Chief Executive Officer, other officers and its directors. The Compensation Committee had engaged Mercer Human Resources Consulting, Inc. to perform such services during the first and second quarters of 2007. Watson Wyatt’s responsibilities, as described in its 2007 engagement letter, include analysis and advice on such items as pay competitiveness, executive program plan design, stock economics and the provision of information on other topics identified as priorities by the Compensation Committee. The chair of the Compensation Committee gives instructions to Watson Wyatt with regard to projects. In performing its work, Watson Wyatt works with management to obtain data on the Company’s compensation and benefits programs and to help realize the Company’s compensation philosophy. Watson Wyatt provides data and analysis to the Compensation Committee with regard to executive officer and director compensation. The Company’s Executive Vice President of Human Resources and/or our Chief Executive Officer (the “Executive Group”) may attend Compensation Committee meetings and make recommendations for consideration by the Compensation Committee with regard to executive officer compensation (except their own). In order to make its recommendations, the Executive Group will generally review various criteria, including peer group compensation and survey group data, each NEO’s responsibilities and performance as well as internal equity considerations. The Executive Group will also provide input on the Company’s short term incentive performance targets in connection with the Company’s short term incentive program for its executive officers. The Compensation Committee makes all final decisions and approvals with regard to short term incentives, long term incentives and base salary for executive officers. The Compensation Committee regularly meets in executive session without any members of management present to discuss recommendations and make decisions.

Finance and Investment Committee

The Finance and Investment Committee (the “Finance Committee”) reviews policies and strategies for achieving the Company’s objectives with regard to financing of the Company’s capital, including issuance and management of debt, common and preferred stock, and such other capital instruments as the Company shall consider or utilize. The Finance Committee also reviews policies and strategies for achieving the Company’s objectives with regard to investing the Company’s assets for investment return, including the purchase, sale and management of bonds, mortgages, investment real estate, and such other investment instruments as the Company shall consider or utilize. The Finance Committee’s responsibilities include recommending to the Board of Directors resolutions pertaining to the capital structure of the Company, such as resolutions pertaining to dividends, debt issuance levels and shelf registrations. Currently, the Finance Committee consists of Mr. Freedman, Mr. Kelso, Mr. Koch, and Mr. Mackin. Mr. Koch is the Chairman of the Finance Committee.

Communicating with the Presiding Director and the Board of Directors

The Board of Directors provides a process for security holders to send communications to the Board of Directors. To contact the presiding director and the other non-management members of the Board of Directors stockholders may write to: Dr. John M. Palms, Chairman of the Board of Directors, c/o the Law Department, Assurant, Inc., One Chase Manhattan Plaza, 41st Floor, New York, NY 10005 or submit questions or concerns via email to the following address: boardchair@assurant.com.

Relevant communications are distributed to the Board of Directors, or to any individual director or directors, as appropriate, depending on the facts and circumstances outlined in the communication. Certain items that are unrelated to the duties and responsibilities of the Board of Directors will be excluded, such as:

•	business solicitations;

•	junk mail, mass mailings, and spam;

•	new product and new services suggestions;

•	resumes and other employment inquiries; and

•	surveys.

In addition, material that is unduly hostile, threatening, illegal or unsuitable will be excluded, with the provision that any communication that is filtered out shall be made available to any director upon request. In the case that there is any doubt as to whether material should be distributed to the addressee, such doubt shall be resolved in favor of distribution.

Code of Ethics

The Assurant Guidelines on Business Conduct—Our Code of Ethics, is applicable to all of our employees, officers and directors, including the principal executive officer, the principal financial officer and the principal accounting officer. The Assurant Guidelines on Business Conduct may be obtained by accessing the “Corporate Governance” subsection of the “Investor Relations” section of our website located at www.assurant.com, or by writing to our Corporate Secretary at Assurant, Inc., One Chase Manhattan Plaza, 41st Fl., New York, NY 10005. We intend to post any amendments to or waivers from our code of ethics that apply to our executive officers or directors at this location on our website.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors (the “Compensation Committee”) of the Company has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in Assurant’s Proxy Statement and Annual Report on Form 10-K.

Compensation Committee

Beth L. Bronner, Chairperson

Juan N. Cento

Charles John Koch

John M. Palms

AUDIT COMMITTEE MATTERS

Audit Committee Report

From January to March 2007, the Audit Committee was comprised of Mr. Carver, Mr. Mackin and Ms. Mayes. Mr. Kelso joined the Audit Committee in March 2007 and Ms. Mayes left the Audit Committee upon her departure from the Board of Directors in November 2007. Dr. Palms joined the Audit Committee in January 2008. Mr. Carver is the Chairman of the Audit Committee. The purpose of the Audit Committee, as discussed in detail in the Audit Committee Charter, is (1) to assist the Board of Directors in its oversight of (a) the Company’s quarterly and annual financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the Independent Registered Public Accounting Firm’s qualifications and independence, and (d) the performance and effectiveness of the Company’s internal controls over financial and management information and of the Independent Registered Public Accounting Firm; (2) to review and advise the Board of Directors on other matters at their request; and (3) to prepare this report. The Board of Directors has determined that all four members of the Audit Committee are independent as that term is used in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, and are financially literate as that qualification has been interpreted by the Board of Directors in its business judgment. Mr. Carver is the audit committee financial expert and meets the criteria set out in SEC Regulation S-K, Item 401.

The Audit Committee reviews with PricewaterhouseCoopers LLP, Assurant’s Independent Registered Public Accounting Firm, the annual consolidated audited financial statements. The Independent Registered Public Accounting Firm expresses an opinion on (1) the conformity of the audited consolidated financial statements with accounting principles generally accepted in the United States of America; (2) management’s assessment, included in Management’s Annual Report on Internal Control Over Financial Reporting appearing under Item 9A of the Company’s Form 10-K, on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2007; and (3) the effectiveness of the Company’s internal control over financial reporting as of December 31, 2007. The Audit Committee also meets with PricewaterhouseCoopers LLP to review the results of their procedures performed with respect to the Company’s quarterly consolidated financial statements. The Audit Committee also discusses with Assurant’s internal auditors and PricewaterhouseCoopers LLP the overall scope and plans for their respective audits.

The Audit Committee has discussed the audited consolidated financial statements for the fiscal year ended December 31, 2007 with PricewaterhouseCoopers LLP and it also has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees) relating to the conduct of the audit including the quality of Assurant’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee also has received written disclosures and a letter from PricewaterhouseCoopers LLP regarding its independence from Assurant as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), has discussed with PricewaterhouseCoopers LLP the independence of the firm, and has considered all of the above communications as well as all audit, audit-related and non-audit services provided by PricewaterhouseCoopers LLP. Based on the foregoing, the Audit Committee has determined that PricewaterhouseCoopers LLP is independent with respect to Assurant within the meaning of the federal securities laws and the rules and regulations thereunder and Rule 3600T of the Public Company Accounting Oversight Board (United States), which designates as interim independence standards Rule 101 of the American Institute of Certified Public Accountants’ Code of Professional Conduct and Standards Nos. 1, 2 and 3 of the Independence Standards Board.

The Audit Committee has reviewed and discussed with management, (1) the audited consolidated financial statements of Assurant for the fiscal year ended December 31, 2007; (2) management’s assessment, included in Management’s Annual Report on Internal Control Over Financial Reporting appearing under Item 9A of the Company’s Form 10-K, that the Company maintained effective internal control over financial reporting as of December 31, 2007; and (3) PricewaterhouseCoopers LLP’s opinion on management’s assessment on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2007. In connection with that review, management represented to the Audit Committee that Assurant’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and that the Company maintained effective internal control over financial reporting as of December 31, 2007.

Based on the above materials and discussions, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in Assurant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

The Audit Committee

Howard L. Carver, Chairman

David B. Kelso

H. Carroll Mackin

John M. Palms

Fees of Principal Accountants

The Audit Committee, in its capacity as a committee of our Board of Directors, is directly responsible for the appointment, compensation, retention and oversight of PricewaterhouseCoopers LLP, our Independent Registered Public Accounting Firm. The Audit Committee is required to approve all engagements with the Independent Registered Public Accounting Firm, including both audit services and non-audit services prior to such services being rendered. The Audit Committee has delegated to the Audit Committee Chairman, Mr. Carver, the ability to pre-approve non-audit service engagements with the Independent Registered Public Accounting Firm involving fees of up to $250,000 per engagement. Any non-audit services that are pre-approved by the Chairman must then be reported and ratified at the next full Audit Committee meeting.

In approving any non-audit services, the Audit Committee, or Chairman when applicable, considers whether the proposed services are prohibited under current law or regulations. The Audit Committee, or Chairman when applicable, in order to approve the proposed non-audit services, also must be of the opinion that the proposed services, both individually and collectively with all other provided services, will not impair the independence of the Independent Registered Public Accounting Firm relative to their audit opinion given in connection with our financial statements. The Audit Committee also receives assurances from the Independent Registered Public Accounting Firm that the proposed engagement is not a prohibited service under applicable laws and regulations and that the proposed service will not impair the auditors’ independence relative to their audit opinion regarding Assurant’s financial statements.

The following table sets forth the aggregate fees agreed upon with and/or billed to Assurant for the fiscal years ended December 31, 2007 and 2006 by PricewaterhouseCoopers LLP:

	Fiscal Year Ended December 31, 2007		Fiscal Year Ended December 31, 2006

Description of Fees	Amount	Percentage of Services Approved by Audit Committee	Amount	Percentage of Services Approved by Audit Committee

	(in thousands)

Audit Fees	$14,157	100%	$15,955	100%

Audit-Related Fees	705	100%	533	100%

Tax Fees	36	100%	33	100%

All Other Fees	31	100%	13	100%

The nature of the services comprising Audit Fees for the years ended December 31, 2007 and 2006 was for professional services rendered for the audits of our consolidated financial statements, statutory, foreign branches and subsidiary audits, issuance of comfort letters and Sarbanes-Oxley Section 404 compliance. The nature of the services comprising Audit-Related Fees for the years ended December 31, 2007 and 2006 was for benefit plan audits, due diligence services and agreed upon procedures. The nature of the services comprising Tax Fees for the years ended December 31, 2007 and 2006 was for tax advice and tax assistance in connection with state and local tax credits. The nature of the fees comprising All Other Fees for the years ended December 31, 2007 and 2006 was primarily for software purchases and software licenses.

PROPOSAL ONE

ELECTION OF DIRECTORS

We currently have ten directors. Four of our current directors are nominees for re-election as directors at the Annual Meeting to serve until the 2011 Annual Meeting or until their successors are elected and have qualified. In the absence of contrary instructions, it is the intention of the persons named in the accompanying proxy to vote for the nominees listed below. If any nominee becomes unavailable to serve for any reason or an event the Board of Directors does not anticipate, the proxies solicited hereby will be voted for election of the person, if any, designated by the Board of Directors to replace that nominee.

Director Nominees

The following persons have been nominated to serve as directors of Assurant in Class I:

John Michael Palms, PhD., D.Sc., (Hon), LHD, (Hon), Chairman of the Board. Dr. Palms, age 72, has been a member of our Board of Directors since March 1990 and became Chairman in October 2003. Dr. Palms is a Distinguished University Professor Emeritus and Distinguished President Emeritus at the University of South Carolina. He served as the President of the University of South Carolina from 1991 to 2002 and Distinguished University Professor from 2002 to his retirement in 2007. Earlier in his career, Dr. Palms served as President of Georgia State University and held the Charles Howard Candler Professor of Physics Chair at Emory University where he also served as its Vice President for Academic Affairs. Dr. Palms currently serves on the Boards of the Computer Task Group, The GEO Group, Inc. and is the Chair of Exelon Corporation’s Audit Committee. He is also Chairman of the Board of the Institute for Defense Analyses. In the past, Dr. Palms has been a member of various additional company committees and boards including the Spoleto Festival USA Board, University of South Carolina’s Educational and Development Foundation Boards, NationsBank of the Carolinas’ Audit Committee, the Audit Committee of the Board of Directors of Carolina First Bank, the Mynd Corporation’s Compensation Committee, and Chair of PECO Energy’s Nuclear Committee.

Dr. Robert J. Blendon, Sc.D., Director. Dr. Blendon, age 65, has been a member of our Board of Directors since March 1993. Dr. Blendon has been a professor of Health Policy at Harvard University’s School of Public Health and a professor of Political Analysis at Harvard University’s Kennedy School of Government since 1987. Previously, he served as Vice President of The Robert Wood Johnson Foundation.

Beth L. Bronner, Director. Ms. Bronner, age 56, has been a member of our Board of Directors since January 1994. Ms. Bronner is Managing Director of Mistral Equity Partners. She served as Senior Vice President and Chief Marketing Officer of Jim Beam Brands, a division of Fortune Brands from 2003 to July 2006. Prior to joining Jim Beam Brands, Ms. Bronner was a partner at LERA Consulting in Chicago. Prior to joining LERA Consulting in 2002, Ms. Bronner was the President and Chief Operating Officer of ADVO, Inc., the nation’s largest full-service targeted direct mail marketing company. Before joining ADVO, Inc. in 2000, Ms. Bronner was President of the Health Division at Sunbeam Corporation. She has also served as Senior Vice President and Director of Marketing of North American Consumer Banking at Citibank, N.A. and Vice-President of Emerging Markets for AT&T Company. Since 1993, she has been a member of the Board of Directors of The Hain-Celestial Group Inc., and has chaired its Compensation Committee. Ms. Bronner also served on the Board of Directors of Cool Brands, Inc, a Canadian company until November 2006. Additionally, Ms. Bronner is a member of the boards of several charitable organizations such as the Cradle Foundation and the Board of Trustees of the Goodman Theater in Chicago. She is a former trustee of the New School in New York City.

David B. Kelso, Director. Mr. Kelso, age 55, was elected to our Board of Directors in March 2007. Mr. Kelso is a financial advisor for Kelso Advisory Services, a company he started in 2003 following two years with Aetna, Inc. where he served as Executive Vice President, Strategy and Finance. From 1996 to 2001, Mr. Kelso was Executive Vice President, Chief Financial Officer and Managing Director of Chubb Corporation. Prior to joining Chubb, he served as Executive Vice President, Chief Financial Officer and personal segment leader for retail and small business banking for First Commerce Corporation, a company he joined in 1992. From 1982 to 1992, Mr. Kelso worked for Gemini Consulting Group where he was partner in the North American banking practice. Mr. Kelso began his professional career in 1974 as an associate with Chemical Bank.

Vote Required; Board Recommendation

According to our Bylaws, the affirmative vote by the holders of a plurality of the voting power present in person or represented by proxy and entitled to vote on this matter at the Annual Meeting will be required to elect each of the director nominees.

The Board of Directors recommends that stockholders vote FOR each of the nominees presented above to serve until the 2011 Annual Meeting or until their successors are elected and have qualified. Proxies solicited by the Board of Directors will be so voted unless the stockholder specifies otherwise.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

General

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm to audit our consolidated financial statements for the year ending December 31, 2008. PricewaterhouseCoopers LLP has acted as our Independent Registered Public Accounting Firm since 2000. In accordance with a resolution of the Audit Committee, this appointment is being presented to stockholders for ratification at this meeting. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider their appointment. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and will be available to respond to appropriate questions.

Vote Required; Board Recommendation

The affirmative vote of the holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting is required for ratification.

The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as Assurant’s Independent Registered Public Accounting Firm for the year ending December 31, 2008. Proxies solicited by the Board of Directors will be so voted unless the stockholder specifies otherwise.

PROPOSAL THREE

APPROVAL OF THE ASSURANT, INC. EXECUTIVE SHORT TERM INCENTIVE PLAN

General

We have adopted a new annual bonus plan for Executive Officers called the Assurant, Inc. Executive Short Term Incentive Plan. In this proposal, we are asking our stockholders to approve the Executive Short Term Incentive Plan. If the plan is approved, annual short term incentive payments for Executive Officers for 2008 and later fiscal years will be made under this new plan. If the plan is not approved, our compensation committee will reconsider whether, and on what basis, to pay annual short term incentive payments for those years.

The purpose of this request is to enable us to pay short term incentive payments under the plan that are not subject to the limits on deductibility imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) generally does not allow a publicly held company to obtain tax deductions for compensation of more than $1 million paid in any year to its chief executive officer or any of its other three highest-paid executive officers other than the chief executive officer and the chief financial officer. Payments that are “performance-based” in accordance with conditions specified under Section 162(m) are exempt from this limitation. One of those conditions is that stockholders approve the material terms of the performance goals that will be used to determine the amount of performance-based compensation to be paid.

Our Board of Directors recommends that the stockholders approve the material terms of the Executive Short Term Incentive Plan as described below.

Summary of the Assurant, Inc. Executive Short Term Incentive Plan

The following description of the Executive Short Term Incentive Plan is only a summary of certain provisions thereof and is qualified in its entirety by reference to its full text, a copy of which is attached as an exhibit to this proxy statement.

Purpose of the Plan

The purpose of the Executive Short Term Incentive Plan is to advance the interests of Assurant and its stockholders in attracting, retaining and motivating Executive Officers by providing financial rewards that are intended to be deductible, to the maximum extent possible, as “performance-based compensation” within the meaning of Section 162(m).

Administration of the Plan

The Executive Short Term Incentive Plan will be administered by a committee selected by the Board of Directors and composed of two or more directors. Each committee member will be a non-employee director as defined under federal securities law and an outside director as defined under Section 162(m). Unless otherwise determined by the Board of Directors, our Compensation Committee will administer the Executive Short Term Incentive Plan.

The committee has exclusive and final authority to administer and interpret the Executive Short Term Incentive Plan, including the power to:

•	Determine eligibility for participation;

•	Establish performance goals for each participant;

•	Calculate and determine each participant’s level of attainment of such goals; and

•	Interpret the terms and provisions of the plan or any award.

Eligibility for Participation in the Plan

The committee can choose participants in the Executive Short Term Incentive Plan from among active or prospective Assurant employees expected to be among the Assurant officers subject to Section 16 of the Securities Exchange Act of 1934 as of the end of each performance period. We expect that generally, the performance period will be our fiscal year. However, the committee is permitted to establish other performance periods.

The committee will choose the participants to whom awards will be granted within 90 days after each performance period begins, and no later than the date on which 25% of the period has elapsed. The committee will also set performance goals for each participant based on individual, business-unit, or company-wide performance, and communicate those goals to the participant.

As of March 28, 2008, we had twelve Executive Officers. On March 13, 2008, our Compensation Committee selected all twelve of these Executive Officers as participants in the Executive Short Term Incentive Plan for 2008, assuming that it is approved by our stockholders.

Maximum Awards and Performance Goals Under the Plan

Awards under the Executive Short Term Incentive Plan are subject to a maximum limit based on the amount of Assurant’s net income during the performance period. The total awards to all participants under the Executive Short Term Incentive Plan for any period cannot exceed five percent (5%) of Assurant’s net income. This aggregate maximum amount is divided among all participants equally, except that the maximum award for the Chief Executive Officer is twice that of the other participants. Thus, for example, for fiscal year 2008, the maximum award for our Chief Executive Officer will be approximately 15.384 percent of the aggregate maximum awards, and the maximum award for each of the other eleven participants will be approximately 7.692 percent of the aggregate maximum awards.

At the end of each performance period, the committee will certify the amount of Assurant’s net income and the maximum awards that can be granted under the Executive Short Term Incentive Plan. The committee will then have discretion to grant an award less than or equal to the relevant maximum. In deciding how to exercise its discretion, the committee will consider whether the participant has met his or her performance goals, as well as any other factors the committee decides are appropriate. However, the reduction of any participant’s award below the maximum award cannot result in an increase in the maximum award payable to any other participant.

Effect of Terminations of Employment on Awards Under the Plan

Under the Executive Short Term Incentive Plan, if a participant’s employment is terminated during a performance period due to disability or death, the committee may grant the participant an award in any amount the committee deems appropriate. If a participant is terminated during a performance period due to retirement, any award for that participant will be subject to the maximum limits described above, based on the amount of Assurant’s net income during the entire performance period. If, however, a participant is terminated for any reason other than disability, death, or retirement, any award for that participant will be subject to the maximum limits described above prorated for the number of days in the performance period before the participant’s employment was terminated.

The Executive Short Term Incentive Plan provides that, upon a change of control of Assurant, each participant will be paid an amount based on the level of achievement of the performance goals, as determined by the committee prior to the change of control.

Effective Date of the Plan; Amendment to Plan

The Executive Short Term Incentive Plan will be effective as of January 1, 2008, subject to approval of the stockholders we have requested in this proposal. The committee may amend, alter or discontinue the Executive

Short Term Incentive Plan at any time. However, no such action may materially impair the rights of a participant as to a previously granted award without the participant’s consent, unless required to comply with applicable law or tax, stock exchange or accounting rules. In addition, no amendment can be made without the approval of Assurant’s stockholders if stockholder approval is required by applicable law or the standards of a stock exchange.

New Plan Benefits

Because the amounts that we will pay under the Executive Short Term Incentive Plan are based on Assurant’s net income and satisfaction of certain performance goals, we cannot determine at this time what amounts, if any, will be paid to our Executive Officers under the Executive Short Term Incentive Plan during the 2008 fiscal year. Had the Executive Short Term Incentive Plan been used to determine incentive payments for fiscal year 2007, the maximum awards payable to Executive Officers under the Executive Short Term Incentive Plan would have been $5.0 million for our Chief Executive Officer and $2.5 million for each other participant. However, we believe that our Compensation Committee would have exercised its discretion to grant awards less than the maximum, and that the awards granted to our Executive Officers would have been materially similar to those actually made for 2007, assuming similar performance with respect to the other performance goals under the plan. The actual annual short term incentive program (“STIP”) payments to our NEOs for fiscal year 2007 are set forth in the Summary Compensation Table at pages 26—27 in this proxy statement.

In addition, as discussed under the heading “Short Term Incentive Program” in the Compensation Discussion and Analysis section of this proxy statement at page 16, the Compensation Committee has determined that the target award percentages for our NEOs will remain the same or increase for 2008 from 2007. The target award percentages for our other Executive Officers remained the same or increased from 2007 to 2008.

The following table shows, in the format required by the Securities and Exchange Commission, the currently known information about the amounts that may be paid to our Executive Officers and directors during fiscal year 2008 under the two plans for which we are seeking stockholder approval. The dollar amounts shown for the Executive Short Term Incentive Plan represent the amounts that would be paid at the target award percentage (1.0 multiplier) for each executive. For the Long Term Equity Incentive Plan, the table shows the number of shares of our Common Stock and the number of shares subject to stock appreciation rights that we expect to be granted to directors immediately following the annual meeting. As explained under the heading “New Plan Benefits” in Proposal 4 at page 83, we are not able to determine at this time what other awards may be granted under this plan in 2008. The dollar amounts for the Long Term Incentive Plan will be converted into shares based on the method described in the Narrative to the Director Compensation Table.

Name and Position	Executive Short Term Incentive Plan Benefits (in dollars)	Long Term Incentive Plan Benefits (in dollars)
Named Executive Officers: Robert B. Pollock Michael J. Peninger Philip Bruce Camacho Lesley Silvester S. Craig Lemasters Jerome Atkinson	$3.6 million	Not determinable
All Executive Officers, as a Group	$5.4 million	Not determinable
All Non-Employee Directors, as a Group	Not applicable	The equivalent of $60,000 in shares and the equivalent of $60,000 in stock appreciation rights
All Employees, as a Group	Not applicable	Not determinable

Vote Required; Board Recommendation

The regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended, require the affirmative vote of a majority of the votes cast on the issue at the Annual Meeting to approve the Assurant, Inc. Executive Short Term Incentive Plan.

The Board of Directors unanimously recommends a vote FOR the approval of the Assurant, Inc. Executive Short Term Incentive Plan. A properly executed proxy without specific voting instructions will be voted FOR the foregoing proposal.

PROPOSAL FOUR

APPROVAL OF THE ASSURANT, INC. LONG TERM EQUITY INCENTIVE PLAN

General

We have adopted a new equity compensation plan called the Assurant, Inc. Long Term Equity Incentive Plan. In this proposal, we are asking our stockholders to approve the Long Term Equity Incentive Plan. If this plan is approved, it will replace the Assurant, Inc. 2004 Long Term Incentive Plan, no further equity grants will be made under Article 6 of the Assurant, Inc. Amended and Restated Directors Compensation Plan, and equity grants made on and after May 15, 2008 will be made under the Long Term Equity Incentive Plan. If this plan is not approved, the Assurant, Inc. 2004 Long Term Incentive Plan and Article 6 of the Assurant, Inc. Amended and Restated Directors Compensation Plan will remain in effect for future grants, including the grants to our directors on May 15, 2008 as described in the Narrative to the Director Compensation Table on page 53 of this proxy statement.

One purpose of this request is to enable us to grant awards under the plan that are not subject to the limits on deductibility imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) generally does not allow a publicly held company to obtain tax deductions for compensation of more than $1 million paid in any year to its chief executive officer or any of its other three highest-paid executive officers other than the chief executive officer and chief financial officer. Payments that are “performance-based” in accordance with conditions specified under Section 162(m) are exempt from this limitation. One of those conditions is that stockholders approve the material terms of the performance goals that will be used to determine the amount of performance-based compensation to be paid.

Our Board of Directors recommends that the stockholders approve the material terms of the Long Term Equity Incentive Plan as described below.

Summary of the Plan

The following description of the Long Term Equity Incentive Plan is only a summary of certain provisions thereof and is qualified in its entirety by reference to its full text, a copy of which is included as an exhibit to this proxy statement.

Purpose of the Plan

The purpose of the Long Term Equity Incentive Plan is to give Assurant a competitive advantage in attracting, retaining, and motivating officers, employees, directors, and consultants, and to provide Assurant with an equity plan that gives employees incentives directly linked to stockholder value.

Administration of the Plan

The Long Term Equity Incentive Plan will be administered by a committee selected by our Board of Directors and composed of two or more directors. Each committee member will be a non-employee director as defined under federal securities law and an outside director as defined under Section 162(m) of the Internal Revenue Code. Unless otherwise determined by the Board of Directors, our Compensation Committee will administer the Long Term Equity Incentive Plan.

The committee will have exclusive and final authority to administer and interpret the Long Term Equity Incentive Plan, including the power to:

•	Determine eligibility for participation;

•	Establish performance goals for each participant;

•	Determine the types of awards to be granted to participants; and

•	Interpret the terms and provisions of the plan and any award.

Any determination made by the committee under the Long Term Equity Incentive Plan will be made in the sole discretion of the committee, and such determinations will be final and binding on all persons.

Generally, the committee may delegate any of its powers and responsibilities, and our full Board of Directors may exercise any of the committee’s powers and responsibilities. In accordance with past practice, the Board of Directors has delegated to Assurant’s Chief Executive Officer limited authority to make certain grants of awards to non-Section 16 officers. However, the committee may not delegate any of its powers or responsibilities, and the full Board of Directors may not exercise any of those powers or responsibilities, to the extent that those actions would cause an option, stock appreciation right or other award that is intended to be exempt from the limits on deductibility under Section 162(m) to lose that exemption or would cause an award to a director or Executive Officer to fail to be exempt from short-swing profit recovery.

Eligible Participants in the Plan

The committee may select any or all of the following to be granted awards under the plan:

•	Members of our Board of Directors;

•	Officers of, employees of, and consultants to Assurant, Inc. and/or any of our subsidiaries or affiliates; and

•	Individuals who have accepted offers of employment or consultancy from Assurant, Inc. or from our subsidiaries or affiliates.

As of March 28, 2008, we had ten members of the Board of Directors and approximately 13,800 officers, employees, and independent contractors.

Limits on Shares We May Issue Under the Plan

The maximum number of shares of our Common Stock that may be issued pursuant to awards under the Long Term Equity Incentive Plan is 3,400,000. No individual participant may be granted, during any calendar year, awards covering more than 500,000 shares. The maximum number of shares that may be issued pursuant to incentive stock options is 3,400,000.

The committee is required or permitted to adjust these maximums, and the number of shares subject to awards under the plan, in certain specified circumstances such as stock splits, mergers, and other transactions. The committee may also adjust performance goals in the event of unusual or recurring events and other extraordinary items, except to the extent that doing so would cause an award intended to be exempt from Section 162(m) of the Internal Revenue Code to fail to be exempt.

Shares underlying awards under the Long Term Equity Incentive Plan or the Assurant, Inc. 2004 Long Term Incentive Plan that expire, or are forfeited or terminated without being exercised, do not count towards these share limits. In addition, shares withheld by us, or delivered to us to satisfy the exercise price or tax withholding obligations associated with an award, will not count towards these share limits.

Types of Awards We May Issue Under the Plan

The Long Term Equity Incentive Plan will allow us to grant awards based on shares of our Common Stock, including stock options, stock appreciation rights, restricted stock (including performance shares), unrestricted stock, restricted stock units (including performance units), and dividend equivalents. The closing price of a share of Common Stock on the New York Stock Exchange on March 28, 2008 was $60.25.

Stock Options. The Long Term Equity Incentive Plan enables the committee to grant options to purchase our Common Stock at specified exercise prices to participants. Options may be granted as “incentive stock options,” which are intended to qualify for favorable tax treatment under federal tax law, or “nonqualified stock options,” which are not intended to receive such favorable treatment.

Under the Long Term Equity Incentive Plan, the committee determines the number of options to be granted to each participant. Each option grant will be evidenced by a stock option agreement that specifies the option exercise price, whether the options are intended to be “incentive stock options” or “nonqualified stock options,” the duration of the options, the number of shares underlying the options, and any additional terms determined by the committee.

The Long Term Equity Incentive Plan provides that the committee may determine the exercise prices of options, but the exercise price of any option cannot be less than the fair market value of a share of our Common Stock on the date of grant. All options we grant under the plan will expire no later than ten years from the date we grant them.

The methods of exercising an option granted under the Long Term Equity Incentive Plan are set forth in the plan itself, as are general rules governing when options may be exercised if a participant’s employment is terminated (see “Termination of Employment/Services” below). Stock options issued under the Long Term Equity Incentive Plan are nontransferable except by will or the laws of descent, except for “nonqualified options,” which will be transferable on terms set by the committee. The granting of an option under the Long Term Equity Incentive Plan does not give the participant the rights of a stockholder; the participant gains those rights only after the option is exercised and the shares underlying the option are registered.

Stock Appreciation Rights. The Long Term Equity Incentive Plan also enables the committee to grant awards of stock appreciation rights to participants. A stock appreciation right entitles the participant to receive, upon exercise, an amount equal to the excess, if any, of the fair market value of a share of our Common Stock over the exercise price of the stock appreciation right.

The plan provides that the committee may determine the exercise price of any stock appreciation right, but the exercise price cannot be less than the fair market value of a share of our Common Stock on the date the stock appreciation right is granted. Under the plan, we will be able to grant “tandem SARs,” which are stock appreciation rights granted in conjunction with an option, and “free-standing SARs,” which are stock appreciation rights not granted in conjunction with an option.

A “tandem SAR” may be granted on the same date as the related option, will be exercisable only at the time the related option is exercisable, and will have the same exercise price as the related option. When the related option is exercised or forfeited, the “tandem SAR” will terminate or be forfeited; and when the “tandem SAR” is exercised or forfeited, the related option will similarly terminate or be forfeited.

Stock appreciation rights we issue under the Long Term Equity Incentive Plan will be evidenced by an award agreement, which will specify the exercise price, the number of shares underlying the rights, and other limitations, terms, and conditions determined by the committee. Upon exercise of a stock appreciation right, as provided in the award agreement we will be able to pay the amount due in a variety of ways, including by delivering shares of our Common Stock, cash, or a combination of stock and cash.

The methods of exercising a stock appreciation right under the Long Term Equity Incentive Plan are set forth in the plan itself, as are rules governing when stock appreciation rights may be exercised if a participant’s employment is terminated (see “Termination of Employment/Services” below). Stock appreciation rights issued under the Long Term Equity Incentive Plan will not be transferable except by will or the laws of descent, except for “tandem SARs,” which will be transferable on terms set by the committee.

Restricted Stock and Unrestricted Stock. The Long Term Equity Incentive Plan also enables the committee to grant awards of restricted stock and unrestricted stock to participants. Unrestricted stock awards are shares of Common Stock that are not subject to conditions on grant, vesting, or transferability.

The Long Term Equity Incentive Plan allows the committee to grant restricted stock with conditions on granting, transferability, or vesting based on continued service of the participant, the satisfaction of performance goals, or both. We refer to awards of restricted stock subject to grant, transferability, or vesting based on the satisfaction of performance goals as “performance shares.”

Generally, except for awards granted to members of the Board of Directors, any award of restricted stock will be subject to vesting during a period of at least three years following the date of grant, although a vesting period of at least one year is permissible for performance shares. An award of restricted stock may, however, vest in part on a pro rata basis before the expiration of any vesting period, and up to five percent of shares available for grant as restricted stock, unrestricted stock, and restricted stock units may be granted without regard to these limitations on vesting conditions.

Except for restrictions imposed by the committee, a recipient of a grant of restricted stock or unrestricted stock has the rights of a stockholder with respect to the restricted stock or unrestricted stock, including the right to vote the stock and to receive all dividends and other distributions paid with respect to the restricted stock or unrestricted stock. During the restriction period set by the committee with respect to restricted stock, however, the recipient may not sell, transfer, pledge, exchange, or otherwise encumber shares of restricted stock.

Restricted Stock Units. The Long Term Equity Incentive Plan also enables the committee to grant restricted stock units, which are awards representing a specified number of hypothetical shares of our Common Stock. The Long Term Equity Incentive Plan enables the committee to issue restricted stock units without conditions, with conditions on granting or vesting based on continued service of the participant, with conditions on granting or vesting based on the satisfaction of performance goals, or with conditions based on both continued service and the satisfaction of performance goals. We refer to awards of restricted stock units subject to grant or vesting based on the satisfaction of performance goals as “performance units.”

Generally, except for awards granted to members of the Board of Directors, any award of restricted stock units will be subject to vesting during a period of at least three years following the date of grant, although a vesting period of at least one year is permissible for performance units. An award of restricted stock units may, however, vest in part on a pro rata basis before the expiration of any vesting period, and up to five percent of shares available for grant as restricted stock, unrestricted stock, and restricted stock units may be granted without regard to these limitations on vesting conditions.

Because restricted stock units are not actual, issued shares of our Common Stock, recipients do not have the rights of a stockholder, but an award of restricted stock units may call for the payment of dividend equivalents (see “Dividend Equivalents” below). Restricted stock units may not be sold, transferred, pledged, or otherwise encumbered before the units have vested. Restricted stock units that vest will be settled in cash or in shares of our Common Stock or a combination thereof, as determined by the committee. Settlement will occur either at the time of vesting or on a deferred basis, as determined by the committee or, if the committee permits, by election of the recipient.

Dividend Equivalents. The Long Term Equity Incentive Plan also enables the committee to grant awards of dividend equivalents. Dividend equivalents entitle the participant to receive payments equal to the dividends that would be payable with respect to shares of our Common Stock during a specified period, if the participant had owned the shares during that period.

The plan allows the committee to grant dividend equivalents with respect to shares underlying an option or stock appreciation right (while the option or stock appreciation right is outstanding), the shares underlying a restricted stock unit, or a hypothetical number of shares, in the committee’s sole discretion. We may settle dividend equivalents in cash, shares of our stock, or both, in the committee’s discretion. Dividend equivalents may be made subject to the same vesting conditions as the conditions of any other award to which they relate, including vesting based on continued service, the satisfaction of performance goals, or both.

Performance Goals. As noted above, the Long Term Equity Incentive Plan authorizes the committee to establish performance goals in connection with a grant of restricted stock (“performance shares”) or a grant of restricted stock units (“performance units”). The committee may also determine that performance shares or performance units are intended to be exempt from the limits on deductibility under Section 162(m) of the Internal Revenue Code. In such cases, in order to meet the requirements for that exemption, the goals must be based on one or more of these criteria, which are set forth in the plan: overall or selected sales growth, expense efficiency ratios (ratio of expenses to income), market share, customer service measures or indices, underwriting efficiency and/or quality, persistency factors, return on net assets, economic value added, stockholder value added, embedded value added, combined ratio, expense ratio, loss ratio, premiums, risk based capital, revenues, revenue growth, earnings (including earnings before taxes; earnings before interest and taxes; and earnings before interest, taxes, depreciation, and amortization), earnings per share, operating income (including non-pension operating income), pre- or after-tax income, net income, cash flow (before or after dividends), cash flow per share (before or after dividends), gross margin, return on equity, return on capital (including return on total capital or return on invested capital), cash flow return on investment, return on assets or operating assets, economic value added (or an equivalent metric), stock price appreciation, total stockholder return (measured in terms of stock price appreciation and dividend-related returns), cost control, gross profit, net operating income, cash generation, unit volume, stock price, market share, sales, asset quality, cost saving levels, marketing-spending efficiency, core non-interest income, or change in working capital with respect to Assurant or any one or more of our subsidiaries, affiliates, or divisions, either in absolute terms or relative to the performance or one or more other companies.

Change of Control. Unless the committee provides otherwise in an award agreement, upon a change of control (as defined in the plan), each award granted under the Long Term Equity Incentive Plan will immediately vest and become exercisable and transferable. In addition, upon a change of control any option or stock appreciation right held by a participant may be exercised until the third anniversary of the change of control, unless it is scheduled to expire before that time or the participant is terminated for cause (as defined in the plan). Finally, the committee may make other adjustments that it deems appropriate in connection with a change of control, except to the extent that doing so would cause an award intended to be exempt from Section 162(m) of the Internal Revenue Code to fail to be exempt.

Termination of Employment/Services. Unless otherwise provided by the committee in the award agreement, options and stock appreciation rights granted under the Long Term Equity Incentive Plan are forfeited upon termination of employment, except:

•

If the participant is terminated for any reason other than death, disability, or retirement, or for cause (as defined in the plan), any option or stock appreciation right that is unvested on the date of termination is forfeited, and any option or stock appreciation right that is exercisable on the date of termination may be exercised until the earlier of (1) the 90th day following the termination of employment and (2) the expiration of the term of the option or stock appreciation right.

•

If the participant’s employment is terminated by reason of death, all options and stock appreciation rights held by the participant will vest, and will be exercisable until the earlier of (1) the third anniversary of the date of death and (2) the expiration of the term of the option or stock appreciation right.

•

If the participant’s employment is terminated by reason of disability, all options and stock appreciation rights held by the participant will vest, and be exercisable at any time until the expiration of the option or stock appreciation right.

•

If a participant’s employment is terminated by reason of retirement, all options or stock appreciation rights held by the participant will vest, and be exercisable until the earlier of (1) the fifth anniversary of the termination of employment and (2) the expiration of the term of the option or stock appreciation right.

Effective Date; Term; Amendment to Plan

The Long Term Equity Incentive Plan is effective as of May 15, 2008, subject to the approval of the stockholders that we have requested in this proposal. The plan has a term of ten years. However, for any performance shares or performance units granted after our stockholder meeting in 2013 to be exempt from Section 162(m) of the Internal Revenue Code, we will have to seek re-approval of the performance goals discussed above in 2013.

Our Board of Directors, or the committee, may amend, alter, or discontinue the plan, but no amendment, alteration, or discontinuation may be made that would materially impair the rights of a participant with respect to a previously granted award without the participant’s consent (with certain limited exceptions). In addition, no amendment may be made without the approval of our stockholders if (1) approval of our stockholders is required by applicable law, (2) the amendment would materially increase the benefits to participants under the plan, (3) the amendment would materially increase the number of securities to be issued under the plan, (4) the amendment would materially modify the requirements for participation in the plan, or (5) the amendment would accelerate the vesting of any restricted stock or restricted stock units under the plan, except as otherwise provided in the plan.

Federal Income Tax Consequences

The following is a summary of certain federal income tax consequences of awards we may make under the Long Term Equity Incentive Plan. The discussion is general in nature; we have not taken into account a number of considerations which may apply in light of the circumstances of a particular participant. The income tax consequences under applicable state and local tax laws may not be the same as under U.S. federal income tax laws.

Non-Qualified Stock Options. The recipient will not recognize taxable income at the time of a grant of a non-qualified stock option, and we will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and be subject to income tax withholding) upon exercise of a nonqualified stock option; the recognized compensation will be equal to the excess of the fair market value of the shares purchased over their exercise price. We generally will be entitled to a corresponding deduction upon exercise of a non-qualified stock option.

Incentive Stock Options. The recipient will not recognize taxable income at the time of a grant of an incentive stock option. The recipient will also not recognize taxable income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option.

If the shares acquired by exercise of an incentive stock option are held for the longer of (1) two years from the date the option was granted and (2) one year from the date the shares were transferred, any gain or loss arising from disposition of those shares will be taxed as a long term capital gain or loss, and we will not be entitled to any deduction. If, however, the shares acquired are not held for the periods described above, then in the year of disposition the recipient will recognize compensation taxable as ordinary income, equal to the excess of the lesser of (1) the amount realized upon such disposition and (2) the excess of the fair market value of such shares on the date of exercise over the exercise price. We generally will be entitled to a corresponding deduction at that time. The excess of the amount realized in the disposition over the fair market value of the stock on the exercise date will be treated as a capital gain.

Stock Appreciation Rights. The recipient will not recognize taxable income at the time of a grant of a stock appreciation right, and we will not be entitled to a tax deduction at that time. Upon exercise, however, the recipient will recognize compensation taxable as ordinary income (and subject to income tax withholding) equal to the fair market value of any shares delivered and the amount of cash paid by us in settlement of the rights, and we generally will be entitled to a corresponding deduction at that time.

Restricted Stock and Unrestricted Stock. The recipient of restricted stock will not recognize taxable income at the time of a grant of shares of restricted stock, and we will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Internal Revenue Code to be taxed at that time. If that election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) at the time of the grant, equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) at the time the restrictions lapse, in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. We will generally be entitled to a corresponding deduction at the time the ordinary income is recognized by the recipient, except to the extent that the deduction limits of Section 162(m) of the Internal Revenue Code apply.

In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made, and prior to the time the restrictions lapse, will recognize compensation taxable as ordinary income (and subject to income tax withholding) rather than dividend income. We will generally be entitled to a corresponding deduction, except to the extent that the deduction limits of Section 162(m) of the Internal Revenue Code apply.

The recipient of unrestricted stock, and of restricted stock subject only to restrictions on transferability, will recognize compensation taxable as ordinary income (and subject to income tax withholding) at the time of the grant, equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. We will generally be entitled to a corresponding deduction at that time, except to the extent that the deduction limits of Section 162(m) of the Internal Revenue Code apply.

Restricted Stock Units. The recipient will not recognize taxable income at the time of a grant of a restricted stock unit, and we will not be entitled to a tax deduction at that time. The recipient will recognize compensation taxable as ordinary income (and subject to income tax withholding), however, at the time of the settlement of the award, equal to the fair market value of any shares delivered and the amount of cash paid by us. We will be entitled to a corresponding deduction, except to the extent that the deduction limits of Section 162(m) of the Internal Revenue Code apply.

The foregoing general tax discussion is intended for the information of our stockholders considering how to vote with respect to this proposal, and not as tax guidance to participants in the Long Term Equity Incentive Plan. We strongly urge participants to consult their own tax advisors regarding the federal, state, local, foreign, and other tax consequences of participating in the Long Term Equity Incentive Plan.

New Plan Benefits

We expect that, if the Long Term Equity Incentive Plan is approved by our stockholders, the first grants made under it will be to our directors on May 15, 2008. The amounts of these expected grants are consistent with the formula grants made to our directors under the Assurant, Inc. 2004 Long Term Incentive Plan, and are set forth in the table included under the heading “New Plan Benefits” in Proposal 3 at page 75.

The committee has not yet determined, and we cannot now anticipate, what other grants will be made under the plan if it is approved. Accordingly, we cannot determine the grants, if any, that the committee may, in its discretion, decide to make to our Executive Officers under the Long Term Equity Incentive Plan during the 2008 fiscal year, and the table referred to in Proposal 3 therefore does not include any information about such grants.

Vote Required; Board Recommendation

The regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended, require the affirmative vote of a majority of the votes cast on the issue at the Annual Meeting to approve the Assurant, Inc. Long Term Equity Incentive Plan.

The Board of Directors unanimously recommends a vote FOR the approval of the Assurant, Inc. Long Term Equity Incentive Plan. A properly executed proxy without specific voting instructions will be voted FOR the foregoing proposal.

INCORPORATION BY REFERENCE

The Compensation Committee Report and the Audit Committee Report (including the reference to the independence and financial expertise of the Audit Committee members), each contained in this proxy statement, are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by Assurant under the Exchange Act, except to the extent that we specifically incorporate such information by reference into any of these future filings.

OTHER MATTERS

The Board of Directors knows of no matters to be brought before the Annual Meeting other than those listed in the attached Notice of Annual Meeting. If any other matter should properly come before the Annual Meeting, the person named in the enclosed proxy will vote all proxies given to him or her in accordance with his or her best judgment on such matters.

ANNUAL REPORT AND FORM 10-K

The 2007 Annual Report to Stockholders containing the audited consolidated financial statements of Assurant for the year ended December 31, 2007, including the Annual Report on Form 10-K for the year ended December 31, 2007, accompanies this proxy statement.

Stockholders may obtain, without charge, an additional copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 as filed with the SEC, without the accompanying exhibits, by writing to Investor Relations, Assurant, Inc., One Chase Manhattan Plaza, 41st Floor, New York, New York 10005. Copies of our Annual Report on Form 10-K are also available, without charge, from our Investor Relations website at http://ir.assurant.com or by dialing 866.888.4219. A list of exhibits is included in the accompanying Form 10-K, and exhibits are available from Assurant upon payment to Assurant of the cost of furnishing them.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be included in the proxy statement and presented at the 2009 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must be received by the Corporate Secretary of Assurant, One Chase Manhattan Plaza, 41st Fl., New York, New York, not later than December 11, 2008 to be considered for inclusion in our proxy materials for that meeting.

Stockholders intending to present business at our 2009 Annual Meeting, but not intending to have the proposal included in our proxy materials pursuant to Rule 14a-8, must comply with the requirements set forth in our Bylaws. To bring business before an annual meeting, our Bylaws require, among other things, that the stockholder submit written notice thereof complying with the Bylaws to the Corporate Secretary of Assurant not less than 90 days nor more than 120 days prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 no sooner than January 15, 2009 and no later than February 16, 2009. If the notice is received before January 15, 2009 or after February 16, 2009, it will be considered untimely and the proxies granted in connection with the 2009 Annual Meeting will have discretionary authority to vote on the proposal.

By Order of the Board of Directors

Katherine Greenzang

Senior Vice President, General

Counsel and Secretary

Dated: April 10, 2008

EXHIBIT A

ASSURANT, INC.

EXECUTIVE SHORT TERM INCENTIVE PLAN

SECTION 1. Purpose; Definitions.

1.1. Purpose; Shareholder Approval. The purpose of this Assurant, Inc. Executive Short Term Incentive Plan is to advance the interests of the Company and its stockholders in attracting, retaining and motivating executive officers by providing financial rewards that are intended to be deductible to the maximum extent possible as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, for Performance Periods (as defined below) beginning with the Company’s fiscal year 2008. This Plan is subject to stockholder approval, and shall be null and void and of no further effect if such stockholder approval is not obtained. Without limiting the generality of the foregoing, in no event shall any amounts be paid pursuant to Awards previously granted hereunder, unless and until stockholder approval of the Plan is obtained.

1.2. Definitions. The terms used in the Plan shall be defined as follows:

(a) “Act” means the Securities Exchange Act of 1934, as amended from time to time, any regulations promulgated thereunder, and any successor thereto.

(b) “Administrator” means any person or persons to whom the Committee has properly delegated any responsibility or power pursuant to Section 2.2.

(c) “Award” means an award of incentive compensation pursuant to the Plan. An Award is considered “granted” when the Participant to whom the Award is granted is selected, pursuant to Section 3.1, as eligible to receive that Award.

(d) “Beneficial Owner” has the meaning given in Rule 13d-3 promulgated pursuant to the Act.

(e) “Beneficiary” means any person or persons designated by a Participant, in accordance with procedures established by the Committee or an Administrator, to receive benefits hereunder in the event of the Participant’s death. If any Participant shall fail to designate a Beneficiary or shall designate a Beneficiary who shall fail to survive the Participant, the Beneficiary shall be the Participant’s surviving spouse; or, if none, the Participant’s surviving descendants (who shall take per stirpes) and if there are no surviving descendants, the Beneficiary shall be the Participant’s estate.

(f) “Board” means the Board of Directors of the Company.

(g) “Change of Control” means the occurrence of any one of the following events:

(i) Individuals who, on the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director after the Effective Date whose election or nomination for election is approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any person as defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (a “Person”), other than the Board, including by reason of any agreement, shall be deemed an Incumbent Director;

(ii) Any Person is or becomes a Beneficial Owner, directly or indirectly, of either (A) 30% or more of the then-outstanding shares of common stock of the Company or (B) securities representing 30% or more of the combined voting power of the Company’s then-outstanding securities eligible to vote for the election of directors; provided, however, that for purposes of this subsection (ii), the following acquisitions shall not constitute a Change of Control: (1) an acquisition directly from the Company or any Subsidiary; (2) an acquisition by the Company or a Subsidiary; (3) an acquisition by a

Person who is on the Effective Date the Beneficial Owner, directly or indirectly, of 50% or more of the outstanding shares of common stock of the Company or 50% or more of the combined voting power of the Company’s outstanding securities eligible to vote for the election of directors; (4) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; or (5) an acquisition pursuant to a transaction that complies with Sections 1.2(g)(iii)(A), 1.2(g)(iii)(B), and 1.2(g)(iii)(C) below;

(iii) The consummation of a reorganization, merger, consolidation, statutory share exchange, or similar corporate transaction involving the Company or a Subsidiary, the sale or other disposition of all or substantially all of the Company’s assets, or the acquisition of assets or stock of another corporation (a “Transaction”) unless immediately following the Transaction: (A) all or substantially all of the individuals who were Beneficial Owners, respectively, of the outstanding shares of common stock of the Company and outstanding securities eligible to vote for the election of directors immediately prior to the Transaction beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock and the combined voting power of the outstanding securities entitled to vote in the election of directors of the corporation resulting from the Transaction (the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to the Transaction, of the outstanding common stock of the Company and the outstanding securities eligible to vote in the election of directors of the Company; (B) no Person (other than the Company, a Subsidiary, the Surviving Entity, or any employee benefit plan or related trust sponsored or maintained by the foregoing) is or becomes a Beneficial Owner, directly or indirectly, of 30% or more of the outstanding common stock or 30% or more of the total voting power of the outstanding securities eligible to vote for the election of directors of the Surviving Entity; and (C) at least a majority of the members of the board of the Surviving Entity were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for the Transaction; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(h) “Code” means the Internal Revenue Code of 1986, as amended.

(i) “Committee” means a committee or subcommittee of the Board, appointed from time to time by the Board, which committee or subcommittee shall consist of two or more non-employee directors, each of whom is intended to be, to the extent required by Rule 16b-3, a “non-employee” director as defined by Rule 16b-3, and, to the extent required by Section 162(m) of the Code and any regulations promulgated thereunder, an “outside director” as defined under Section 162(m) of the Code. Initially, and unless and until otherwise determined by the Board, “Committee” means the Compensation Committee of the Board.

(j) “Company” means Assurant, Inc., a Delaware corporation.

(k) “Disability” means a total and permanent disability that causes a Participant to be eligible to receive long term disability benefits under the long term disability plan or policy maintained by the Company or a Subsidiary for the Participant, whether or not such Participant actually receives disability benefits under such plan or policy. If no long term disability plan or policy was ever maintained on behalf of a Participant, Disability means a permanent and total disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination whether a Participant is disabled shall be made by the Committee in its sole discretion and may be supported by the advice of a physician competent in the area to which such Disability relates.

(l) “Effective Date” means the date on which this Assurant, Inc. Executive Short Term Incentive Plan is adopted by the Board.

(m) “Eligible Employee” means a regular, active employee of the Company or any Subsidiary, or a prospective employee of the Company or any Subsidiary, who is expected to be among the officers of the Company who are subject to Section 16 of the Act, as amended from time to time, as of the last day of a given Performance Period.

(n) “Net Income” means the Company’s net income as reported in the Company’s income statement for the applicable Performance Period, prior to accrual of any amounts for payment under the Plan for the Performance Period, adjusted to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, and the cumulative effect of tax or accounting changes, each as defined by generally accepted accounting principles or identified in the Company’s financial statements, notes to the financial statements or management’s discussion and analysis.

(o) “Participant” means an Eligible Employee selected by the Committee to participate in the Plan for a given Performance Period.

(p) “Performance Goal” means the goal or combined goals determined by the Committee, in its sole discretion, to be applicable to a Participant during a Performance Period. As determined by the Committee, the Performance Goals for any Participant may provide for targeted levels of achievement using one or more of the following measures, or any other measure, in the Committee’s discretion: revenue, profit (as measured by net profit, operating profit, economic profit, profit margins, or other profit measures), earnings (as measured by EBIT, EBITDA, earnings per share, or other earnings measures), cash (as measured by cash flow, cash generation, or other cash measures), stock price, stock performance, total stockholder return, return on equity, return on assets, return on investment, market share, capital structure, expenses (as measured by expense management, expense ratio, expense efficiency ratios, or other expense measures), business expansion or consolidation, customer satisfaction ratings, underwriting efficiency or quality, or improved market value of a business or group based on independent third-party valuation.

(q) “Performance Period” means the Company’s fiscal year, or such other period as the Committee shall establish, from time to time, in its sole discretion. The first Performance Period shall be the Company’s fiscal year 2008.

(r) “Plan” means this Assurant, Inc. Executive Short Term Incentive Plan.

(s) “Retirement” shall have the meaning given to that term in the Assurant Pension Plan, as amended from time to time.

(t) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

SECTION 2. Administration.

2.1. Committee. The Plan shall be administered by the Committee. The Committee shall have exclusive and final authority, discretion, and power, subject to the terms of the Plan:

(a) To select the Eligible Employees who will be designated as Participants in the Plan and to whom Awards may from time to time be granted;

(b) To determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;

(c) To interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto); and

(d) To otherwise administer the Plan.

2.2. Procedures. The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by law, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Notwithstanding the foregoing, the Committee may not so delegate any responsibility or power to the extent that such delegation would cause an Award hereunder not to qualify for the Section 162(m) exemption. Without limiting the generality of the foregoing, the Committee may not delegate its powers and responsibilities to (a) designate Participants, (b) establish Performance Periods, and (c) certify amounts pursuant to Section 3.4 hereof.

2.3. Discretion; Decisions Binding. Any determination made pursuant to the Plan by the Committee or by an Administrator with respect to any Award shall be made in the sole discretion of the Committee or the Administrator, as applicable. All decisions made by the Committee or an Administrator pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, Participants, and Eligible Employees.

2.4. Expenses. All expenses and liabilities incurred by members of the Committee or an Administrator in connection with the administration of the Plan shall be borne by the Company.

SECTION 3. Terms of Awards.

3.1. Selection of Participants and Granting of Awards for a Performance Period. The Committee shall determine the Participants to whom Awards for a Performance Period are granted within 90 days after the Performance Period begins, and in any event not later than the date upon which 25% of the Performance Period has elapsed.

3.2. Maximum Awards. The total aggregate Awards under the Plan with respect to any Performance Period shall not exceed five percent (5%) of the Company’s Net Income for that Performance Period. For any Performance Period, the maximum Award for each Participant other than the Company’s Chief Executive Officer shall be (a) (i) one divided by (ii) one plus the total number of Participants (including the Company’s Chief Executive Officer) for that Performance Period, times (b) the total aggregate Awards under the Plan for that Performance Period. For any Performance Period, the maximum Award for the Company’s Chief Executive Officer shall be two times the maximum amount determined pursuant to the preceding sentence. Notwithstanding the foregoing, if the Company’s Chief Executive Officer is not a Participant in the Plan for a Performance Period, the maximum Award for each Participant for that Performance Period shall be (a) (i) one divided by (ii) the total number of Participants for that Performance Period, times (b) the total aggregate Awards under the Plan for that Performance Period.

3.3. Discretionary Adjustment. The Committee may determine in its sole discretion that for any Performance Period, the total aggregate Awards or any individual Award actually paid shall be less than the maximum amounts described in Section 3.2, based on such factors as it determines to be appropriate, including, but not limited to, Performance Goals that it has established for one or more Awards, Company-wide or business-unit performance (with respect to revenue, profit, cash flow, or any other measure) against budgeted financial goals, measures of internal controls and compliance initiatives, and assessments of individual performance. However, in no event shall such reduction of any Participant’s Award below the maximum for that Participant result in an increase in the maximum amounts for any other Participants above the amounts described in Section 3.2.

3.4. Certification. Following the close of each Performance Period and prior to payment of any Awards for that Performance Period, the Committee will certify the amount of Net Income achieved for that Performance Period and the corresponding maximum amounts described in Section 3.2.

3.5. Timing of Payment. Payment of each Award will be made as soon as practicable after the Committee has completed the certification required by Section 3.4 for the applicable Performance Period and determined the actual amount to be paid pursuant the Award, but in no event shall payment occur later than the 15th day of the third calendar month after the end of the calendar year in which such Award first ceased to be subject to a substantial risk of forfeiture within the meaning of Section 409A of the Code and the treasury regulations thereunder, unless the Participant has made a valid and timely election to defer receipt of the Award in accordance with an applicable deferred compensation plan.

3.6. Form of Payment. Each Award under the Plan shall be paid in cash or its equivalent. The Committee in its sole discretion may, however, determine that all or a portion of an Award shall be paid in stock, restricted stock, stock options, stock appreciation rights, or other stock-based or stock-denominated units, which shall be issued pursuant to the Company’s equity compensation plans in existence at the time the Award is certified.

SECTION 4. Terminations.

4.1. Disability or Death. A Participant who terminates employment with the Company during a Performance Period due to Disability or death may, in the Committee’s discretion, receive an Award in such an amount as the Committee deems to be appropriate. Awards payable in the event of death shall be paid to the Participant’s Beneficiary.

4.2. Retirement and Other Terminations. A Participant who terminates employment with the Company during a Performance Period for any reason other than Disability or death may, in the Committee’s discretion, receive an Award. Such an Award shall not be paid until after the end of the Performance Period and the Committee’s certification pursuant to Section 3.4. In the case of a termination before the last day of the Performance Period for the Award, for any reason other than Retirement, the maximum amount of the Award shall be the maximum amount determined pursuant to Section 3.4, multiplied by a fraction, the numerator of which is the number of days in the portion of the Performance Period that ends on the date of such termination and the denominator of which is the total number of days in the Performance Period. In the case of a termination on or after the last day of the Performance Period, or any Retirement, the amount of any Award paid pursuant to this Section 4.2 shall not exceed the maximum set forth in Section 3.2, based on the level of achievement certified by the Committee for the entire Performance Period.

4.3. Change of Control. Notwithstanding any other provision of the Plan to the contrary, upon a Change of Control:

(a) With respect to each Award that is then outstanding and unpaid, the Participant shall be paid an amount based on the level of achievement of the Performance Goals for the Award as determined by the Committee not later than the date of the Change of Control, taking into account performance through the latest date preceding the date of the Change of Control as to which performance can, as a practical matter, be determined (but not later than the end of the Performance Period); and

(b) Such Awards shall be paid as soon as practicable after the amounts have been determined, but in any event no later than March 15 of the calendar year following the year in which the Change of Control took place, except to the extent that a Participant has made a valid and timely election to defer receipt of any Award in accordance with an applicable deferred compensation plan, in which case the terms of such election and such plan shall control.

SECTION 5. Term, Amendment, and Termination.

5.1. Term. The Plan will terminate on the 10th anniversary of the Effective Date. Outstanding Awards on the 10th anniversary of the Effective Date shall not be affected or impaired by the termination of the Plan.

5.2. Amendment of Plan. The Board or the Committee may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made by the Board or the Committee which would materially impair the rights of the Participant with respect to a previously granted Award, or any Award pursuant to Section 4.3, without such Participant’s consent, except such an amendment made to comply with applicable law, tax rules, stock exchange rules, or accounting rules. In addition, no such amendment or alteration shall be made without the approval of the Company’s stockholders, to the extent such approval is required by applicable law or the listing standards of any applicable exchange. Any such action by the Board may be taken by a majority of its members in office. In the event that any such action of the Board under this Section 5.2 conflicts with any action of the Committee under this Section 5.2, the action of the Board shall govern.

SECTION 6. Miscellaneous.

6.1. Withholding Taxes. The Company shall have the right to make payment of Awards net of any applicable federal, state and local taxes required to be withheld, or to require the Participant to pay such withholding taxes. If the Participant fails to make such tax payments as required, the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations.

6.2. No Right to Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.

6.3. No Right to Participate. No Eligible Employee shall have any right to be selected to participate in the Plan in any Performance Period.

6.4. Indemnification. To the extent allowable under applicable law, each member of the Committee and any Administrator shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense (including, but not limited to, attorneys’ fees) that may be imposed upon or reasonably incurred in connection with or resulting from any claim, action, suit, or proceeding by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him; provided such member of the Committee or Administrator gives the Company an opportunity, at its own expense, to handle and defend the same. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify such persons or hold them harmless.

6.5. Nontransferability. No Award may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, including assignment pursuant to a domestic relations order, prior to certification of the Award. Each Award shall be paid during the Participant’s lifetime only to the Participant, or, if permissible under applicable law, to the Participant’s legal representatives. No Award shall, prior to receipt thereof by the Participant, be in any manner subject to the debts, contracts, liabilities, or torts of the Participant.

6.6. Severability. If any provision of the Plan is, becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or would disqualify the Plan under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws; or, if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan, such provision will be stricken as to such jurisdiction, and the remainder of the Plan shall remain in full force and effect.

6.7. No Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary.

6.8. Non-Exclusivity of Plan. Neither adoption of the Plan by the Board nor submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, cash or equity-based compensation arrangements, either tied to performance or otherwise.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed on this 13th day of March, 2008.

FOR ASSURANT, INC.

By:

Name:

Title:

EXHIBIT B

ASSURANT, INC.

LONG TERM EQUITY INCENTIVE PLAN

SECTION 1. Purpose; Definitions.

1.1. Purpose. The purpose of this Assurant, Inc. Long Term Equity Incentive Plan is to give the Company a competitive advantage in attracting, retaining, and motivating officers, employees, directors, and consultants, and to provide the Company and its Subsidiaries and Affiliates with a long term incentive plan providing incentives directly linked to stockholder value.

1.2. Definitions. Certain terms used herein have definitions given to them in the first place in which they are used. In addition, for purposes of this Plan, the following terms are defined as set forth below:

(a) “Act” means the Securities Exchange Act of 1934, as amended from time to time, any regulations promulgated thereunder, and any successor thereto.

(b) “Administrator” has the meaning set forth in Section 2.2.

(c) “Affiliate” means a corporation or other entity controlled by, controlling, or under common control with, the Company.

(d) “Applicable Exchange” means the New York Stock Exchange or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

(e) “Award” means an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Restricted Stock Unit, Dividend Equivalent, Performance Share, or Performance Unit granted pursuant to the terms of this Plan.

(f) “Award Agreement” means a written document or agreement setting forth the terms and conditions of a specific Award.

(g) “Beneficial Owner” has the meaning given in Rule 13d-3, promulgated pursuant to the Act.

(h) “Board” means the Board of Directors of the Company.

(i) “Cause” means, unless otherwise provided in an Award Agreement, (i) “Cause” as defined in any Individual Agreement to which the applicable Participant is a party and which is operative at the time in question, or (ii) if there is no such Individual Agreement, or if it does not define “Cause”: (A) commission by the Participant of a felony under federal law or the law of the state in which such action occurred, (B) failure on the part of the Participant to perform substantially such Participant’s employment duties in any material respect, (C) prolonged absence from duty without the consent of the Company, (D) intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Company, or (E) willful misconduct or malfeasance of duty which is reasonably determined to be detrimental to the Company. Notwithstanding the general rule of Section 2.3, following a Change of Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.

(j) “Change of Control” has the meaning set forth in Section 9.2.

(k) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, regulations promulgated thereunder, and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

(l) “Commission” means the Securities and Exchange Commission or any successor agency.

(m) “Committee” means a committee or subcommittee of the Board, appointed from time to time by the Board, which committee or subcommittee shall consist of two or more non-employee directors, each of whom is intended to be, to the extent required by Rule 16b-3, a “non-employee director” as defined in Rule 16b-3 and, to the extent required by Section 162(m) of the Code and any regulations promulgated thereunder, an “outside director” as defined under Section 162(m) of the Code. Initially, and unless and until otherwise determined by the Board, “Committee” means the Compensation Committee of the Board.

(n) “Common Stock” means common stock, par value $0.01 per share, of the Company.

(o) “Company” means Assurant, Inc., a Delaware corporation.

(p) “Disability” means (i) “Disability” as defined in the long term disability plan or policy maintained or most recently maintained by the Company or, if applicable, an Affiliate or Subsidiary, for any Participant, whether or not such Participant actually receives disability benefits under such plan or policy, (ii) “Disability” as defined by any Individual Agreement to which the Participant is a party and which is operative at the time in question, or (iii) if there is no such long term disability plan or Individual Agreement or if the applicable long term disability plan and Individual Agreement do not define “Disability,” (A) any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his or her customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease, or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature, or (B) “Disability” as determined by the Committee. In the event of a dispute, the determination whether a Participant has a Disability will be made by the Committee and may be supported by such medical or other evidence as the Committee deems necessary to judge the nature of the Participant’s condition. Notwithstanding the foregoing: (1) if the determination of Disability relates to an Incentive Stock Option, Disability shall mean “permanent and total disability” as defined in Section 22(e)(3) of the Code, and (2) if the determination of Disability relates to any Award subject to Section 409A of the Code, Disability shall mean “disability” as defined within the meaning of Section 409A of the Code and any regulations promulgated thereunder.

(q) “Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company or any Subsidiary or Affiliate.

(r) “Dividend Equivalent” has the meaning set forth in Section 8.

(s) “Eligible Individuals” means directors, officers, employees, and consultants of the Company or any Subsidiary or Affiliate, and prospective employees and consultants, who have accepted offers of employment or consultancy from the Company or any Subsidiary or Affiliate.

(t) “Fair Market Value” means the closing price of a share of Common Stock on the Applicable Exchange on the date of measurement or, if Shares were not traded on the Applicable Exchange on such measurement date, on the next preceding date on which Shares were traded, all as reported by such source as the Committee may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion, taking into account, to the extent appropriate, the requirements of Section 409A of the Code.

(u) “Free-Standing SAR” has the meaning set forth in Section 5.3.

(v) “Grant Date” means (i) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares to be subject to such Award, or (ii) such later date as the Committee shall provide in such resolution.

(w) “Incentive Stock Option” means any Option that is designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code or any successor provision thereto, and that in fact so qualifies.

(x) “Individual Agreement” means an employment, consulting, severance, change of control severance, or similar agreement between a Participant and the Company or between the Participant and any of the Company’s Subsidiaries or Affiliates. For purposes of this Plan, an Individual Agreement shall be considered “operative” during its term; provided, that an Individual Agreement under which severance or other substantive protections, compensation and/or benefits are provided only following a change of control or termination of employment in anticipation of a change of control shall not be considered “operative” until the occurrence of a change of control or termination of employment in anticipation of a change of control, as applicable.

(y) “ISO Eligible Employee” means an employee of the Company, any subsidiary corporation (within the meaning of Section 424(f) of the Code), or parent corporation (within the meaning of Section 424(e) of the Code).

(z) “Nonqualified Option” means any Option that either (i) is not designated as an Incentive Stock Option or (ii) is so designated but fails to qualify as such.

(aa) “Option” means an Award granted under Section 5.1.

(bb) “Participant” means an Eligible Individual to whom an Award is or has been granted.

(cc) “Performance Goals” means the performance goals established by the Committee in connection with the grant of Restricted Stock, Restricted Stock Units, or Dividend Equivalents. In the case of Qualified Performance-Based Awards, (i) such goals shall be based on the attainment of specified levels of one or more of the following measures: overall or selected sales growth, expense efficiency ratios (ratio of expenses to income), market share, customer service measures or indices, underwriting efficiency and/or quality, persistency factors, return on net assets, economic value added, stockholder value added, embedded value added, combined ratio, expense ratio, loss ratio, premiums, risk based capital, revenues, revenue growth, earnings (including earnings before taxes; earnings before interest and taxes; and earnings before interest, taxes, depreciation and amortization), earnings per share, operating income (including non-pension operating income), pre- or after-tax income, net income, cash flow (before or after dividends), cash flow per share (before or after dividends), gross margin, return on equity, return on capital (including return on total capital or return on invested capital), cash flow return on investment, return on assets or operating assets, economic value added (or an equivalent metric), stock price appreciation, total stockholder return (measured in terms of stock price appreciation and dividend-related returns), cost control, gross profit, net operating income, cash generation, unit volume, stock price, market share, sales, asset quality, cost saving levels, marketing-spending efficiency, core non-interest income, or change in working capital with respect to the Company or any one or more Subsidiaries, Affiliates, divisions, business units, or business segments of the Company, either in absolute terms or relative to the performance of one or more other companies or an index covering multiple companies, and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and any regulations promulgated thereunder.

(dd) “Performance Period” means that period established by the Committee at the time any Award is granted or at any time thereafter during which any Performance Goal specified by the Committee with respect to such Award is to be measured.

(ee) “Performance Shares” shall have the meaning given in Section 6.1.

(ff) “Performance Units” shall have the meaning given in Section 7.

(gg) “Plan” means this Assurant, Inc. Long Term Equity Incentive Plan, as set forth herein and as hereafter amended from time to time.

(hh) “Qualified Performance-Based Award” means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 10.

(ii) “Restricted Stock” means an Award granted under Section 6.

(jj) “Restricted Stock Units” means an Award granted under Section 7.

(kk) “Retirement” shall have the meaning given to that term in the Assurant Pension Plan, as amended from time to time.

(ll) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

(mm) “Share” means a share of Common Stock.

(nn) “Stock Appreciation Right” or “SAR” has the meaning set forth in Section 5.3.

(oo) “Subsidiary” means any corporation, partnership, joint venture, limited liability company, or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

(pp) “Tandem SAR” has the meaning set forth in Section 5.3.

(qq) “Ten Percent Stockholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, any subsidiary corporation (within the meaning of Section 424(f) of the Code), or parent corporation (within the meaning of Section 424(e) of the Code).

(rr) “Term” means the maximum period during which an Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement.

(ss) “Termination of Employment” means, unless otherwise provided in the Award Agreement, the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, (i) if a Participant’s employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity, such change in status shall not be deemed a Termination of Employment, and (ii) a Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company or its Subsidiaries or Affiliates shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate, or division of the Company ceases to be a Subsidiary, Affiliate, or division of the Company, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation, or leave of absence, and transfers among the Company and its Subsidiaries and Affiliates, shall not be considered Terminations of Employment. Notwithstanding the foregoing, with respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, “Termination of Employment” shall mean a “separation from service” as defined under Section 409A of the Code.

(tt) “Unrestricted Stock” shall have the meaning given in Section 6.

SECTION 2. Administration.

2.1. Committee. The Plan shall be administered by the Committee or a duly designated Administrator, as defined herein. The Committee shall, subject to Section 10, have plenary authority to grant Awards to Eligible Individuals pursuant to the terms of the Plan. Among other things, the Committee shall have the authority, subject to the terms and conditions of the Plan:

(a) To select the Eligible Individuals to whom Awards may be granted;

(b) To determine whether and to what extent Incentive Stock Options, Nonqualified Options, Stock Appreciation Rights, Restricted Stock, Unrestricted Stock, Restricted Stock Units, or Dividend Equivalents, or any combination thereof, are to be granted hereunder;

(c) To determine the number of Shares to be covered by each Award granted under the Plan;

(d) To determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;

(e) Subject to Section 11, to modify, amend, or adjust the terms and conditions of any Award;

(f) To adopt, alter, or repeal such administrative rules, guidelines, and practices governing the Plan as the Committee shall from time to time deem advisable;

(g) To interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto);

(h) Subject to Section 11, to accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion may determine;

(i) To decide all other matters that must be determined in connection with an Award;

(j) To determine whether, to what extent, and under what circumstances cash, Shares, and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant; and

(k) To otherwise administer the Plan.

2.2. Committee Procedures; Board Authority. The Committee shall exercise its authority under the Plan as follows:

(a) The Committee may act only with the assent of a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and subject to Section 10.3, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it (the “Administrator”). Notwithstanding the foregoing, the Committee may not so delegate any responsibility or power to the extent that such delegation would cause a Qualified Performance-Based Award hereunder not to qualify for the Section 162(m) exemption, or make any Award hereunder subject to (and not exempt from) the short-swing recovery rules of Section 16(b) of the Act. Without limiting the generality of the foregoing, the Committee may not delegate its responsibilities and powers to grant, establish the terms and conditions of, and otherwise administer Qualified Performance-Based Awards in accordance with Section 10 below, nor its responsibilities and powers to grant and establish the terms and conditions of Awards to Participants who are subject to Section 16(b) (as defined in Section 10.4 below).

(b) Subject to Section 10.3, any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

2.3. Discretion of Committee. Subject to Section 1.2(i), any determination made by the Committee or by the Administrator under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or the Administrator at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or the Administrator shall be final and binding on all persons, including the Company, Participants, and Eligible Individuals.

2.4. Award Agreements. The terms and conditions of each Award, as determined by the Committee, shall be set forth in a written Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall be subject to the Award Agreement’s being signed by the Company unless otherwise provided in the Award Agreement. Award Agreements may be amended only in accordance with Section 11 hereof.

SECTION 3. Common Stock Subject to Plan.

3.1. Plan Maximums. The maximum number of Shares that may be issued pursuant to Awards under the Plan shall be 3,400,000. The maximum number of Shares that may be issued pursuant to Options intended to be Incentive Stock Options shall be 3,400,000. Shares subject to an Award under the Plan may be authorized and unissued Shares.

3.2. Individual Limits. No Participant may be granted Awards covering in excess of 500,000 Shares during any calendar year.

3.3. Rules for Calculating Shares Delivered. To the extent that any Award under this Plan or the Assurant, Inc. 2004 Long Term Incentive Plan is forfeited, or any Option and related Tandem SAR or any Free-Standing SAR granted under this Plan or the Assurant, Inc. 2004 Long Term Incentive Plan terminates, expires, or lapses without being exercised, or any Award is settled for cash, the Shares subject to such Awards not delivered as a result thereof shall thereupon become available for Awards under the Plan. If the exercise price of any Option or the tax withholding obligations relating to any Award are satisfied by delivering Shares (either actually or through attestation) to the Company, only the number of Shares issued net of the Shares delivered or attested to shall be deemed delivered for purposes of the limits set forth in Section 3.1.

3.4. Adjustment Provision. The Committee shall have authority to make adjustments under the Plan as provided below:

(a) In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, separation, spinoff, Disaffiliation, extraordinary dividend of cash or other property, or similar event affecting the Company or any of its Subsidiaries (a “Corporate Transaction”), the Committee, or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (ii) the various maximum limitations set forth in Sections 3.1 and 3.2, (iii) the number and kind of Shares or other securities subject to outstanding Awards, and (iv) the exercise price of outstanding Awards.

(b) In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, recapitalization, or similar event affecting the capital structure of the Company, the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (ii) the various maximum limitations set forth in Sections 3.1 and 3.2, (iii) the number and kind of Shares or other securities subject to outstanding Awards, and (iv) the exercise price of outstanding Awards.

(c) In the case of Corporate Transactions, such adjustments may include, without limitation, (i) the cancellation of outstanding Awards in exchange for payments of cash, property, or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that, in the case of a Corporate Transaction with respect to which stockholders of Common Stock receive consideration other than publicly traded equity securities of the Surviving Entity (as defined below in Section 9.2), any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid), (ii) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards, and (iii) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division of the Company or by the entity that controls such Subsidiary, Affiliate, or division of the Company following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).

(d) The Committee may adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, including without limitation impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis, or other public filings, provided that, in the case of Performance Goals applicable to any Qualified Performance-Based Awards, such adjustment does not cause an Award to fail to qualify for the Section 162(m) Exemption.

3.5. Section 409A of the Code. Notwithstanding the foregoing: (a) any adjustments made pursuant to Section 3.4 to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code, (b) any adjustments made pursuant to Section 3.4 to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that, after such adjustment, the Awards either (i) continue not to be subject to Section 409A of the Code, or (ii) comply with the requirements of Section 409A of the Code, and (c) in any event, the Board, the Committee, and the Administrator shall not have any authority to make any adjustments pursuant to Section 3.4 to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the Grant Date to be subject thereto as of the Grant Date.

SECTION 4. Eligibility.

4.1. Eligible Individuals; Incentive Stock Options. Awards may be granted under the Plan to Eligible Individuals; provided, however, that Incentive Stock Options may be granted only to employees of the Company and its Subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code).

SECTION 5. Options and Stock Appreciation Rights.

5.1. Types of Options. Options may be of two types: Incentive Stock Options and Nonqualified Options. The Award Agreement for an Option shall indicate whether the Option is intended to be an Incentive Stock Option or a Nonqualified Option; provided, that any Option that is designated as an Incentive Stock Option but fails to meet the requirements therefore (as described in Section 5.2 or otherwise), and any Option that is not expressly designated as intended to be an Incentive Stock Option shall be treated as a Nonqualified Option.

5.2 Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value, determined at the time of grant, of the Shares with respect to which Incentive Stock Options are exercisable for the first time during any calendar year under the Plan or any other stock option plan of the Company, any subsidiary corporation (within the meaning of Section 424(f) of the Code), or parent corporation (within the meaning of Section 424(e) of the Code) exceeds $100,000, such Options shall be deemed Nonqualified Options. If an ISO Eligible Employee does not remain employed by the Company, any subsidiary corporation (within the meaning of Section 424(f) of the Code), or parent corporation (within the meaning of Section 424(e) of the Code) at all times from the time an Incentive Stock Option is granted until 3 months prior to the date of exercise thereof (or such other period as required by applicable law), such Option shall be treated as a Nonqualified Stock Option. Should any provision of the Plan not be necessary in order for any Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

5.3. Types and Nature of Stock Appreciation Rights. Stock Appreciation Rights may be “Tandem SARs”, which are granted in conjunction with an Option, or “Free-Standing SARs”, which are not granted in conjunction with an Option. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (a) the excess of the Fair Market Value of one Share over the exercise price of the applicable Stock Appreciation Right, multiplied by (b) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Common Stock or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.

5.4. Tandem SARs. A Tandem SAR may be granted at the Grant Date of the related Option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Option is exercisable in accordance with the provisions of this Section 5, and shall have the same exercise price as the related Option. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Option, and the related Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.

5.5. Exercise Price. The exercise price per Share subject to an Option or Free-Standing SAR shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a share of the Common Stock on the applicable Grant Date; provided, however, that if an Incentive Stock Option is granted to a Ten Percent Stockholder, the exercise price shall be no less than 110% of the Fair Market Value of the Stock on the applicable Grant Date. In no event may any Option, Tandem SAR, or Free-Standing SAR granted under this Plan be amended, other than pursuant to Section 3.4, to decrease the exercise price thereof, be cancelled in conjunction with the grant of any new Option or Free-Standing SAR with a lower exercise price, or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or Free-Standing SAR, unless such amendment, cancellation, or action is approved by the Company’s stockholders.

5.6. Term. The Term of each Option and each Free-Standing SAR shall be fixed by the Committee, but shall not exceed 10 years from the Grant Date.

5.7. Vesting and Exercisability. Except as otherwise provided herein, Options and Free-Standing SARs shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee, provided that, except in the case of grants to directors of the Company and as otherwise determined by the Committee, in no event shall the vesting schedule of an Option or Free-Standing SAR provide that such Option or Free-Standing SAR vest prior to the first anniversary of the date of grant (other than in the case of death or Disability).

5.8. Method of Exercise. Subject to the provisions of this Section 5, Options and Free-Standing SARs may be exercised, in whole or in part, at any time during the applicable Term by giving written notice of exercise to the Company specifying the number of Shares as to which the Option or Free-Standing SAR is being exercised; provided, however, that, unless otherwise permitted by the Committee, any such exercise must be with respect to a portion of the applicable Option or Free-Standing SAR relating to no less than the lesser of the number of Shares then subject to such Option or Free-Standing SAR or 50 Shares. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the purchase price (which shall equal the product of such number of shares multiplied by the applicable exercise price) by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made as follows:

(a) Payments may be made in the form of Shares (by delivery of such shares or by attestation) of the same class as the Common Stock subject to the Option already owned by the Participant (based on the Fair Market Value of the Common Stock on the date the Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned Shares of the same class as the Common Stock subject to the Option may be authorized only at the time the Option is granted.

(b) To the extent permitted by applicable law, payment may be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, the amount of any federal, state, local, or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms.

(c) Payment may be made by instructing the Company to withhold a number of Shares having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the applicable Option is exercised) equal to the product of (i) the exercise price multiplied by (ii) the number of Shares in respect of which the Option shall have been exercised.

5.9. Delivery; Rights of Stockholders. No Shares shall be delivered pursuant to the exercise of an Option until the exercise price therefor has been fully paid and applicable taxes have been withheld. The applicable Participant shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to the Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Shares and the right to receive dividends), when (a) the Company has received a written notice from the Participant of exercise that complies with all procedures established under this Plan for effective exercise, including, without limitation, completion and delivery of all required forms, (b) the Participant has, if requested, given the representation described in Section 13.1, and (c) in the case of an Option, the Participant has paid in full for such Shares.

5.10. Nontransferability of Options and Stock Appreciation Rights. No Option or Free-Standing SAR shall be transferable by a Participant other than, for no value or consideration, (a) by will or by the laws of descent and distribution, or (b) in the case of a Nonqualified Option or Free-Standing SAR, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the Participant’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto. A Tandem SAR shall be transferable only with the related Option and only to the extent the Option is transferable pursuant to the preceding sentence. Any Option or Stock Appreciation Right shall be exercisable, subject to the terms of this Plan, only by the applicable Participant, the guardian or legal representative of such Participant, or any person to whom such Option or Stock Appreciation Right is permissibly transferred pursuant to this Section 5.10, it being understood that the term “Participant” includes such guardian, legal representative and other transferee; provided, however, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Participant.

5.11. Termination of Employment. Unless otherwise provided in the applicable Award Agreement and subject to Section 5.12, a Participant’s Options and Stock Appreciation Rights shall be forfeited upon his or her Termination of Employment, except as set forth below:

(a) Upon a Participant’s Termination of Employment for any reason other than death, Disability, or Retirement, or for Cause, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (i) the 90th day following such Termination of Employment and (ii) the expiration of the Term thereof;

(b) Upon a Participant’s Termination of Employment by reason of the Participant’s death, any Option or Stock Appreciation Right held by the Participant shall vest and be exercisable at any time until the earlier of (i) the third anniversary of the date of such death and (ii) the expiration of the Term thereof;

(c) Upon a Participant’s Termination of Employment by reason of Disability, any Option or Stock Appreciation Right held by the Participant shall vest and be exercisable at any time until the expiration of the Term thereof; and

(d) Upon a Participant’s Termination of Employment by reason of Retirement, any Option or Stock Appreciation Right held by the Participant shall vest and be exercisable at any time until the earlier of (i) the fifth anniversary of such Termination of Employment and (ii) the expiration of the Term thereof.

5.12. Committee Discretion. Notwithstanding the foregoing, the Committee shall have the power, in its discretion, to apply different rules concerning the consequences of a Termination of Employment; provided, that if such rules are less favorable to the Participant than those set forth above, such rules shall be set forth in the applicable Award Agreement.

SECTION 6. Restricted Stock (Including Performance Shares) and Unrestricted Stock.

6.1. Nature of Award; Certificates. Shares of Restricted Stock and Unrestricted Stock are actual Shares issued to a Participant, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Shares of “Unrestricted Stock” are Shares not subject to conditions on grant, vesting, or transferability. “Performance Shares” are Shares of Restricted Stock, the vesting of which is subject to the attainment of Performance Goals. Any certificate issued in respect of Shares of Restricted Stock or Unrestricted Stock shall be registered in the name of the applicable Participant and, in the case of Restricted Stock, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Assurant, Inc. Long Term Equity Incentive Plan and an Award Agreement. Copies of such Plan and Agreement are on file at the offices of Assurant, Inc., One Chase Manhattan Plaza, 41st Floor, New York, New York 10005.”

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

6.2. Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

(a) The Committee shall, prior to or at the time of grant, condition (i) the vesting or transferability of an Award of Restricted Stock upon the continued service of the applicable Participant or (ii) the grant, vesting, or transferability of an Award of Restricted Stock upon the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate such an Award as a Qualified Performance-Based Award. The conditions for grant, vesting, or transferability and the other provisions of Restricted Stock Awards (including without limitation any Performance Goals applicable to Performance Shares) need not be the same with respect to each Participant.

(b) Subject to the terms of the Plan and the applicable Award Agreement, and except for Awards granted to members of the Board, any Award of Restricted Stock shall be subject to vesting during a period of at least three years following the date of grant, provided that vesting during a period of at least one year following the date of grant is permissible if vesting is conditioned upon the achievement of Performance Goals, and provided, further, that an Award may vest in part on a pro rata basis prior to the expiration of any vesting period, and provided, further, that up to five percent of Shares available for grant as Restricted Stock, Unrestricted Stock, and Restricted Stock Units may be granted without regard to the foregoing requirements.

(c) Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Award for which such vesting restrictions apply and until the expiration of such vesting restrictions (the “Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber Shares of Restricted Stock.

(d) If any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock for which legended certificates have been issued, either (i) unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates, or (ii) such Shares shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration.

6.3. Rights of Stockholders. Except as provided in the applicable Award Agreement, the applicable Participant shall have, with respect to Shares of Restricted Stock and Unrestricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock or Unrestricted Stock, including, if applicable, the right to vote the Shares and the right to receive any dividends and other distributions.

SECTION 7. Restricted Stock Units (Including Performance Units).

7.1. Nature of Award. Restricted Stock Units are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, (a) in cash, based upon the Fair Market Value of a specified number of Shares, (b) in Shares, or (c) a combination thereof. “Performance Units” are Restricted Stock Units, the vesting of which is subject to the attainment of Performance Goals.

7.2. Terms and Conditions. Restricted Stock Units shall be subject to the following terms and conditions:

(a) The Committee may, prior to or at the time of grant, condition (i) the grant, vesting, or transferability of Restricted Stock Units upon the continued service of the applicable Participant or (ii) the grant, vesting, or transferability of Restricted Stock Units upon the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee grants Performance Units or conditions the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate such Performance Units or Restricted Stock Units as a Qualified Performance-Based Awards. The conditions for grant, vesting or transferability and the other provisions of Restricted Stock Units (including without limitation any Performance Goals applicable to Performance Units) need not be the same with respect to each Participant. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest or at a later time specified by the Committee or in accordance with an election of the Participant, if the Committee so permits.

(b) Subject to the terms of the Plan and the applicable Award Agreement, and except for Awards granted to members of the Board, any Restricted Stock Units shall be subject to vesting during a period of at least three years following the date of grant, provided that vesting during a period of at least one year following the date of grant is permissible if vesting is conditioned upon the achievement of Performance Goals, and provided, further, that Restricted Stock Units may vest in part on a pro rata basis prior to the expiration of any vesting period, and provided, further, that up to five percent of Shares available for grant as Restricted Stock, Unrestricted Stock, and Restricted Stock Units may be granted without regard to the foregoing requirements.

(c) Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Units for which such vesting restrictions apply and until the expiration of such vesting restrictions (the “Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber Restricted Stock Units.

(d) The Award Agreement for Restricted Stock Units may specify whether, to what extent, and on what terms and conditions the applicable Participant shall be entitled to receive current or deferred payments of cash, Shares, or other property corresponding to the dividends payable on the Company’s Stock (subject to Section 13.5 below).

SECTION 8. Dividend Equivalents.

8.1. Nature of Award. Dividend Equivalents are Awards entitling the Participant to receive payments having a value equal to the dividends that would be payable with respect to a specified number of Shares during a specified period, if the Participant owned that number of Shares. Dividend Equivalents may be granted with respect to (a) the Shares underlying an Option or SAR while it remains outstanding and unexercised, (b) the Shares underlying a Restricted Stock Unit, before actual Shares are issued in settlement thereof, or (c) a specified number of hypothetical Shares.

8.2. Terms and Conditions. Dividend Equivalents shall be subject to such terms and conditions as may be determined by the Committee. Without limiting the generality of the foregoing, Dividend Equivalents may be made subject to vesting conditions that are the same as, or different from the vesting conditions of the other Award to which they relate; may be payable in cash, Shares or other property or any combination thereof; and may be payable at the same time as the related actual dividends are paid to shareholders, or deemed to have been reinvested in additional Shares or otherwise deferred (subject to compliance with the requirements of Section 409A of the Code).

SECTION 9. Change of Control Provisions.

9.1. Impact of Event. Unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of this Plan to the contrary, upon a Change of Control (as defined below):

(a) Any Options and Stock Appreciation Rights outstanding which are not then exercisable and vested shall become fully exercisable and vested;

(b) The restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable;

(c) All Restricted Stock Units shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such Restricted Stock Units shall be settled in cash as promptly as is practicable; and

(d) Subject to Section 11.4, the Committee may also make additional adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan’s purposes.

9.2. Definition of Change of Control. For purposes of the Plan, a “Change of Control” shall mean any of the following events:

(a) Individuals who, on the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided that any person becoming a director and whose election or nomination for election is approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any person as defined in Section 3(a)(9) of the Act (a “Person”), other than the Board, including by reason of any agreement, shall be deemed an Incumbent Director;

(b) Any person is or becomes a Beneficial Owner, directly or indirectly, of either (i) 30% or more of the then-outstanding shares of common stock of the Company or (ii) securities representing 30% or more of the combined voting power of the Company’s then-outstanding securities eligible to vote for the election of directors (“Company Voting Securities”); provided, however, that for purposes of this subsection (b), the following acquisitions shall not constitute a Change of Control: (1) an acquisition directly from the Company or any Subsidiary; (2) an acquisition by the Company or a Subsidiary; (3) an acquisition by a Person who is on the Effective Date the Beneficial Owner, directly or indirectly, of 50% or more of the outstanding shares of common stock of the Company or 50% or more of the combined voting power of the Company’s outstanding securities eligible to vote for the election of directors; (4) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; or (5) an acquisition pursuant to a transaction that complies with Sections 9.2(c)(i), 9.2(c)(ii), and 9.2(c)(iii) below;

(c) The consummation of a reorganization, merger, consolidation, statutory share exchange or similar corporate transaction involving the Company or a Subsidiary, the sale or other disposition of all or substantially all of the Company’s assets, or the acquisition of assets or stock of another corporation (a “Transaction”), unless immediately following the Transaction: (i) all or substantially all of the individuals who were Beneficial Owners, respectively, of the outstanding shares of common stock of the Company and outstanding securities eligible to vote for the election of directors immediately prior to the Transaction beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock and the combined voting power of the outstanding securities entitled to vote in the election of directors of the corporation resulting from the Transaction (the “Surviving Entity”), in substantially the same proportions as their ownership, immediately prior to the Transaction, of the outstanding common stock of the Company and the outstanding securities eligible to vote in the election of directors of the Company; (ii) no Person (other than the Company, a Subsidiary, the Surviving Entity, or any employee benefit plan or related trust sponsored or maintained by the foregoing) is or becomes a Beneficial Owner, directly or indirectly, of 30% or more of the outstanding common stock or 30% or more of the total voting power of the outstanding securities eligible to vote for the election of directors of the Surviving Entity; and (iii) at least a majority of the members of the board of the Surviving Entity were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for the Transaction; or

(d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

9.3. Special Change of Control Post-Termination Exercise Rights. Unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of this Plan, upon a Change of Control any Option or Stock Appreciation Right held by the Participant as of the date of the Change of Control may thereafter be exercised until the earlier of (a) the last date on which such Option or Stock Appreciation Right would be exercisable in the absence of this Section 9.3, and (b) the first to occur of (i) the third anniversary of such Change of Control, (ii) the Participant’s Termination of Employment for Cause, and (iii) the expiration of the Term of such Option or Stock Appreciation Right.

9.4. Section 409A of the Code. Notwithstanding the foregoing, if any Award is subject to Section 409A of the Code, this Section 9 shall be applicable only to the extent specifically provided in the Award Agreement and as permitted pursuant to Section 10.6.

SECTION 10. Qualified Performance-Based Awards; Section 16(b); Section 409A.

10.1. Qualified Performance-Based Awards. The provisions of this Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Participant who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such Option or Stock Appreciation Right is expected to be deductible to the Company qualify for the Section 162(m) Exemption, and all such Awards shall therefore be considered Qualified Performance-Based Awards and this Plan shall be interpreted and operated consistent with that intention. When granting any Award other than an Option or Stock Appreciation Right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that (a) the recipient is or may be a “covered employee” (within the meaning of

Section 162(m)(3) of the Code) with respect to such Award, and (b) the Committee wishes such Award to qualify for the Section 162(m) Exemption, and the terms of any such Award (and of the grant thereof) shall be consistent with such designation. Within 90 days after the commencement of a Performance Period or, if earlier, by the expiration of 25% of a Performance Period, the Committee will designate one or more Performance Periods, determine the Participants for the Performance Periods, and establish the Performance Goals for the Performance Periods.

10.2. Performance Goals and Other Conditions. Each Qualified Performance-Based Award (other than an Option or Stock Appreciation Right) shall be earned, vested, and/or payable (as applicable) upon the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate. Moreover, no Qualified Performance-Based Award may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under this Plan with respect to a Qualified Performance-Based Award under this Plan, in any manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption; provided, however, that (i) the Committee may provide, either in connection with the grant of the applicable Award or by amendment thereafter, that achievement of such Performance Goals will be waived upon the death or Disability of the Participant (or under any other circumstance with respect to which the existence of such possible waiver will not cause the Award to fail to qualify for the Section 162(m) Exemption), and (ii) the provisions of Section 9 shall apply notwithstanding this Section 10.2.

10.3. Limits on Board and Administrator Authority. Neither the full Board nor the Administrator shall be permitted to exercise authority granted to the Committee to the extent that the grant or exercise of such authority to or by the Board or the Administrator would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption.

10.4. Section 16(b). The provisions of this Plan are intended to ensure that no transaction under the Plan is subject to (and not exempt from) the short-swing recovery rules of Section 16(b) of the Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

10.5. Awards Valid Notwithstanding Committee Composition. Notwithstanding any other provision of the Plan to the contrary, if for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance with the requirements of Rule 16b-3 and Section 162(m) of the Code shall not affect the validity of Awards, grants, interpretations of the Plan, or other actions of the Committee.

10.6. Section 409A of the Code. It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided in the immediately following sentence, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto and any rules regarding treatment of such Awards in the event of a Change of Control, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Section 409A of the Code.

SECTION 11. Term, Amendment, and Termination.

11.1. Effectiveness. The Plan was approved by the Committee on March 13, 2008, subject to and contingent upon approval by at least a majority of the outstanding Shares of the Company. The Plan will be effective as of the date of such approval by the Company’s stockholders (the “Effective Date”).

11.2. Termination. The Plan will terminate on the 10th anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

11.3. Amendment of Plan. The Board or the Committee may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would materially impair the rights of any Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, including, without limitation, Section 409A of the Code, stock exchange rules, or accounting rules. In addition, no such amendment shall be made without the approval of the Company’s stockholders (a) to the extent that such approval is required (i) by applicable law or by the listing standards of the Applicable Exchange as in effect as of the Effective Date or (ii) by applicable law or under the listing standards of the Applicable Exchange as may be required after the Effective Date, (b) to the extent that such amendment would materially increase the benefits accruing to Participants under the Plan, (c) to the extent that such amendment would materially increase the number of securities which may be issued under the Plan, (d) to the extent that such amendment would materially modify the requirements for participation in the Plan, or (e) to the extent that such amendment would accelerate the vesting of any Restricted Stock or Restricted Stock Units under the Plan except as otherwise provided in the Plan.

11.4. Amendment of Awards. Subject to Section 5.5, the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption, nor shall any such amendment, without the Participant’s consent, materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules, or accounting rules.

SECTION 12. Unfunded Status of Plan.

12.1. Unfunded Status; Committee Authority. It is presently intended that the Plan will constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

SECTION 13. General Provisions.

13.1. Conditions for Issuance. The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance of such Shares on the Applicable Exchange, (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable, and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

13.2. Additional Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

13.3. No Contract of Employment. The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

13.4. Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local, or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local, or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement, having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. The obligations of the Company under the Plan shall be conditioned on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

13.5. Limit on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock Units to be settled in Shares, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Restricted Stock Units or Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 13.5.

13.6. Written Materials; Electronic Documents. Electronic documents may be substituted for any written materials required by the terms of the Plan, including, without limitation, Award Agreements.

13.7. Designation of Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such Participant after such Participant’s death may be exercised. If no beneficiary designation is in effect for a Participant at the time or his or her death, any such amounts shall be paid to, and any such rights may be exercised by, the estate of the Participant.

13.8. Subsidiary Employees. In the case of a grant of an Award to any employee of a Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All Shares underlying Awards that are forfeited or canceled shall revert to the Company.

13.9. Governing Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

13.10. Non-Transferability. Except as otherwise provided in Section 5.10 or by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.

13.11. Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States, or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

13.12. No Rights to Awards; Non-Uniform Determinations. No Participant or Eligible Individual shall have any claim to be granted any Award under the Plan. The Company, its Affiliates, or the Committee shall not be obligated to treat Participants or Eligible Individuals uniformly, and determinations made under the Plan may be made by the Committee selectively among Participants and/or Eligible Individuals, whether or not such Participants and Eligible Individuals are similarly situated.

13.13. Indemnification. To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense (including, but not limited to, attorneys’ fees) that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him or her, provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.14. Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or benefit plan of the Company or any Affiliate unless provided otherwise in such plan.

13.15. Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries or Affiliates.

13.16. Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

13.17. Fractional Shares. No fractional Shares shall be issued, and the Committee shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or, subject to Section 3, whether such fractional Shares shall be eliminated by rounding up or down.

13.18. Government and Other Regulations. Notwithstanding any other provision of the Plan:

(a) No Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of regulations promulgated pursuant to the Securities Act of 1933 (the “1933 Act”)), offer or sell such Shares, unless such offer and sale are made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirements of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b) If at any time the Committee shall determine that the registration, listing, or qualification of the Shares covered by an Award upon the Applicable Exchange or under any foreign, federal, state, or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered, or received pursuant to such Award unless and until such registration, listing, qualification, consent, or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law, or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation, or requirement.

13.19. Additional Provisions. Each Award Agreement may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

13.20. No Limitations on Rights of the Company. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassifications, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft, grant, or assume Awards, other than under the Plan, with respect to any person.

13.21. Blackout Periods. Notwithstanding any other provision of this Plan or any Award to the contrary, the Company shall have the authority to establish any “blackout” period that the Company deems necessary or advisable with respect to any or all Awards.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed on this 13th day of March, 2008.

FOR ASSURANT, INC.

By:

Name:

Title:

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	Please Mark Here for Address Change or	☐
Comments SEE REVERSE SIDE

	FOR	WITHHELD FOR ALL		FOR	AGAINST	ABSTAIN
ITEM 1. ELECTION OF DIRECTORS	☐	☐	ITEM 2. APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP, AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐
Nominees:				FOR	AGAINST	ABSTAIN
01 John Michael Palms 02 Dr. Robert J. Blendon 03 Beth L. Bronner 04 David B. Kelso			ITEM 3. APPROVAL OF THE ASSURANT, INC. LONG TERM EQUITY INCENTIVE PLAN	☐	☐	☐
				FOR	AGAINST	ABSTAIN
Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)			ITEM 4. APPROVAL OF THE ASSURANT, INC. EXECUTIVE SHORT TERM INCENTIVE PLAN	☐	☐	☐

I PLAN TO ATTEND THE MEETING ☐

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Ù  FOLD AND DETACH HERE  Ù

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time on May 14, 2008.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/aiz Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

Important Notice Regarding the Availability of this Proxy Statement for the Annual Meeting of Stockholders to be Held on May 15, 2008:

This Proxy Statement and our Annual Report are also available to you at

http://bnymellon.mobular.net/bnymellon/aiz

CONTROL NUMBER RESTRICTED AREA

PROXY ASSURANT, INC. Annual Meeting of Stockholders – May 15, 2008 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF ASSURANT, INC.

The undersigned hereby appoints Robert B. Pollock and Lesley G. Silvester, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Assurant, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Assurant, Inc. to be held on May 15, 2008 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù  FOLD AND DETACH HERE  Ù

You can now access your ASSURANT, INC. account online.

Access your Assurant, Inc. stockholder account online via Investor ServiceDirect® (ISD).

The transfer agent for Assurant, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status • View certificate history • View book-entry information	• View payment history for dividends • Make address changes • Obtain a duplicate 1099 tax form • Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time